UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
    Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

                           MAN-AHL DIVERSIFIED I L.P.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                            06-1496634
          --------                                            ----------
(State or other jurisdiction of                            (I.R.S. Employer
incorporatition or ogranization)                          Identification No.)



                         c/o MAN INVESTMENTS (USA) CORP.
                             123 North Wacker Drive
                                   28th Floor
                             Chicago, Illinois 60606
               (Address of principal executive offices) (zip code)


Registrant's telephone number, including area code: (312) 881-6800

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest
                      -------------------------------------
                                (Title of Class)

                                Table of Contents

Item 1: Business.......................................................1

Item 1A: Risk Factors..................................................9

Item 2: Financial Information.........................................16

Item 3: Properties....................................................28

Item 4: Security Ownership of Certain Beneficial Owners and
      Management......................................................28

Item 5: Directors and Executive Officers..............................29

Item 6: Executive Compensation........................................31

Item 7: Certain Relationships and Related Transactions, and
      Director Independence...........................................31

Item 8: Legal Proceedings.............................................32

Item 9: Market Price of and Dividends on the Registrant's Common
      Equity and Related Stockholder Matters..........................32

Item 10: Recent Sales of Unregistered Securities......................32

Item 11: Description of Registrant's Securities to be Registered......34

Item 12: Indemnification of Directors and Executive Officers..........36

Item 13: Financial Statements and Supplementary Data..................37

Item 14: Changes in and Disagreements with Accountants on
      Accounting and Financial Disclosure.............................37

Item 15: Financial Statements and Exhibits............................38

ITEM 1:  BUSINESS

MAN-AHL DIVERSIFIED I L.P.

ORGANIZATIONAL CHART

      The organizational chart below illustrates the structure of, and relationships among the various service providers to, Man-AHL Diversified I L P (the "Partnership"), to which Man Investments (USA) Corp , a Delaware corporation ("MI" or the "General Partner"), acts as general partner




                                          ------------------------
                                          |    Man Investment     |-----
                                          |     (USA) Corp.       |    |
                                          -------------------------    |
                                                     |                 |
                                    General Partner  |                 |
                                                     |                 |
                                                     |                 |
------------------------                    ----------------------     |       -----------------------
| Man Investments Inc. |--------------------|      Man-AHL       |-----|-------|  Investors (limited |
|                      |                    | Diversified I L.P. |     |       |      partners)      |
------------------------                    ----------------------     |       -----------------------
                            Selling                  |                 |
                            Agreement                |                 |
                                                     |                 |
                                                     |                 |
                                   Limited Partner   |                 |  General Partner
                                                     |                 |
                                                     |                 |
                                                     |                 |
                                                     |                 |
                                                     |                 |
-----------------                       ------------------------       |
|    Man-AHL     |----------------------| Man-AHL Diversified  |--------
| (USA) Limited  |                      | Trading Company L.P. |
-----------------                       ------------------------
                     Trading Advisor                 |
                     Agreement                       |
                                                     |
                                                     |
                                                     |
                                                     |
                                Customer Agreement   |
                                                     |
                                         -----------------------
                                         |  MF Global Inc./MF  |
                                         |      Global Ltd.    |
                                         -----------------------
                                                     |
                                                     |
                                                     |
                                                     |
                                                     |
                                         -----------------------
                                         | Global Futures and  |
                                         |   Forward Markets   |
                                         -----------------------




(a)   General Development of Business

      The Partnership is a Delaware limited partnership organized in September 1997 under the Delaware Revised Uniform Limited Partnership Act, and commenced trading operations on April 3, 1998, under the name " AHL Diversified (USA) L.P.," but changed its name to "Man-AHL Diversified I L.P." in February 2002. The General Partner became the general partner of the

Partnership as of April 1, 2005 when Man-AHL (USA) Corp., the Partnership's original general partner and trading advisor ("Man-AHL"), appointed it as such. In addition to the appointment of the General Partner, Man-AHL appointed Man-AHL
(USA) Limited (the "Trading Advisor") to serve as the trading advisor to the Partnership commencing as of April 1, 2005. Following the appointments of the General Partner as a general partner and the Trading Advisor as the trading advisor, Man-AHL resigned as a general partner and trading advisor of the Partnership. The General Partner agreed to continue the Partnership without interruption or change. The General Partner controls and manages the business of the Partnership. Purchasers of units of limited partnership interest in the Partnership ("Units"), as the Partnership's "Limited Partners," have no right to participate in management or control of the Partnership.

      The Partnership's business is speculative trading of futures contracts on U.S. and non-U.S. exchanges, currency forward contracts on the over-the-counter markets, and related instruments indirectly, through an investment in Man-AHL Diversified Trading Company L.P. (the "Trading Company"), pursuant to the trading and investment methodology of the Trading Advisor. The General Partner is the general partner of the Trading Company, and the Trading Advisor is an affiliate of the General Partner.

      The Trading Company's assets, which consist of cash and cash equivalents, are held in bank and brokerage accounts each in the name of the Trading Company. The brokerage accounts are with MF Global Inc., the Partnership's and Trading Company's futures commission merchant (the "Broker," known as ED&F Man International Inc. at the time it was engaged by the Partnership) and MF Global Ltd., its forward contract dealer. Cash held in bank accounts in the name of the Trading Company may be transferred to its brokerage accounts as needed in order to conduct the Trading Company's futures and forward trading activities.

      The Trading Company engages in trading on non-U.S. exchanges and markets. In connection with trading on non-U.S. exchanges and markets, the Broker may either maintain Trading Company assets in accordance with the requirements of CFTC Rule 30.7 or may redeposit Trading Company assets with non-U.S. banks and brokers. Such banks and brokers may not be subject to a regulatory scheme comparable to that of the United States.

      The General Partner is registered with the Commodity Futures Trading Commission ("CFTC") as a Commodity Pool Operator ("CPO") and as a Commodity Trading Advisor ("CTA") and is a member of the National Futures Association ("NFA").

The Trading Advisor is registered with the CFTC as a CTA and is a member of NFA.

As of December 31, 2007, the aggregate net asset value of the Partnership was approximately $59,555,390.

The Partnership's fiscal year ends on December 31.

The Partnership invests substantially all of its assets in the Trading Company but otherwise has no subsidiaries.

The Partnership will terminate when the first of the following occurs:

            (i) December 31, 2037.

            (ii) The insolvency or bankruptcy of the Partnership.

            (iii) The dissolution or other cessation to exist as a legal entity of the General Partner or the retirement, removal, adjudication of bankruptcy or insolvency, dissolution or withdrawal of the General Partner unless a successor general partner has been elected by the Limited Partners or admitted by the General Partner or an additional general partner or additional general partners have been admitted by the General Partner prior to the date of any such event and such additional general partner(s) or successor general partner elects to continue the business of the Partnership.

            (iv) The General Partner (or of all general partners if there is more than one general partner), upon 60 days' notice to the Limited Partners, elects to terminate the Partnership.

            (v) Limited Partners holding a majority-in-interest of all outstanding Units (not including any Units held by the General Partner) vote to terminate the Partnership.

      The Partnership has not, to date, (1) been the subject of any bankruptcy, receivership or similar proceeding, (2) undergone any material reclassification, merger or consolidation, (3) had any material amount of its assets acquired or disposed of other than in the ordinary course of its business, or (4) undergone any material changes in the mode of conducting its business.

      The Partnership is not a mutual fund or any other type of registered investment company.

(b)   Financial Information About Segments

      The Partnership's business constitutes only one segment for financial reporting purposes - a speculative commodity pool. The Partnership does not engage in sales of goods or services. Financial information regarding the Partnership's business is set forth under "Item 2: Financial Information" and in the Partnership's financial statements, included herewith.

(c)   Narrative Description of Business

General

      The Partnership engages in speculative trading of futures and forward contracts and related instruments, pursuant to the trading strategies employed by the Trading Advisor, indirectly through an investment in the Trading Company. The General Partner manages the Partnership and Limited Partners have no right to participate in the management or control of the Partnership. The Broker and its affiliate, MF Global Limited, currently serve as the Partnership's and Trading Company's futures commission merchant and forward contract dealer, respectively. The offices of the Partnership, where its books and records are kept, are located at the office of the General Partner: 123 North Wacker Drive, 28th Floor, Chicago, Illinois 60606; telephone (312) 881-6800.

Description of Trading Approach

      The investment objective of the Trading Advisor's futures and forwards trading program (referred to herein as the `AHL Diversified Trading Program') is to seek high medium-term capital growth, independent of the movement of the stock and bond markets, through the speculative trading of instruments which may include, directly and indirectly, physical commodities, futures contracts, spot and forward contracts, options on the foregoing, swaps and other investments on domestic and international exchanges and markets (including the interbank and over-the-counter markets). The

AHL Diversified Program trades globally in several market sectors, including, without limitation, currencies, bonds, energies, stocks, interest rates, metals and agriculturals.

      The trading process is the product of continuing research and development performed by the Trading Advisor (inclusive of its affiliates) since 1987. Although the underlying investment methodology is proprietary and the precise details confidential, the guiding principles have remained unchanged through the years: diversification, discipline, efficiency, rigorous risk management and ongoing research.

      The Trading Advisor employs computerized processes to identify trends in markets around the world. A trading and implementation infrastructure is then employed to capitalize on these trading opportunities. Trading takes place around-the-clock and real-time price information is used to respond to price moves across a diverse range of global markets.

      As well as emphasizing sector and market diversification, the AHL Diversified Program has been constructed to achieve diversification by combining various systems. The systems are driven by computerized processes or trading algorithms, most of which work by sampling prices in real time and measuring price momentum and breakouts. In aggregate, the systems run more than 3000 price samples each day spread across the 110 or so markets traded. The trading algorithms aim mainly to capture price trends and close out positions when there is a high probability, as analyzed by the trading algorithms, of a different trend developing, although the AHL Diversified Program may also include algorithmic systems based on quantitative fundamental data that can be captured efficiently, such as interest rate data.

      Another aspect of diversification is the fact that the various systems generate signals across different time frames, ranging from two to three days to several months, which helps to reduce the risk of the AHL Diversified Program. In line with the principle of diversification, the approach to portfolio construction and asset allocation is premised on the importance of deploying investment capital across the full range of sectors and markets. Particular attention is paid to correlation of markets and sectors, expected returns, trading costs and market liquidity. Portfolios are regularly reviewed and, when necessary, adjusted to reflect changes in these factors. The Trading Advisor also has a process for adjusting market risk exposure in real time to reflect changes in the volatility of individual markets.

      All the systems applied by the Trading Advisor are designed to target defined volatility levels rather than returns, and the investment process is underpinned by computer-supported analytical instruments and disciplined real-time risk control and management information systems. As risk control is integral to each part of the investment process, risk management consists primarily of monitoring risk measures and ensuring the systems remain within prescribed limits. The major risk monitoring measures and focus areas are value-at-risk, stress testing, implied volatility, leverage, margin-to-equity ratios and net exposures to sectors and different currencies. As the success of the AHL Diversified Program is largely dependent on its systems, the Trading Advisor is committed to investing in leading computer technology. Additionally, the integrity of the AHL Diversified Program's defined investment style is ensured by adherence to a rigorous control process prior to the implementation of any changes.

      The Trading Advisor (inclusive of affiliates) also maintains a disaster recovery site where a back-up trading system runs permanently and in parallel with the main system. The trade execution team operates alongside the investment management team in London. It operates 24 hours a day on a rotational eight-hour shift structure. Market volume and liquidity are examined to ensure opening and closing positions can be executed with minimal slippage. Brokerage selection and trade execution are continually monitored to ensure optimum efficiency and the best quality market access.

      The AHL Diversified Program is supported by a dedicated team of investment specialists that continually seek to extend the range and versatility of the original investment techniques. As such, The Trading Advisor may increase the number and diversity of markets, strategies and instruments traded directly or indirectly by the AHL Diversified Program.

      The AHL Diversified Program uses margin and considerable leverage to reach model allocations and may also use lines of credit provided by the Broker or other brokers for liquidity purposes, although it is not doing so currently in respect of the Trading Company.

      The AHL Diversified Program's trading signals are generated 100% systematically, thus the Trading Advisor does not engage in discretionary trading during drawdowns or at other times.

Regulation

      Under the Commodity Exchange Act, as amended (the "CEA"), commodity exchanges and futures trading are subject to regulation by the CFTC. NFA, a "registered futures association" under the CEA, is the only non-exchange self-regulatory organization for futures industry professionals. The CFTC has delegated to NFA responsibility for the registration of "commodity trading advisors," "commodity pool operators," "futures commission merchants," "introducing brokers" and their respective associated persons and "floor brokers" and "floor traders." The CEA requires commodity pool operators and commodity trading advisors, such as the General Partner and Trading Advisor, respectively, and commodity brokers or futures commission merchants, such as MF Global Inc., to be registered and to comply with various reporting and record keeping requirements. The CFTC may suspend a commodity pool operator's or trading advisor's registration if it finds that its trading practices tend to disrupt orderly market conditions or in certain other situations. In the event that the registration of the General Partner as a commodity pool operator or the Trading Advisor as a commodity trading advisor were terminated or suspended, the General Partner would be unable to continue to manage the business of the Partnership or Trading Advisor would be unable to implement the AHL Diversified Program on behalf of the Partnership. Should the General Partner's or Trading Advisor's registration be suspended, termination of the Partnership might result.

      In addition to such registration requirements, the CFTC and certain commodity exchanges have established limits on the maximum net long or net short position which any person may hold or control in particular commodities. Most exchanges also limit the changes in futures contract prices that may occur during a single trading day.

Partnership Assets and Cash Management Income

      The Partnership invests a substantial majority of its assets in the Trading Company. The Trading Company's assets are not used to "purchase" any futures positions, but rather as good faith deposits to secure the Partnership's obligations under the positions which it holds. Approximately 20% to 40% of the Trading Company's assets are generally committed as margin for futures positions. On a monthly basis, the Broker credits or charges the Trading Company with interest on the cash balance in each currency in the trading account of the Trading Company maintained with the Broker. Interest on U.S. currency balances is at a rate equal to the average of the prevailing rates on 30-day treasury bills issued during the applicable month. Interest rates on foreign exchange currency balances are based on the London Interbank Offered Rate (LIBOR). To the extent that the Partnership directly engages in futures trading these same cash management procedures apply.

Conflicts of Interest

      Under the terms of the Limited Partnership Agreement, the General Partner has the authority to engage trading advisors to make trading decisions for the Partnership. Since the Trading Advisor is an affiliate of the General Partner, the General Partner has a conflict of interest with respect to its responsibilities to manage the Partnership for the benefit of the Limited Partners, and to prevent violations of the Partnership's trading policies and to monitor for excessive trading by the Trading Advisor. In addition, the General Partner has a conflict of interest with respect to its responsibility to review the trading performance of the Partnership and a disincentive to terminate the advisory relationship between the Trading Advisor and the Partnership.

      Under the terms of the Limited Partnership Agreement, the General Partner has the authority to allocate all or a portion of the Partnership's assets to other trading vehicles, including trading vehicles sponsored by the General Partner and its principals and affiliates. To the extent that the General Partner invests all or a portion of the Partnership's assets in the Trading Company, the General Partner has a conflict of interest between its duty to select trading vehicles for the benefit of the Partnership and the Limited Partners and its pecuniary interest in selecting trading vehicles sponsored by or affiliated with the General Partner and its principals and their affiliates (thereby potentially increasing the amount of compensation payable to the General Partner or its principals and their affiliates).

      The General Partner also has the authority to select the brokers and dealers to be used to execute futures trades. The Broker has been selected to be the Trading Company's FCM. The General Partner's parent has a 19.6% ownership interest in the Broker. Accordingly, the General Partner has a conflict of interest between its responsibility to manage the Partnership for the benefit of the Limited Partners and to monitor the volume of trading engaged in by the Trading Advisor on behalf of the Trading Company and its interest in generating brokerage commissions payable to the Broker, a portion of which are paid to Man Investments Inc., an affiliate of the General Partner and the Trading Advisor which acts as the Partnership's and the Trading Company's introducing broker. There have been no arm's-length negotiations with respect to the brokerage commission rates the Broker charges the Trading Company or with respect to the other terms of the brokerage agreement entered into with the Broker. While certain customers of the Broker pay lower brokerage commissions than the Trading Company pays, the General Partner believes that the rate of the brokerage commissions charged to the Trading Company is cost competitive with other similar investment funds when evaluated in view of the nature and quality of services rendered including with respect to the execution of transactions, the expenses related thereto, the advantage of an ongoing relationship with a particular broker, the financial responsibility of the Broker, the terms on which the Partnership is being promoted, and other services provided by the Broker. The General Partner reviews the terms of the brokerage agreement at least annually to confirm that the brokerage commission rates paid by the Trading Company continue to be reasonable in light of the services provided to the Trading Company, and that they are competitive with the rates charged to other private futures funds receiving the benefit of such services.

      The General Partner, the Trading Advisor, Man Investments Inc. and the Broker, and their respective principals, directors, officers, partners, members, managers, shareholders, employees and affiliates (collectively, `principals and affiliates'), as applicable, trade or may trade for their own accounts, and certain of such persons have sponsored or may in the future sponsor or establish other futures funds. The Trading Advisor may trade for accounts other than the Partnership's and the Trading Company's, including for its own accounts, and it will remain free to trade for such other accounts and to utilize trading strategies and formulae in trading for such accounts which are the same or different from the ones the Trading Advisor utilizes in making trading decisions for the Partnership and the Trading Company. In addition, and if and when applicable, in their respective proprietary trading, the General Partner, the Trading Advisor, Man Investments Inc., the Broker and their respective principals and affiliates may take positions the same as, different than or opposite to those of the Partnership and the Trading Company and each may trade ahead of the Partnership and the Trading Company. The records of any such trading will not be available for inspection by Limited Partners except to the extent required by law. Furthermore, all of the positions held by accounts owned, managed or controlled by the Trading Advisor and its principals and affiliates will be aggregated with each other for purposes of applying speculative position limits applicable to the Partnership and/or Trading Company. As a result, the Trading Advisor might not be able to enter into or maintain certain positions if such positions, when added to the positions already held by such persons and such other accounts, would exceed the applicable limits. Such aggregation could limit the ability of the Trading Advisor to trade its client accounts according to its regular trading methods, and the Trading Advisor could be required to liquidate positions in order to comply with such speculative limits. Currently, the Trading Advisor believes that such aggregation will not materially adversely affect its ability to trade for the Partnership through the Trading Company using its regular trading methods. All such trading may increase the level of competition experienced by client accounts including with respect to order entry and the allocation of executed trades. In addition, the Broker effects transactions for customers in addition to the Trading Company. Since the identities of the purchaser and seller are not disclosed until after a trade, it is possible that the Broker could effect transactions for such persons in which the other parties to the transactions are principals and affiliates or customers of the Broker or the Partnership. Such persons might also compete with the Trading Company in making purchases or sales of futures without knowing that the Trading Company is also bidding on such futures. Since similar orders (e.g., market orders) for the same futures are filled in the order in which they are received by a particular floor broker, transactions for any of such persons might be effected when similar trades for the Trading Company are not executed or are executed at less favorable prices.

      Because of price volatility, occasional variations in liquidity, and differences in order execution, it is impossible for the Trading Advisor to obtain identical trade execution for all its clients. When block orders are filled at different prices, the Trading Advisor will assign the executed trades on a systematic basis among all client accounts. Trades for any proprietary accounts of the Trading Advisor that parallel those of the Trading Advisor's clients will be subject to the same allocation procedures. In addition, because the Trading Advisor may receive differing compensation from its clients it may have a financial incentive to favor the accounts where its compensation is greater. The Trading Advisor will not knowingly or deliberately favor one client account over another on an overall basis.

      Because the Trading Advisor may be willing to accept more risk than it believes is acceptable for clients, and because it may test new trading methodologies, positions in the Trading Advisor's proprietary accounts may be inconsistent with or opposite those of clients. In addition, the

Trading Advisor may trade certain futures for its own accounts that, by virtue of speculative position limits or perceived illiquidity, are deemed by the Trading Advisor to be inappropriate for client accounts. As a result, the performance of the Trading Advisor's own accounts may differ from the performance of client accounts.

      The General Partner has discretionary authority over all distributions made by the Partnership. In view of the Partnership's objective of seeking high medium-term capital growth, the General Partner does not intend to make any distributions to the Limited Partners if the resulting reduction in Partnership assets would not be in the best interests of the Partnership and the Limited Partners. Greater management fees and general partner fees may be generated to the benefit of the General Partner, brokerage commissions payable to the Broker (and the portion thereof paid over to Man Investments Inc. in its capacity as the Partnership's introducing broker) and ongoing services compensation payable to the Selling Agents if the Partnership's assets are not reduced by distributions to the Limited Partners.

      Selling agents may receive an upfront selling commission and on-going services compensation with respect to Units sold by them. Therefore, they will have a conflict of interest in advising investors whether to purchase or redeem Units.

      The incentive fee arrangement between the Partnership and the Trading Advisor may create an incentive for the Trading Advisor to make trading decisions that are more speculative or subject to a greater risk of loss than would be the case if no such arrangement existed.


Charges

-------------------------------------------------------------------------------
                 Nature of
Recipient        Payment                      Amount of Payment
-------------------------------------------------------------------------------
General Partner  General        1/12th of 1% of the  month-end Net Asset Value
                 partner        of   the   Partnership    (approximately    1%
                 administrative annually),  a portion  of which may be paid to
                 fee            Man  Investments  Inc.,  an  affiliate  of the
                                General Partner and Trading Advisor, which acts
                                as lead placement agent for the Partnership.
-------------------------------------------------------------------------------
Trading Advisor  Management     1/6th of 1% of the month-end Net Asset Value
                 fee            of the Partnership (approximately 2% annually).
-------------------------------------------------------------------------------
Trading Advisor  Incentive      20% of the Net New Appreciation, if any,
                 fee            achieved by the Partnership as of the end of
                                each calendar month. Net New Appreciation means
                                the excess, if any, of (a) the Net Asset Value
                                of the Partnership as of the end of a calendar
                                month (without reduction for any incentive fees
                                accrued or paid or adjustment for any
                                redemptions, distributions or capital
                                contributions effected during or as of the end
                                of such calendar month) over (b) the Net Asset
                                Value of the Partnership as of the end of the
                                most recent prior calendar month for which an
                                incentive fee was accrued or paid (reduced by
                                the incentive fee accrued or paid and any
                                redemptions or distributions made for such prior
                                calendar month and increased by any
                                contributions
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 Nature of
Recipient        Payment                      Amount of Payment
-------------------------------------------------------------------------------
                                effected as of or subsequent to the end of such
                                prior calendar month and without regard to any
                                taxes or extraordinary expenses).
-------------------------------------------------------------------------------
Broker           Brokerage      A blended average rate of $16 (for trades
                 commission     executed on U.S. and non-U.S. exchanges) per
                                `round-turn' futures trade, inclusive of NFA,
                                exchange, clearing and other transaction fees. A
                                portion of the brokerage commissions generated
                                by the Partnership's trading is paid to Man
                                Investments Inc. in its capacity as the
                                Partnership's and Trading Company's introducing
                                broker.
-------------------------------------------------------------------------------
MF Global Ltd.   Brokerage      In connection with trading spot and forward
                 commission     contracts in currencies on the interbank market,
                                the Partnership may be charged brokerage
                                commissions on the basis of the size of related
                                exchange-traded futures and options contracts
                                comparable to those charged to the Partnership
                                for futures trades.
-------------------------------------------------------------------------------
Third-party      Bid-ask        The Partnership may also pay a bid-ask spread,
and forward      spread         which is a cost embedded in the price forward of
                                the spot or forward contract representing
                                contract dealers a dealer profit, which is not
                                susceptible to quantification as third-party
                                dealers' costs are not known by the Partnership
                                or its agents.
-------------------------------------------------------------------------------
Selling agents   Upfront        Some, but not all, selling agents, including
                 selling        affiliates of the General Partner, may charge
                 commissions    their clients upfront selling commissions of up
                                to 3% of the purchase price of the Units sold.
-------------------------------------------------------------------------------
Others           Operating      Actual expenses incurred by the Partnership in
                 fees and       the ordinary course of its business, including,
                 expenses       without limitation, expenses related to cash
                                management fees, continuing offering fees and
                                expenses, legal, accounting and auditing fees,
                                tax filing preparation costs, tax audit costs,
                                evaluation, accounting and administrative
                                support services, costs related to the
                                preparation, reproduction and mailing of reports
                                to Limited Partners, expenses associated with
                                compliance with applicable laws and regulations,
                                and custodial fees. The Partnership also will be
                                required to pay its extraordinary expenses, if
                                any. The Partnership also pays its pro-rata
                                share of the Trading Company's annual operating
                                expenses.
-------------------------------------------------------------------------------

      Man Investments Inc., in its capacity as the lead placement agent for the Partnership, may select other selling agents to assist in the making of offers and sales of Units. Units purchased through a selling agent are subject to the payment of ongoing sales compensation at an annual rate of up to 1.5% of the Net Asset Value of the Units sold by such selling agent, paid by Man Investments Inc. out of brokerage commissions it receives in its capacity as the Partnership's introducing broker and from Man Investment Inc.'s other resources.

      Items 101(c)(i) through (xii) of Regulation S-K are not applicable.

      The Partnership has no employees.

(d)   Financial information about geographic areas

      The Partnership does not engage in material operations in foreign countries (although it does trade in foreign currency forward contracts and on foreign futures exchanges), nor is a material portion of its revenues derived from foreign customers.

Item 1A: Risk Factors

An Investor in the Partnership may Lose His or Her Entire Investment.
      The transactions in which the Trading Advisor generally engages in on behalf of the Partnership involve significant risks. Growing competition may limit the Trading Advisor's ability to take advantage of trading opportunities in rapidly changing markets. No assurance can be given that investors will realize a profit on their investment. Moreover, an investor may lose all or some of his or her investment. Because of the nature of the trading activities, the results of the Partnership's operations may fluctuate from month to month and from period to period. Accordingly, investors should understand that the results of a particular period will not necessarily be indicative of results in future periods.

The General Partner Alone Manages the Partnership's Business and
Affairs.
      The General Partner has sole and exclusive responsibility for managing the Partnership's business and other affairs including the selection of the trading advisors in connection with trading the Partnership assets and the account of the Trading Company. Investors must rely on the judgment of the General Partner in exercising these responsibilities. The General Partner and its principals are not required to devote substantially all their business time to the Partnership's business. The General Partner is dependent on the services of a limited number of persons, and if the services of such key persons were to become unavailable, the General Partner might deem it in the Partnership's best interest to terminate the Partnership.

The Markets in Which the Partnership Trades Are Volatile and Difficult to Predict.
      Trading in futures is a speculative activity. Futures prices may be highly volatile. Market prices are difficult to predict and are influenced by many factors, including: changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; national and international political and economic events; and the changing philosophies and emotions of market participants.

      In addition, governments intervene in particular markets from time to time, both directly and by regulation, often with the intent to influence prices. The effects of government intervention may be particularly significant in the financial instrument and currency markets, and may cause such markets to move rapidly.

The Partnership's Trading Is Highly Leveraged. Small Adverse Price Changes Can Result in Substantial Losses.

      The low margin deposits normally required in futures trading permit an extremely high degree of leverage. A relatively small adverse movement in the price of a futures contract may result in immediate and substantial loss or gain to a trader holding a position in such contract. For example, if at the time of purchase 10% of the price of a futures contract is deposited as margin, a 10% decrease in the price of the futures contract would, if the contract were then closed out, result in a total loss of the margin deposit before any deduction for brokerage commissions. Consequently, like other leveraged investments, a futures trade may result in losses in excess of the amount invested. Forward contracts involve similar leverage and also may require deposits of margin as collateral. Swaps and over-the-counter derivative instruments are also highly leveraged transactions.

Market Illiquidity may Impair the Trading Advisor's Ability to Act on Behalf of the Partnership.

      At times, it may not be possible for the Trading Advisor to obtain execution of a buy or sell order at the desired price or to liquidate an open position, either due to market conditions on exchanges or due to the operation of `daily price fluctuation limits' or `circuit breakers.' For example, most U.S. commodity exchanges limit fluctuations in most futures contract prices during a single day by regulations referred to as `daily price fluctuation limits' or `daily limits.' During a single trading day, no trades may be executed at prices beyond the daily limit. Futures contract prices occasionally have moved to the daily limit for several consecutive days with little or no trading. Even when futures prices have not moved to the daily limit, the Trading Advisor might not be able to obtain execution of trades at favorable prices if little trading in the contracts which the Trading Advisor wishes to trade is taking place. Also, an exchange or governmental authority may suspend or restrict trading on an exchange (or in particular futures traded on an exchange) or order the immediate settlement of a particular instrument.

      Options trading may be restricted in the event that trading in the underlying instrument becomes restricted. Options trading also may be illiquid at times regardless of the condition of the market in the underlying instrument. In either event, it will be difficult for the Trading Advisor to realize gain or limit losses on option positions by offsetting them or to change positions in the market.

      Trading in over-the-counter derivative instruments is conducted with individual counterparties rather than on organized exchanges. There have been periods during which forward contract dealers have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the bid and asked price.

Speculative Position Limits May Restrict the Partnership's Futures
Trading.
      Speculative position limits prescribe the maximum net long or short futures contract and options positions which any person or group may hold or control in particular futures contracts. All futures contracts and options on futures contracts traded on commodity exchanges located in the United States, with the exception of contracts on certain major non-U.S. currencies, are subject to speculative position limits established either by the CFTC or the relevant exchange. All trading accounts owned or managed by the Trading Advisor and its principals will be combined for the purposes of speculative position limits. Such limits could adversely affect the profitability of the Trading Company and, consequently, of the Partnership. For example, the Trading Advisor could be required to liquidate futures positions at an unfavorable time in order to comply with such limits. However, the Trading Advisor does not believe that existing speculative position limits will materially adversely affect its ability to manage the Trading Company's account.


The Partnership's Short-Term Cash Flow Needs Could Cause the
Partnership to Exit Positions Prematurely.

      Futures contract gains and losses are marked-to-market daily for purposes of determining margin requirements. Option positions generally are not, although short option positions will require additional margin if the market moves against the position. Due to these differences in margin treatment between futures and options, there may be periods in which positions on both sides must be closed down prematurely due to short term cash flow needs. Were this to occur during an adverse move in a spread or straddle relationship, a substantial loss could occur.

The Trading Advisor may Implement Changes in its Trading Strategy that Increase the Risk of Loss.

      The Trading Advisor has the power to expand, revise or alter its trading strategies without prior approval by, or notice to, the Partnership. Any such change could result in exposure of the Partnership's assets to additional risks which may be substantial.

The Trading Advisor's Decisions Are Based on Technical Systems, Not on an Analysis of the Economic Factors Specific to the Markets Traded.

      The trading decisions of the Trading Advisor will be based in part on trading strategies which utilize mathematical analyses of technical factors relating to past market performance. The buy and sell signals generated by a technical, trend-following trading strategy are based upon a study of actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest in the markets. The profitability of any technical, trend-following trading strategy depends upon the occurrence in the future of significant, sustained price moves in some of the markets traded. The Trading Company and, consequently, the Partnership may incur substantial trading losses: during periods when markets are dominated by fundamental factors that are not reflected in the technical data analyzed by the program; during prolonged periods without sustained moves in one or more of the markets traded; or during `whip-saw' markets, in which potential price trends start to develop but reverse before actual trends are realized.

      In the past there have been prolonged periods without sustained price moves in various markets. Presumably, such periods will recur. A series of volatile reverses in price trends may generate repeated entry and exit signals in trend-following systems, resulting in unprofitable transactions and increased brokerage commission expenses. Technical, trend-following trading systems are used by many other traders. At times, the use of such systems may: result in traders attempting to initiate or liquidate substantial positions in a market at or about the same time; alter historical trading patterns; obscure developing price trends; or affect the execution of trades.

Trading in Over-the-Counter Markets Will Expose the Partnership to Risks Not Applicable to Trading on Organized Exchanges.

      The Partnership, through the Trading Company, may engage in over-the-counter derivative transactions, such as: currency forward contracts traded in the interbank market; options on currency forward contracts; and swap transactions.

       In general, there is much less governmental regulation and supervision of transactions in the over-the-counter markets than of transactions entered into on organized exchanges. Most of the protections afforded to participants on U.S. and certain non-U.S. exchanges, such as daily price fluctuation limits and the performance guarantee of an exchange clearinghouse, will not be available in connection with over-the-counter transactions. Consequently, the Partnership will be exposed to greater risk of loss through default than if it confined its trading to organized exchanges.

      A portion of the Partnership's assets may be traded in forward contracts. Such forward contracts are not traded on exchanges and are executed directly through forward contract dealers. There is no limitation on the daily price moves of forward contracts, and a dealer is not required to continue to make markets in such contracts. There have been periods during which forward contract dealers have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the bid and asked price. Arrangements to trade forward contracts may therefore experience liquidity problems. The Partnership therefore will be subject to the risk of credit failure or the inability of or refusal of a forward contract dealer to perform with respect to its forward contracts. When trading currency forward contracts, the Trading Company may hedge the foreign currencies in order to limit the Trading Company's exposure to fluctuations in exchange rates. However, there is no guarantee that such hedging will be successful.

Options on Futures Contracts Are More Volatile Than Futures Contracts.

      The Trading Advisor may trade options on futures. Options are speculative in nature and are highly leveraged. The purchaser of an option risks losing the entire purchase price of the option. The seller (writer) of an option risks losing the difference between the premium received for the option and the price of the underlying futures contract that the writer must purchase upon exercise of the option. Additionally, the seller and writer of the options lose any commissions and fees associated with such transactions. This could subject the writer to unlimited risk in the event of an increase in the price of the contract to be purchased or delivered. Successful trading of options on futures contracts requires a trader to accurately determine near-term market volatility because it often has an immediate impact on the price of outstanding options. Accurate determination of near-term volatility is more important to successful options trading than it is to long-term futures contract trading strategies because such volatility generally does not have as significant an effect on the prices of futures contracts.

Trading on Non-U.S. Exchanges and Markets Will Expose the Partnership to Risks Not Applicable to Trading on U.S. Exchanges and Markets.

      The Partnership, through the Trading Company, may engage in trading on non-U.S. exchanges and markets. The Partnership will be subject to the risk of fluctuations in the currency exchange rate between the local currency and the U.S. dollar and to the possibility of exchange controls. Trading on such exchanges and markets generally involves other risks not applicable to trading on U.S. exchanges and markets.

      For example, such exchanges and markets: may not provide the same assurances of the integrity (financial and otherwise) of the marketplace and its participants as do U.S. exchanges and markets; may exercise less regulatory oversight and supervision over transactions and participants in transactions; may not afford all participants an equal opportunity to execute trades; may be subject to a variety of political influences and the possibility of direct governmental intervention; may have different clearance and settlement procedures for transactions than U.S. exchanges and markets. There have been times when settlement procedures have been unable to keep pace with the volume of transactions on certain exchanges and markets, making it difficult to conduct trades; and may be `principals' markets' in which performance is the responsibility only of the member with whom the trader has dealt (the counterparty) rather than the responsibility of an exchange or clearing association. Each transaction on such an exchange or market may subject the Partnership to the risk of the counterparty's credit failure or inability or refusal to perform its obligations.

At Times, the Partnership's Portfolio May Be Concentrated in a Small Number of Instruments or Markets.

      The Partnership's portfolio may hold a few positions which are large in relation to the Partnership's total assets or may hold positions in only a small number of markets. The portfolio's risk of volatility increases as the number of positions decreases. A loss in a large position in a concentrated portfolio would result in a proportionately higher reduction in the Partnership's assets than would a loss in a position in such instrument in a portfolio that is more diversified. Similarly, a portfolio which is diversified among several different markets potentially is less vulnerable to dramatic fluctuation, although such diversification could reduce the portfolio's potential for profits.

Markets or Positions May Be Correlated Thus Reducing the Benefits of Diversification Across Markets.

      Different markets traded or individual positions held by the Partnership may be highly correlated to one another at times. Accordingly, a significant change in one such market or position may affect other such markets or positions. The Trading Advisor cannot always predict correlation. Correlation may expose the Partnership both to significant risk of loss and significant potential for profit.

Turnover in the Partnership's Portfolio May Be High Thereby Increasing
Expenses.

      The Trading Advisor will make certain trading decisions on the basis of short-term market considerations. The portfolio turnover rate may be substantial at times, either due to such decisions or to `whip-saw' market conditions and result in the Partnership incurring substantial brokerage commissions and other transaction fees.

Increases in Assets under the Trading Advisor's Management May Have an Adverse Effect on Its Trading.

      The Trading Advisor has not agreed to limit the amount of assets managed by it. By accepting additional equity, it may exceed its capacity, i.e., the maximum amount at which it can effectively trade and manage risk. For example, the Trading Advisor might encounter difficulty in establishing or liquidating larger positions in certain contracts at desired prices.

Certain Regulatory Protections Are Not Applicable to the Partnership.

      The Partnership is not registered as an investment company under the 1940 Act. You will not be afforded the protective measures provided to investors in registered investment companies by the 1940 Act and related SEC regulations promulgated thereunder. For example, registered investment companies are required to have a majority of disinterested directors, and the relationship between disinterested directors, and the relationship between the investment company and its investment adviser is highly regulated.

An Investment in the Partnership is an Illiquid Investment.

      Your ability to redeem (liquidate) your Units will be limited and subject to certain restrictions and conditions under the Partnership Agreement. No secondary public market for the sale of the Units exists, nor is one likely to develop. In addition, a transferee of Units may become a substituted Limited Partner only with the consent of the General Partner. All or some of such Units may be redeemed as of the last business day of each calendar month on ten days' prior written notice to the General Partner, subject to certain restrictions. The Partnership may suspend redemptions under certain circumstances, and will withhold a portion of your redemption proceeds if a reserve has been established. In addition, your Units will not be freely transferable.

Substantial Redemptions May Adversely Affect the Value of Your Units.

      If substantial redemptions of Units occur within a limited period of time, the General Partner may need to liquidate positions rapidly, at unfavorable prices, in order to raise the cash needed to fund redemptions. The rapid liquidation of positions may adversely affect both the values of the Units being redeemed and the values of the remaining outstanding Units.

      In addition, even if redemptions are spread out over time, any substantial reduction in the Partnership's assets may increase the concentration of the Partnership's portfolio and make it more difficult for the Partnership to generate profits or recover losses.

Litigation Could Result in Substantial Additional Expenses to the
Partnership.

      The Partnership could be named as a defendant in a lawsuit or regulatory action arising out of the activities of the General Partner. If this happens, the Partnership will bear the costs of defending such suit or action and will be at further risk if its defense is unsuccessful.

Institutions With Which the Partnership Deals may Encounter Financial Difficulties.

      Institutions, such as the Broker, will have custody of the assets of the Partnership. These firms may encounter financial difficulties that impair the operating capabilities or the capital position of the Partnership, the Trading Company or the General Partner. The General Partner and Trading Advisor will attempt to limit its transactions to well-capitalized and established brokers in an effort to mitigate such risks.

Counterparties With Which the Partnership Deals may Fail to Perform on Their Obligations.

      The Partnership will be subject to the risk of the inability of counterparties to perform with respect to transactions, whether due to insolvency, bankruptcy or other causes, which could subject the Partnership to substantial losses. In an effort to mitigate such risks, the General Partner and Trading Advisor will attempt to limit its transactions to counterparties, which are established, well-capitalized and creditworthy.

Exchanges for Physicals/Swaps/Risk Expose the Partnership to Both Legal Risk and Counterparty Credit Risk.

      While not a regular practice for the Trading Company, it may in rare instances engage in transactions known as exchanges for physicals ("EFP"), exchanges for swaps ("EFS"), or exchanges for risk/over-the-counter derivatives ("EFR"). An EFP/EFS/EFR is a purchase or sale of a spot commodity/swap/derivative, as applicable, in conjunction with an offsetting sale or purchase of a corresponding futures contract involving the same or equivalent underlying commodity or instrument, without making an open and competitive trade for the futures contract on the exchange. EFPs, EFSs and EFRs are a permitted exception to the general requirement of the CEA that all futures contracts must be competitively executed on an exchange. They are permitted pursuant to the rules of the relevant exchanges, which vary from exchange to exchange. If the EFP, EFS or EFR does not comply with specific exchange requirements, particularly regarding possessing documentation evidencing possession of the underlying commodity or instrument, then the CFTC or the exchange may deem the transaction to be an illegal off-exchange futures contract. In addition, every EFP, EFS or EFR involves the transfer of an underlying commodity or entry into a swap or derivative on a bilateral basis, as applicable, with a counterparty in exchange for a related cleared futures contract. There is, therefore, counterparty credit risk if the counterparty or its clearing member on the futures leg fails to perform. Unlike other futures contracts that are deemed cleared by the clearinghouse upon trade matching or at the end of the business day, futures contracts arising out of EFPs, EFSs or EFRs may, under various clearinghouse rules, not be deemed accepted by the clearinghouse until the next business day.

ITEM 2:  FINANCIAL INFORMATION

(a)   Selected Financial Data

      The following selected financial data for fiscal years ended December 31, 2006, 2005, 2004, 2003 and 2002 has been derived from audited financial statements of the Partnership. Selected financial data for the nine-month period ended September 30, 2007 has been derived from unaudited financial statements of the Partnership. The Partnership is a speculative commodity pool. Past performance is not necessarily indicative of future results.


-----------------------------------------------------------------------------------------------------------------------------
                              For the Nine-
                               Month Period     For the Year     For the Year    For the Year   For the Year   For the Year
                                   Ended            Ended           Ended           Ended           Ended         Ended
                               September 30,    December 31,     December 31,    December 31,   December 31,   December 31,
                                   2007             2006             2005            2004           2003           2002
-----------------------------------------------------------------------------------------------------------------------------
Income Statement Items
----------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Net gain on trading
  activities*                       $4,863,063       $1,771,906      $1,080,328        $560,091     $2,040,699    $1,086,986
-----------------------------------------------------------------------------------------------------------------------------
Net investment income*               1,254,332          666,119         138,057          68,894         70,164        95,980
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Partnership Expenses:
-----------------------------------------------------------------------------------------------------------------------------
Brokerage Commissions                1,003,776          676,756         216,664         232,051        260,190       223,606
-----------------------------------------------------------------------------------------------------------------------------
Management Fees                        946,939          578,815         193,197         201,094        231,001       199,207
-----------------------------------------------------------------------------------------------------------------------------
Incentive fees                         791,963          227,938         115,997          89,776        216,303       129,729
-----------------------------------------------------------------------------------------------------------------------------
Other Expenses                          57,597           67,960          50,454          49,121         41,967        49,700
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Net Income                           3,317,120          886,556         642,073          56,943      1,361,402       580,724
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Balance Sheet Items
-------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Total assets                       $54,463,067      $31,662,722      $7,819,460      $7,047,950     $7,076,623    $6,898,610
-----------------------------------------------------------------------------------------------------------------------------
Total partners' equity             $52,013,081      $29,473,365      $6,935,027      $6,920,132     $6,706,911    $6,728,952
-----------------------------------------------------------------------------------------------------------------------------
Net asset value per
  outstanding Unit of
  partnership interest               $2,744.89        $2,555.67       $2,451.51       $2,208.50      $2,189.04     $1,807.16
-----------------------------------------------------------------------------------------------------------------------------



--------------------

*allocated from Man-AHL Diversified Trading Company L.P.

                           Monthly Rates of Return (%)
                           ---------------------------

-------------------------------------------------------------------------------
       Month           2007      2006     2005      2004      2003     2002
-------------------------------------------------------------------------------
      January          1.98      3.38     -5.63     0.60      7.82     -4.28
-------------------------------------------------------------------------------
     February          -5.34     -3.01    2.73      4.54      7.61     -4.81
-------------------------------------------------------------------------------
       March           -2.58     3.24     -0.75     -2.33    -8.50     0.02
-------------------------------------------------------------------------------
       April           6.86      5.09     -2.45     -7.67     1.04     -2.35
-------------------------------------------------------------------------------
        May            3.14      -4.62    3.73      -1.97    10.40     2.22
-------------------------------------------------------------------------------
       June            3.53      -3.32    3.64      -5.77    -4.32     13.02
-------------------------------------------------------------------------------
       July            -2.16     -3.42    0.21      -0.04    -1.10     5.71
-------------------------------------------------------------------------------
      August           -4.62     2.57     4.25      0.86     -0.88     0.67
-------------------------------------------------------------------------------
     September         7.26      -1.04    3.26      2.62      2.53     6.68
-------------------------------------------------------------------------------
      October          5.05      0.34     -1.73     3.85      1.63     -9.57
-------------------------------------------------------------------------------
     November                    2.81     5.64      7.73     -1.58     -5.81
-------------------------------------------------------------------------------
     December                    2.77     -1.76     -0.52     6.35     10.21
-------------------------------------------------------------------------------
Compound Period (%)    12.83     4.25     11.00     0.89     21.13     9.57
                    (10 months)
-------------------------------------------------------------------------------

      Monthly rates of return are calculated from financial information prepared on an accrual basis in accordance with generally accepted accounting principles and the rules of the CFTC.

(b)   Management's Discussion and Analysis of
      Financial Condition and Results of Operations

      Reference is made to the "Selected Financial Data" presented above, as well as to "Item 13: Financial Statements and Supplementary Data." The information contained therein is essential to, and should be read in conjunction with, the following analysis.

      (i)   Capital Resources

      Units may be offered for sale as of the beginning, and may be redeemed as of the end, of each month.

      The Partnership raises additional capital only through the sale of Units and capital is increased through trading profits (if any) and interest income. The Partnership does not engage in borrowing.

      The Partnership, not being an operating company, does not incur capital expenditures. It functions solely as a passive trading vehicle, investing the substantial majority of its assets in the Trading Company. Its remaining capital resources are used only as assets available to make further investments in the Trading Company and pay Partnership level expenses. Accordingly, the amount of capital raised for the Partnership should not have a significant impact on its operations. Due to the low margins required to support futures and forward trading, only approximately 20% to 40% of the capital of the Trading Company is needed to margin its positions, and the Trading Company holds most of its capital in cash and cash equivalents.

      The value of the Partnership's and Trading Company's cash and any cash equivalent instruments is not materially affected by inflation. Changes in interest rates, which are often associated with inflation, could cause the value of any debt instruments held by the Partnership and /or Trading Company to decline, but only to a limited extent. More important, changes in interest rates could cause periods of strong up or down market price trends, during which the Partnership's profit potential generally increases. However, inflation can also give rise to markets which have numerous short price trends followed by rapid reversals, markets in which the Partnership is likely to suffer losses.

      (ii)  Liquidity

      Partnership assets not invested in the Trading Company are maintained in cash and cash equivalents in bank accounts or accounts with the Broker and are readily available to the Partnership. The Partnership may redeem any part or all of its limited partnership interest in the Trading Company at any month-end at the net asset value per unit of the Trading Company. The Trading Company's assets are generally held as cash or cash equivalents which are used to margin futures and forward contract and other over-the-counter contract positions and are withdrawn, as necessary, to pay redemptions (to the Partnership and other investors in the Trading Company). Other than potential market-imposed limitations on liquidity, due, for example, to limited open interest in certain futures markets or to daily price fluctuation limits, which are inherent in the Trading Company's futures trading, the Trading Company's assets are highly liquid and are expected to remain so. During its operations through December 31, 2007, the Trading Company has not experienced any meaningful periods of illiquidity in any of the markets traded by the Trading Advisor and the Partnership has not experienced any meaningful periods of illiquidity.

      (iii) Critical Accounting Policies

      The Partnership's investment in the Trading Company is valued at the Partnership's proportionate interest in the net assets of the Trading Company. The performance of the Partnership is directly affected by the performance of the Trading Company.

      Trading Company realized and unrealized trading gains and losses on futures and forward contracts, which represent the difference between cost and selling price or quoted market value, are recognized currently in the statements of operations. All trading activities are accounted for on a trade-date basis. Interest income is recorded on an accrual basis. In the normal course of business, the Trading Company enters into derivative contracts (derivatives) for trading purposes. Derivatives include futures and forward contracts. The Trading Company records its derivative activities on a mark-to-market basis. Fair values are determined by using quoted market values for futures contracts and by using quoted values for forward contracts. Assets, liabilities, gains, and losses denominated in foreign currencies are translated at exchange rates at the date of valuation.

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the General Partner to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates. Based on the nature of the business and operations of the Partnership and the Trading Company, the General Partner believes that the estimates utilized in preparing the Partnership's and Trading Company's financial statements are appropriate and reasonable; however, actual results could differ from these estimates.

      The estimates used do not provide a range of possible results that would require the exercise of subjective judgment. The General Partner further believes that, based on the nature of the business and operations of the Partnership and the Trading Company, no other reasonable assumptions relating to the application of the Partnership's or Trading Company's critical accounting estimates other than those currently used would likely result in materially different amounts from those reported.

      (iv)  Off-Balance Sheet Arrangements

      Neither the Partnership nor the Trading Company engages in off-balance sheet arrangements.

      (v)   Contractual Obligations

      Neither the Partnership nor the Trading Company enters into any contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company or that would affect their liquidity or capital resources. The Partnership's sole business is trading futures contracts, forward currency and other over-the-counter contracts, both long (contracts to buy) and short (contracts to sell), indirectly through its investment in the Trading Company. All such contracts other, than certain currency forward contracts, are settled by offset, not delivery. The substantial majority of such contracts are for settlement within four to six months of the trade date and the substantial majority of such contracts are held for less than four to six months before being offset or rolled over into new contracts with similar maturities.

      The Trading Company's audited financial statements, included with the Partnership's audited financial statements included with this Registration Statement, present a condensed schedule of investments setting forth the fair value and percent of partners' equity of the Trading Company's open futures and forward contracts, both long and short, at December 31, 2006 and December 31, 2005. At September 30, 2007 and at December 31, 2006 and December 31, 2005, the Partnership's ownership percentage of the Trading Company was 22%, 14.47% and 5.23%, respectively.

      (vi)  Results of Operations

Performance Summary

      The Partnership is a speculative managed futures fund which trades pursuant to the AHL Diversified Trading Program, indirectly through its investment in the Trading Company.

      The AHL Diversified Trading Program is a futures and forward price trend-following, trading system. The AHL Diversified Trading Program is entirely quantitative in nature and implements trading positions on the basis of statistical analyses of past price histories.

      The AHL Diversified Trading Program, like most trend-following systems, is designed in the anticipation that most of its trades will be unprofitable; the objective of overall profitability depending on the system identifying certain major trends which occur and recognizing significant profits from participating in such trends.

      The past performance of the AHL Diversified Trading Program is not necessarily indicative of its future results. This is the case with all speculative trading strategies. Moreover, the markets in which the AHL Diversified Trading Program is active have seen major changes in recent years, including the influx of entirely different classes of market participants. These changed circumstances may mean that the markets in which the Trading Advisor has previously traded on behalf of the Trading Company are not necessarily representative of those in which it trades on behalf of the Trading Company currently.

      As a speculative futures fund, the Partnership (inclusive of the Trading Company) effectively maintains all of its capital in reserve. The Trading Company does not "buy" or "sell" futures or forward contracts in the traditional sense; rather, through taking positions in these markets, the Trading Company, and thus the Partnership indirectly, acquires loss/profit exposure and uses its capital to cover losses and provide margin (which constitutes a good faith deposit towards the Trading Company's (but not the Partnership's) obligation to pay such losses) to support its open positions. Each of the Partnership and the Trading Company maintains most of its capital in cash and cash equivalents.

      Futures trading programs are proprietary and confidential. As is the case with any speculative futures fund, it is impossible to predict how the Partnership will perform. It is not possible, as it is in the case of an operating business, to predict performance trends, analyze future market conditions or evaluate the likely success or failure of the Partnership.

      There are certain general market conditions in which the Partnership is more likely to be profitable than in others. For example, in trendless or stagnant markets, the AHL Diversified Trading Program is unlikely to be profitable. On the other hand, trending markets with substantial price change momentum can be favorable to the AHL Diversified Trading Program. However, because of the continually changing population of market participants as well as supply and demand characteristics, it cannot be predicted how the AHL Diversified Trading Program, and thus the Partnership, will perform in any given market conditions.

2007

      During the period ended September 30, 2007, the Partnership was allocated net gain on trading activities from the Trading Company of $4,863,063. The Partnership accrued or paid total expenses of $2,800,275, including $1,003,776 in brokerage commissions, $946,939 in General Partner administrative and Trading Advisor management fees, $791,963 in Trading Advisor incentive fees, and $57,597 in other expenses. The Partnership was allocated $1,254,332 in interest income from the Trading Company and the net asset value of a Unit increased by $189.22, over the December 31, 2006 net asset value, to $2,744.89.

      The AHL Diversified Trading Program implemented by the Trading Advisor on behalf of the Trading Company, in which the Partnership invests substantially all of its assets, generated a profit for the year ending December 31, 2007. Trading in metals, bonds, energies currencies and short term interest rates posted significant returns while trading in agriculturals also added to gains. However, profits were slightly reduced by negative trades in the stock indices.

      Trading in metals proved profitable as gold appreciated on a weakening of the US dollar and worries about the US economy which benefited our long positions. A flight from risk after the assassination of the Pakistani opposition leader Benazir Bhutto towards the end of the period further boosted prices. Nickel also experienced new highs as low inventories on the London Metal Exchange fuelled price appreciation and led to gains from our long positions.

      Bond trading posted gains as short US Treasuries and Euro Bunds proved well placed. Long positions in Japanese bonds posted gains after yields on Japanese bonds fell as investors scaled back their expectations of future rate hikes by the Bank of Japan. Towards the end of the period, long positions in US Treasuries and Japanese bonds proved fruitful as traders took risk off their desks with the credit crisis claiming more scalps in the equity market.

      In the energies sector, long crude oil positions helped the Trading Company achieve strong gains after the commodity hit a new record due to weather supply disruptions, falling inventories and rising geopolitical tensions in the Middle East.

      Trading in currencies proved beneficial as the Euro maintained its strong performance against the US and Japanese currencies which benefited our long positions. Positions in various currencies against the dollar benefited the Trading Company particularly well due to the dollar's continued depreciation, weighed by greater growth risks and prospects of further interest rate cuts.

      Trading in short term interest rates posted profits as positions in Euribor and Eurodollar benefited from changes in global interest rate expectations.

      Within agricultural markets, long positions in soybeans proved profitable as prices reached US$ 7.91 a bushel, the highest since 2004 and gaining 7.5% over the month. Long wheat positions benefited from record high prices after rising demand from food-importing countries put further pressure on increasingly limited global supplies.

      Stock sector trading was unprofitable due to losses from long position in Japanese equities as concerns over a global downturn impacted markets and heightened concerns of the sub prime credit crisis. In November, world stocks suffered their worst performance since December 2002, with the MSCI World Stocks Index (price return) finishing 4.4% down. This harmed long positions in global equities, where the NASDAQ 100 was impacted the most.

2006

      For the year ended December 31, 2006, the Partnership was allocated net gain on trading activities from the Trading Company of $1,771,906. The Partnership accrued or paid total expenses of $1,551,469, including $676,756 in brokerage commissions, $578,815 in General Partner administrative and Trading Advisor management fees, $227,938 in Trading Advisor incentive fees, and $67,960 in other expenses. The Partnership was allocated $666,119 in interest income from the Trading Company and the net asset value of a Unit increased by $104.16 to $2,555.67.

      The AHL Diversified Trading Program implemented by the Trading Advisor on behalf of the Trading Company, in which the Partnership invests substantially all of its assets, generated a profit for the year ending December 31, 2006. Significant profits were seen with trades in metals and currencies, whilst losses incurred were most significant in the energy markets. The summer months proved to be the most difficult for the program, whilst the beginning and the end of the year were the most successful.

      Long exposure to gold was successful for the majority of the year though the metals sector did suffer early and late in the year. June was also troublesome after gold registered its biggest loss in 15 years following pressure from US inflation. However the metals market contributed significantly in other months.

      The currency markets faired well at the end of the year with short positions in the US dollar performing notably well against the euro, British pound and the Australian dollar. The Japanese yen proved to be weak in December allowing profits to be made against it from the euro and the US dollar. In contrast, the yen unexpectedly strengthened in April, causing some losses.

      The energy markets were volatile with crude prices being pushed by increased demands and tensions in the Middle East early in the year, with particular focus on Iran and Saudi Arabia. Additionally tensions in Nigeria drove oil prices higher. The calmer conditions towards the late part of the year proved more fruitful. In particular the energy sector in December managed gains from short positions in natural gas, heating oil and crude oil contracts as prices fell.

      In bond markets performance was negative for the large part of the year, as results were undermined by short US treasury positions and volatile conditions encouraged diversification into safe haven assets. The weakening of the Japanese yen in the autumn coupled with US treasuries rising benefited bond markets which posted excellent returns in that time, as well as having success before the Christmas period.

      During the year other gains were made invariably from long positions in Asian indices and the short-term interest rates sector.

2005

      For the Year ended December 31, 2005, the Partnership was allocated net gain on trading activities from the Trading Company of $1,080,328. The Partnership accrued or paid total expenses of $576,312, including $216,664 in brokerage commissions, $193,197 in General Partner administrative and Trading Advisor management fees, $115,997 in Trading Advisor incentive fees, and $50,454 in other expenses. The Partnership was allocated $138,057 in interest income form the Trading Company and the net asset value of a Unit increased by $243.01 to $2,451.51.

      The AHL Diversified Trading Program implemented by the Trading Advisor on behalf of the Trading Company, in which the Partnership invests substantially all of its assets, generated a profit for the year ending December 31, 2006. Trading in metals, stocks, bonds and short term interest rates produced significant gains while trading in currencies also proved profitable. Returns were slightly pared by trading in energies and agriculturals.

      Trading in metals proved beneficial as a rise in copper prices saw long positions in the metals prosper amid concerns over falling copper stockpiles. Long positions in gold were well positioned to take advantage of a strong rise in prices, with contracts in the precious metal approaching 18 year highs in November. Prices spiked mid month on a World Gold Council release reporting a 7% increase in total demand over the third quarter 2005.

      Profits in stock index trading arose from long positions in Asian indices. Trading in Japanese equities soared on the belief that the Japanese economy is capable of sustaining its recent growth, bringing and end to the deflationary episode. Further gains arose from long position in several European stock indices, as a weakening in the Euro against the US dollar made Eurozone products more attractive to overseas buyers. Long positions in that market could also profit from a rise in prices after concerns over US inflation were allayed and optimism for global economic growth was boosted with China's industrial output exceeding forecasts.

      In bond markets, long positions in Japanese government bonds captured profits as investors sought save haven securities. Values increased as the Bank of Japan announced it had reduced the country's economic growth forecast. Towards the end of the period, short positions in US Treasury notes also generated gains amid expectations that the US Federal would tighten monetary policy further.

      In short term interest rate trading, short positions in the Eurodollar markets benefited amid heightened expectations of a rise in US interest rates following remarks from the Federal Reserve.

      Trading in energies proved somewhat detrimental as long crude oil positions struggled following expectations of an increase in OPEC's quota ceiling, while decelerating growth within China added weight to the decline. In August, losses were reduced as energy prices spiked at the end of the month as Hurricane Katrina caused a number of US refineries along the Gulf of Mexico to close, severely disrupting US oil supplies and causing crude oil prices to reach record highs.

      Elsewhere, trading in agriculturals was somewhat unprofitable.

2004

      For the Year ended December 31, 2004, the Partnership was allocated a net gain on trading activities from the Trading Company of $560,091. The Partnership accrued or paid total expenses of $572,042, including $232,051 in brokerage commissions, $201,094 in General Partner administrative and Trading Advisor management fees, $89,776 in Trading Advisor incentive fees, and $49,121 in other expenses. The Partnership was allocated $68,894 in interest income from the Trading Company and the net asset value of a Unit increased by $19.46 to $2,028.50.

      The AHL Diversified Trading Program implemented by the Trading Advisor on behalf of the Trading Company, in which the Partnership invests substantially all of its assets, generated a profit for the year ending December 31, 2004. Trading in energies, bonds and agriculturals posted significant gains while stocks also added to returns. However, profits were pared by trading in currencies, short term interest rates and metals.

      Long positions in crude oil were the driver of performance within the energy sector while further gains were added by long positions in unleaded gasoline following a rise in value. Prices climbed concerns mounted that crude oil supplies may fail to satisfy an expected increase in global demand. Towards the end of the period, long positions in crude oil as well as natural gas suffered as energy values fell on the back of a report by the US government indicating that US crude oil stock piles had increased more than anticipated.

      Within the bond sector, long Euro Bund positions generated excellent gains amidst rising values on the back of speculation that high energy costs may be damaging the global economy. During the third quarter, a surge in US Treasury prices benefited long positions as the release of disappointing US economic figures bolstered demand for save haven securities.

      Long positions in Asian indices generated excellent returns for stock index trading following a rise in value. Positions in Japan's TOPIX Stock Index proved particularly beneficial as well as long positions in the Hang Seng Index. Further gains arose from long positions in the IBEX 35 Index. However mid-period, long positions in the NASDAQ 100 Index fell victim to a downward trend in prices. Values fell amid concerns that rising oil prices may undermine corporate profitability, while fears of a terrorist attack in the run up to the US presidential election weakened investor sentiment further.

      Currency trading proved unprofitable for most of the year. Losses arose after depreciation in the US dollar undermined long positions in the greenback. Towards the end of the period, an appreciation in both the Canadian and Australian dollars enabled long positions to reap excellent gains.

      Elsewhere, trading in agriculturals, short term interest rates and metals were also unprofitable due to disappointing returns from long sugar positions as well as from long Euribor positions.

(c)   Quantitative and Qualitative Disclosures About
      Market Risk

      (i)   Introduction

      The Partnership (inclusive of the Partnership's investment in the Trading Company) is a speculative commodity pool. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Partnership's main line of business.

      Market movements result in frequent changes in the fair market value of the Partnership's open positions and, consequently, in its earnings and cash flow. The Partnership's market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Partnership's open positions and the liquidity of the markets in which it trades.

      The Partnership can rapidly acquire and/or liquidate both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Partnership's past performance is not necessarily indicative of its future results.

      Value at Risk is a measure of the maximum amount which the Partnership could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Partnership's speculative trading and the recurrence in the markets traded by the Partnership of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Partnership's experience to date (i.e., "risk of ruin"). In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Partnership's losses in any market sector will be limited to Value at Risk or by the Partnership's attempts to manage its market risk.

      Materiality, as used in this section "Quantitative and Qualitative Disclosures About Market Risk," is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of the Partnership's market sensitive instruments.

      (ii)  Quantifying the Partnership's Trading Value at Risk

Quantitative Forward-Looking Statements

      The following quantitative disclosures regarding the Partnership's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

      The Partnership's risk exposure in the various market sectors traded by the Trading Advisor is quantified below in terms of Value at Risk. Due to the Partnership's mark-to-market accounting, any loss in the fair value of the Partnership's open positions is directly reflected in the Partnership's earnings (realized or unrealized) and cash flow (as profits and losses on open positions in exchange-traded contracts are settled daily through variation margin).

      Value at Risk as been calculated on a one day basis using historically observed volatilities (standard deviation) for the instruments in the Partnership's portfolio and a Gaussian return distribution. The figures below are calculated to a 95% confidence level.

      In quantifying the Partnership's Value at Risk, historically observed correlations between the instruments in the Partnership's portfolio and the sectors traded are also considered. Thus, the Value at Risk for the entire portfolio is less than that of the sum of the individual sectors due to diversification effects.

      (iii) The Partnership's Trading Value at Risk in Different Market
            Sectors

      The following table indicates the Value at Risk associated with the Partnership's allocable share of the Trading Company's open positions by market category at December 31, 2007. As of December 31, 2007 the Partnership's total capitalization was approximately $59,555,390.

As of December 31, 2007:

       Market Sector           Value at Risk     % of Capitalization
       -------------------------------------------------------------
       Stock Indices           $95,289           0.16%
       Interest Rates          $125,066          0.21%
       Bonds                   $208,444          0.35%
       Currencies              $500,265          0.84%
       Energy                  $375,199          0.63%
       Metals                  $125,066          0.21%
       Agriculturals           $172,711          1.61%
       -------------            -------          -----

       Total                   $958,842          1.61%
       =====                   ========          =====

Material Limitations on Value at Risk as an Assessment of Market Risk

      The face value of the market sector instruments held by the Partnership (inclusive of the Trading Company) is typically many times the applicable Value at Risk as well as approximately three to eight times the capitalization of the Partnership. The magnitude of the Partnership's open positions creates a "risk of ruin" not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions -- unusual, but historically recurring from time to time -- could cause the Partnership to incur severe losses over a short period of time. The foregoing Value at Risk tables -- as well as the past performance of the Partnership -- give no indication of this "risk of ruin."

Non-Trading Risk

      The Partnership (inclusive of the Trading Company) has cash flow risk as it holds a substantial portion of its assets in cash for margin and cash management purposes upon which it receives an interest tied to US Treasury rates and LIBOR. The General Partner believes that such cash flow risk in immaterial. If short-term interest rates decline so will the Partnership's interest income.

      (iv)  Qualitative Disclosures Regarding Primary Trading Risk
            Exposures

      The following qualitative disclosures regarding the Partnership's market risk exposures -- except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Trading Advisor manages the Partnership's primary market risk exposures -- constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Partnership's primary market risk exposures as well as the strategies used and to be used by the Trading Advisor for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Trading Advisor's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Trading Advisor. There can be no assurance that the Partnership's current market exposure and/or the Trading Advisor's risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term.

      The following were the primary trading risk exposures of the Partnership (inclusive of the Trading Company) as of December 31, 2007, by market sector.

      Agriculturals. The Partnership is exposed to movements in the price of agricultural commodities including, but not limited to, soybeans, wheat, corn, and cotton, which are often directly affected by severe or unexpected weather conditions.

      Currencies. The Partnership's currency positions are exposed to changes in the exchange rate between the foreign currencies including, but not limited to, the UK Sterling, Euro, Japanese Yen, Swiss Franc, and Australian dollar held by the Partnership and the U.S. Dollar in which the Partnership calculates its net assets. Exchange rate fluctuations are caused by changes in interest rates, political developments and general economic conditions.

      Interest Rates. The Partnership's financial instrument positions are exposed to the risk of fluctuations in interest rates. The Partnership's primary interest rate exposure is to fluctuations in, Euroswiss Franc, Euribor, Euroyen and Ausi T-Bills.

      Energy. The Partnership is exposed to the risk of price movements in the oil and gas markets, which may result from political developments in the Middle East, and elsewhere, as well as general economic conditions worldwide. Energy prices are volatile and substantial profits and losses have been experienced and are expected to continue in these markets which include Crude Oil, Kerosene, Gasoline, and Natural Gas.

      Stocks. Interest rate movements and general economic conditions affect the value of the Partnership's positions in stock index futures which include the Australian SPI200 Index, S&P Canada 60 Ind, Nikkei, Euro-STOXX, Tokyo Stock Exchange Index, FTSE and S&P 500 Index.

      Metals. The Partnership is exposed to the risk of price movements in the base and precious metal markets including Silver, Gold, Platinum, Copper, Lead and Nickel. These prices are affected by industrial demand, interest rates and general economic conditions.

      Bonds. Interest rate movements and general economic conditions affect the value of the Partnership's positions in bond futures which include the Ausi 3yr & 10yr Bonds, Brazil Bond, Canadian Bond, Euro-BOBL, Euro-BUND, Japanese Bond and US Treasury Bonds.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

      The following were the only non-trading risk exposures of the Partnership as of December 31, 2007:
      The Partnership's only market exposure in instruments held other than for trading is in offshore time deposits held at a major banking institution as an investment option available as part of the Partnership's account relationship with this banking institution. These deposits are paid interest at the bank determined rate. These deposits are not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC), the United States Government, or any agency of the United States Government and are exposed to the credit risk of the bank.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

      The Trading Advisor attempts to control the risk in the Partnership's (inclusive of the Trading Company's) trading by diversifying the Trading Company's portfolio across multiple markets and market sectors. In addition, the Trading Advisor has developed a comprehensive system which enables the Trading Advisor to monitor market positions, price volatility and return covariances across the portfolio in real time to ensure that pre-determined risk criteria are not exceeded thus allowing the Trading Advisor to monitor the volatility of the contracts traded and to make portfolio adjustments on an intraday basis in accordance with pre-determined risk parameters and to adjust positions in response to changes in correlations between markets. The Trading Advisor also maintains the total leverage in the portfolio (determined by statistical analysis of the distribution of actual and simulated historical returns and by analyzing the effect of interest rates and fees) and the portfolio's margin to equity ratio within pre-determined parameters. The Trading Advisor constantly reviews and refines these risk management approaches. Additionally, the Trading Advisor has a full disaster recovery plan, including a second site system, running in parallel with the Trading Advisor's primary system, which can be implemented in case of an emergency in its main offices.

ITEM 3:  PROPERTIES

      The Partnership does not own or use any physical properties in the conduct of its business. The General Partner performs services for the Partnership from the General Partner's offices at 123 N. Wacker Drive, 28th Floor, Chicago, Illinois 60606.

ITEM 4:  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security ownership of certain beneficial owners

      The General Partner knows of no persons who own beneficially more than 5% of the Partnership's Units.

      All of the Partnership's general partner interest is held by the General Partner.

(b)   Security Ownership of Management

      The Partnership has no officers or directors. Under the terms of the Limited Partnership Agreement, the Partnership's affairs are managed by the General Partner. As of September 30, 2007, the General Partner's interest in the Partnership was valued at $511,575, which constituted 0.98% of total partners' equity.

      As of December 31, 2007, no director, executive officer or member of the General Partner beneficially owned Units in the Partnership.

(c)   Changes in Control

      There are no arrangements known to the Partnership or General Partner the operation of which would result in a change in control of the Partnership; provided, however, that pursuant to the Partnership's Limited Partnership Agreement, the General Partner may admit additional or substitute general partners and may withdraw as general partner of the Partnership.

ITEM 5:  DIRECTORS AND EXECUTIVE OFFICERS

(a), (b) Identification of Directors and Executive Officers.

      As a limited partnership, the Partnership itself has no officers, directors or employees. The Partnership's affairs are managed by the General Partner.

The principals of the General Partner and their business backgrounds are as follows.

      Uwe Eberle, born May 1965, is head of institutional sales for Man Investments, a division of Man Group plc as well as a member of the management committee of Man Investments. Mr. Eberle is a Director and President of the General Partner which positions he has held since January 2008. From November 2006 until December 2007, Mr. Eberle was Chief Executive Officer - Institutional Sales of Man Investments Inc. ("MII") and a Director since November 2007. As of January 2008, Mr. Eberle was made President and Chief Executive Officer of MII. In addition to the foregoing, Mr. Eberle was recently made a director and officer of various other Man companies based in the United States, including, but not limited to, RMF Investment Management (USA) Corp., where he has been a director since November 2007. Prior to joining MII, Mr. Eberle was head of hedge fund research at RMF Investment Management ("RMF") in Pfaffikon, Switzerland. From 2002 through 2004, Mr. Eberle built up the New Alternative unit at RMF out of New York, a unit focusing on the search for new alpha opportunities. Prior to that, he worked in the private equity team at RMF. Before joining RMF in 2000, he spent more than 13 years with the HypoVereinsbank Group in Frankfurt, Munich, and New York. His most recent position was a senior fund manager, building up their emerging market fund management team. From 1994 until 1996, Mr. Eberle worked in a small group of senior people, re-setting the strategic direction of the asset management business at Vereinsbank. From 1992 until 1994, he worked in research/marketing for Vereinsbank Capital Corp. in New York. Prior to that, he worked as an equity trader and senior options trader for 5 years. Mr. Eberle received a degree in Banking in addition to a degree in Economics from the Verwaltungs- and Wirtschaftsakademie (VWA) in Frankfurt, Germany. He is also a CFA charter holder and a member of the German Association of Investment Professionals.

      Michael Lozowski, born September 1953, is Vice President and a Director of the General Partner, which positions he has held since February 2002. He is listed with the CFTC as a Principal of the General Partner as of February 2002. In addition, since February 2002, Mr. Lozowski also is the Managing Director of the Trading Advisor with whom he is listed as a Principal and is registered with the CFTC as an associated person as of May 2003 and is an NFA member. Mr. Lozowski is also a Director of Man Investments Limited (`MIL'), an affiliated United Kingdom limited liability company that acts as an investment manager and commodity trading advisor to non-U.S. persons. With MIL, he has particular responsibility for investment management. Mr. Lozowski was a Director and President of Man-AHL, which positions he held from June 1996 and February 1995, respectively, until July 2005, when Man-AHL was dissolved. Prior to this, Mr. Lozowski was the Corporate Finance Director of Man Management AG and affiliated companies in Switzerland from 1990 until December 1995. He joined the Man Group in November 1987 as Assistant Treasurer. Before joining the Man Group, he worked at The Chase Manhattan Bank from March 1980 until November 1987 and at the National Westminster Bank from 1977 through March 1980. After receiving a Masters degree in Physics at University College, Oxford, he progressed to a Master of Science degree in Operational Research at the University of Sussex in England.

      Alicia Borst Derrah, born March 1958, is a Director (since November 2007) Vice President (since January 2006), Secretary (since November 2007) and Chief Financial Officer (since October 2005) of the General Partner. In addition to her affiliation with the General Partner, since 1993, Ms. Derrah is the Chief Financial Officer and Secretary of Glenwood Capital Investments, L.L.C. (`GCI'), an affiliate of the General Partner that is registered with the SEC as an investment adviser and with the NFA as a commodity trading advisor and commodity pool operator and is an NFA member. Ms. Derrah is also a Director, Vice President, Secretary and Chief Financial Officer of the Placement Agent. Ms. Derrah is registered with the CFTC as an associated person and principal of GCI since October 1993, of the General Partner since November 2005 and of the Placement Agent as of January 2006 and is an NFA member. She is also the Principal Financial Officer of three registered investment companies managed by GCI. In addition, Ms. Derrah is a Director (since November 2007), Vice President (since February 2002) and Secretary (since November 2007) of Man-Glenwood, Inc. (`MGI'). She has also held a number of positions with Man Investments Services Corp. (`MISC'), of which she is currently President as of October 2005 as well as a Director (since February 2002) and Secretary (since November 2007). MISC provides fund accounting services to the General Partner. In addition, Ms. Derrah is currently a Director, Vice President and Secretary of the following companies: MIF, MIHI, MIUHI, MMI and MIT. Prior to joining Man Investments in October 2000 when Man Investments acquired GCI, Ms. Derrah worked for GCI as well as Glenwood Financial Group (from 1992 until 1999) and Centurion Trust Company (from 1993 until 1996) as the Chief Financial Officer. From 1987 until 1992, she worked for Arthur Andersen & Company as an auditor in their financial services division. Ms. Derrah is a certified public accountant and received a Bachelor of Arts degree from Mundelein College in 1980.

      Man Investments Holdings Inc. is the sole shareholder of the General Partner. It is a Delaware holding company, which is owned by Man Investments USA Holdings Inc., a Delaware holding company that is indirectly owned by Man Group plc, a public company in the United Kingdom.

(c)   Identification of Certain Significant Employees

      None.

(d)   Family Relationships

      None.

(e)   Business Experience

      See (a) and (b) above.

(f)   Involvement in Certain Legal Proceedings.

      None.

(g)   Promoters and Control Persons

      Not Applicable.

ITEM 6:  EXECUTIVE COMPENSATION

      The Partnership itself has no officers, directors or employees. None of the principals, officers or employees of the General Partner receive compensation from the Partnership. The General Partner invests all or substantially all of the Partnership's assets in the Trading Company. The Trading Advisor makes all trading decisions for the Trading Company. The General Partner receives a monthly general partner administrative fee from the Partnership of 1/12 of 1% month-end Net Asset Value of the Partnership (a 1% annual rate). The Partnership pays the Trading Advisor, an affiliate of the General Partner, a monthly management fee of 1/6 of 1% of the Partnership's month-end Net Asset Value (a 2% annual rate) and 20% of any Net New Appreciation, described above under Item 1 "Charges," achieved by the Partnership as of the end of each calendar month. The Trading Advisor may pay a portion of its management fees to the General Partner.

      The officers of the General Partner and Trading Advisor are compensated by the General Partner and Trading Advisor in their respective positions. These officers receive no other compensation from the Partnership. The Partnership has no compensation plans or arrangements relating to a change in control of either the Partnership, the General Partner or the Trading Advisor.

ITEM 7:  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR
INDEPENDENCE

      See "Item 6: Executive Compensation" and "Item 4: Security Ownership of Certain Beneficial Owners and Management." The Partnership paid the General Partner and Trading Advisor aggregate administrative and management fees of $946,939, $578,815, $193,197 and $201,094 for the nine month period ended
September 30, 2007 and the years ended December 31, 2006, 2005 and 2004, respectively. The Partnership paid the Trading Advisor $791,963, $227,938, $115,997 and $89,776 in incentive fees for the nine month period ended September 30, 2007 and the years ended December 31, 2006, 2005 and 2004, respectively. The General Partner's interest in the Partnership earned net income of $35,265, $243,007, $24,803 and $19,456 for the nine month period ended September 30, 2007 and the years ended December 31, 2006, 2005 and 2004, respectively. The administrative, management and incentive fees paid or payable by the Partnership were not negotiated and may be higher than they would have been had they been the result of arm's-length bargaining.

      The Partnership has not and does not make any loans to the General Partner, its affiliates, their respective officers, directors or employees or the immediate family members of any of the foregoing, or to any entity, trust or other estate in which any of the foregoing has any interest, or to any other person (provided that the purchase of U.S. government instruments and the deposit of Partnership assets with banks, futures brokers and foreign exchange counterparties in connection with the trading operations of the Partnership are not considered to be loans).

      None of the General Partner, its affiliates, their respective officers, directors and employees or the immediate family members of any of the foregoing, or any entity trust or other estate in which any of the foregoing has any interest has, to date, sold any asset, directly or indirectly, to the Partnership.

      The Partnership has no directors, officers or employees and is managed by the General Partner. The General Partner is managed by its principals, none of whom is independent of the General Partner.

ITEM 8:  LEGAL PROCEEDINGS

      The Partnership is not aware of any pending legal proceedings to which either the Partnership is a party or to which any of its assets are subject. In addition there are no pending material legal proceedings involving the General Partner.

ITEM 9:  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

(a)   Market information

      There is no trading market for the Units, and none is likely to develop. Units may be redeemed or transferred subject to the conditions imposed by the Limited Partnership Agreement.

(b)   Holders

      As of January 1, 2008, there were 512 holders of Units.

(c)   Dividends

      The General Partner has sole discretion in determining what distributions, if any, the Partnership makes to Limited Partners. To date no distributions or dividends have been paid on the Units, and the General Partner has no present intention to make any.

(d)   Securities Authorized for Issuance under Equity
      Compensation Plans

      None.

ITEM 10:  RECENT SALES OF UNREGISTERED SECURITIES

      Units are sold on a monthly basis, as of the first day of each month, through the General Partner and certain Selling Agents retained by the General Partner to act as its agents. The offering price of a Unit is the Unit net asset value as of the date of issue. Between January 1, 2005 and

December 31, 2007, the Partnership issued Units to both new and existing Limited Partners in monthly closings as set forth in the following chart.

-------------------------------------------------------------
  Date of Closing      Number of Units   U.S. Dollar Amount
                            Sold            of Units Sold
-------------------------------------------------------------
January (2005)
-------------------------------------------------------------
February
-------------------------------------------------------------
March
-------------------------------------------------------------
April
-------------------------------------------------------------
May
-------------------------------------------------------------
June                       23.2542             50,000
-------------------------------------------------------------
July                       11.2186             25,000
-------------------------------------------------------------
August                     11.1956             25,000
-------------------------------------------------------------
September                  10.7395             25,000
-------------------------------------------------------------
October                    20.5931             49,500
-------------------------------------------------------------
November                  222.0502            524,500
-------------------------------------------------------------
December                  244.4503            610,000
-------------------------------------------------------------

-------------------------------------------------------------
January (2006)            326.3296            800,000
-------------------------------------------------------------
February                  490.1802          1,242,283
-------------------------------------------------------------
March                     1378.055          3,387,439
-------------------------------------------------------------
April                     1400.438          3,553,850
-------------------------------------------------------------
May                       491.5432          1,310,900
-------------------------------------------------------------
June                      1893.084          4,815,443
-------------------------------------------------------------
July                      1052.418          2,588,071
-------------------------------------------------------------
August                    607.1673          1,442,000
-------------------------------------------------------------
September                 429.0004          1,045,016
-------------------------------------------------------------
October                   786.7295          1,896,500
-------------------------------------------------------------
November                  1204.113          2,912,550
-------------------------------------------------------------
December                  655.7152          1,630,600
-------------------------------------------------------------

-------------------------------------------------------------
January (2007)            896.1244          2,290,200
-------------------------------------------------------------
February                  1433.5759         3,736,450
-------------------------------------------------------------
March                     851.0734          2,099,657
-------------------------------------------------------------
April                     1053.952          2,533,059
-------------------------------------------------------------
May                        927.033          2,701,294
-------------------------------------------------------------
June                      1051.8292           978,000
-------------------------------------------------------------
July                      369.2265          4,637,050
-------------------------------------------------------------
August                    1690.9196         2,420,443
-------------------------------------------------------------
September                 542.0048          1,387,007
-------------------------------------------------------------
October                   430.1088          1,180,600
-------------------------------------------------------------
November                  758.8543          2,388,250
-------------------------------------------------------------
December                  1027.4732         2,774,700
-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

      Each of the foregoing Units was privately offered and sold only to "accredited investors" as defined in Rule 501(a) under the Securities Act in reliance on the exemption from registration provided by Rule 506 under the Securities Act, and with whom the Partnership, the General Partner or a Selling Agent acting on behalf of the General Partner has a pre-existing substantive relationship and with respect to whom it has been determined that the Units are a suitable investment.

      No underwriting commissions or underwriting discounts were paid in connection with the sale of the Units. Selling Agent compensation is described above under Item 1(e) "Charges."

ITEM 11:  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The securities to be registered consist of Units of Limited Partnership Interest ("Units") in the Partnership.

      Dividend Rights. The General Partner has sole discretion in determining the amount and frequency of distributions (other than withdrawals or redemptions by Limited Partners) which the Partnership shall make. To date, the Partnership has not made any distributions to Limited Partners, and none are contemplated.

      Redemption Provisions. A Limited Partner may redeem all or some of its Units as of the last business day of each calendar month. However, each Limited Partner must maintain a minimum investment of $25,000 in the Partnership (or such other minimum as may be determined by the General Partner) following any redemption initiated by such Limited Partner in order to remain invested in the Partnership. Should a Limited Partner's investment in the Partnership fall below the required minimum by virtue of a redemption request by the Limited Partner, the Partnership shall, unless otherwise determined by the General Partner in its sole discretion, redeem the Limited Partner's remaining Units as well. The General Partner must receive ten days' prior written notice of a request for redemption. A Limited Partner's redemption will become effective on the last business day of the calendar month during which such Limited Partner shall have given timely notice of redemption. One hundred percent (100%) of the redemption payment will be paid within 30 business days of the redemption date. The right to redeem Units is contingent upon the Partnership having assets sufficient in the view of the General Partner to discharge its liabilities on the relevant redemption date. The General Partner may, at its sole discretion, (a) suspend the redemption of Units if the Partnership's investments are illiquid or if the Partnership's ability to withdraw its capital from any investment vehicle in which it has invested some or all of its assets is restricted due to the conditions of its investment in such vehicle or as necessary to comply with any applicable statute or rule of any governmental authority or self-regulatory organization, (b) postpone the distribution of any Partnership assets which cannot be properly valued or liquidated on the redemption date until such time when the assets can be properly valued, (c) establish a reserve against any undetermined liability in an amount deemed reasonable by the General Partner,
(d) amend, modify, liberalize or restrict the terms and conditions of the Limited Partners' redemption privileges to the extent deemed necessary or advisable in connection with any further offerings of Units for sale and (e) require, upon giving written notice, that a Limited Partner redeem and withdraw from the Partnership in whole or in part as the General Partner, in its sole discretion, may request in such notice.

      Voting Rights. The Limited Partnership Agreement gives the General Partner full control over the affairs of the Partnership. The General Partner may amend the Limited Partnership Agreement at any time, in its sole discretion, provided such amendment does not, in the opinion of the General Partner, adversely affect the Limited Partners. The General Partner also may amend the Limited Partnership Agreement as to any other matters with the negative consent of the holders of a majority-in-interest of all outstanding Units (not including any Units held by the General Partner). For purposes of obtaining a negative consent, the General Partner may require responses to be made within a specified time; provided, however, that no amendment shall cause the Partnership to become a general partnership, change the liability of the General Partner or the Limited Partners so as to materially, adversely affect any partner, directly reduce the book capital account of any partner, extend the duration of the Partnership or change the provisions of this sentence.

      The General Partner may, at any time and in its sole discretion, amend the Limited Partnership Agreement without the consent of the Limited Partners: (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein for the benefit of the Limited Partners; (ii) to cure any ambiguity or to correct or supplement any provision in the Limited Partnership Agreement which may be inconsistent with any other provision; (iii) to delete from or add any provision to the Limited Partnership Agreement required or deemed necessary to be so deleted or added by representatives of the U.S. Securities and Exchange Commission, the Commodity Futures Trading Commission, any state securities commission or any other governmental authority, exchange or self-regulatory organization for the benefit or protection of the Limited Partners; (iv) to effect any amendment authorized by the provisions of Sections 1.6 and 1.7 of the Limited Partnership Agreement regarding offerings of the Units; and (v) to amend the provisions of Article VI of Limited Partnership Agreement regarding the allocations of profits and losses for U.S. Federal income tax purposes for any tax year ending after the date of any such amendment or for which a Partnership tax return has not been filed in any manner which the General Partner, in its sole discretion, deems necessary or advisable to comply with the Internal Revenue Code and to promote an equitable treatment of all Partners. However, no such amendment shall cause the Partnership to become a general partnership, change the liability of the General Partner or the Limited Partners so as to materially and adversely affect any partner, change any partner's share of the profits or losses of the Partnership without the consent of such partner or extend the duration of the Partnership.

      Meetings of the Partnership for purposes of taking any action permitted to be taken by the Limited Partners under the Limited Partnership Agreement may be called by the General Partner or by the Limited Partners holding more than 10% of the then outstanding Units (not including any Units held by the General Partner) for any matters for which the Limited Partners may vote as set forth in the Limited Partnership Agreement. In addition to approving or disapproving an amendment to the Limited Partnership Agreement requiring the approval of the Limited Partners, by majority vote, the Limited Partners may dissolve the Partnership, and by unanimous vote, the Limited Partners may remove and replace the General Partner.

      Liquidation Rights. Upon the dissolution of and failure to reconstitute the Partnership, an accounting shall be made of the accounts of the Partnership and of the book capital account of each Partner, and of the Partnership's assets, liabilities and changes in financial condition from the date of the last previous accounting to the date of such dissolution. The General Partner, or such person or persons designated by it, shall act as liquidating trustee or trustees and immediately proceed to wind up and terminate the business and affairs of the Partnership and liquidate the property and assets of the Partnership. Upon the winding-up and termination of the business and affairs of the Partnership, its liabilities and obligations to creditors and all expenses incurred in liquidation shall be paid, and its remaining assets shall be distributed pro rata to the Partners in accordance with their respective book capital accounts. In the event that there is a negative balance in the book capital account of the General Partner upon liquidation after all adjustments to book capital accounts have been made hereunder, whether by reason of losses in liquidating Partnership assets or otherwise, the negative balance shall represent an obligation from the General Partner to the Partnership to be paid in cash by the close of the taxable year in which such liquidation occurs or, if later, within 90 days after such liquidation, and the amount thereof shall be distributed to creditors of the Partnership or to the Partners with a positive balance in their book capital accounts.

      Liability of the Limited Partners. A Limited Partner's capital contribution is subject to the risks of the Partnership's business. However, under the provisions of the Delaware Revised Limited Partnership Act, a Limited Partner will not be personally liable for any debts or losses of the Partnership beyond the amount of its capital contribution and undistributed profits attributable thereto, if any (and, as required by law under certain circumstances, the Limited Partner's obligation to return to the Partnership distributions and returns of contributions). Each Unit, when issued, will be fully paid and nonassessable. Losses in excess of the Partnership's assets will be the obligation of the General Partner at law.

      Restrictions on Alienability. Units are subject to restrictions on alienability. No Limited Partner may assign, pledge or transfer all or some of its Limited Partnership Units without the prior written consent of the General Partner, which consent may be withheld, delayed, conditioned or granted for any reason in the General Partner's sole discretion.

      The following sections of Item 202 of Regulation S-K are not applicable to the Units: (a)(1)(ii), (iii), (vi), (viii), (xi); (a)(2) through (5); (b)
through (f).

ITEM 12:  INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The Partnership's Limited Partnership Agreement provides that in any threatened, pending or completed action, arbitration, claim, demand, lawsuit or proceeding (each a `Proceeding'), to which the General Partner or any of its `affiliates' was or is a party or is threatened to be made a party by reason of the fact that it is or was the general partner of the Partnership or is or was affiliated with the General Partner, the Partnership shall indemnify, defend and hold harmless the General Partner and its affiliates from and against any loss, liability, damage, cost, expense (including, without limitation, attorneys' and accountants' fees and expenses), judgments and amounts paid in settlement (collectively, `Losses'), incurred by them if the party claiming indemnification acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership and provided that the omission, act or conduct that was the basis for such Losses did not constitute willful misconduct, negligence or a breach of fiduciary obligations on the part of the General Partner.

      Under the Limited Partnership Agreement, the Partnership will make advances to the General Partner and its affiliates in connection with a Proceeding only if (a) the Proceeding relates to the performance of duties or services by such persons to the Partnership and (b) if the person receiving such advance agrees to repay the advance if it ultimately is found in arbitration not to be entitled to indemnification under the Limited Partnership Agreement.

      The term `affiliate' of the General Partner means and includes: (a) any natural person, partnership, corporation, limited liability company, association or other legal entity directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the General Partner; (b) any partnership, corporation, limited liability company, association or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the General Partner; (c) any natural person, partnership, corporation, limited liability company, association or other legal entity directly or indirectly controlling, controlled by, or under common control with, the General Partner; or (d) any officer, director, member or manager of the General Partner.

      In the event that the Partnership, the General Partner or any of its affiliates is made a party to any Proceeding or otherwise incurs any Losses as a result of, or in connection with: (a) any partner's (or its assignee's) activities, obligations or liabilities unrelated to the Partnership's business; or (b) any failure or alleged failure on the part of the Partnership or the General Partner to withhold from income or gains allocated or deemed to be allocated to any partner (or its assignees), whether or not distributed, any amounts with respect to which U.S. Federal income tax withholding was required or alleged to have been required, such partner (or its assignees cumulatively) shall indemnify, defend, hold harmless and reimburse the Partnership and the General Partner and its affiliates for such Losses to which they shall become subject.

ITEM 13:  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

      Financial statements required by this item, including the reports of Ernst & Young LLP for the fiscal years ended December 31, 2006 and 2005, and interim financial statements for the period ending September 30, 2007 are included herewith following the Index to Financial Statements and are incorporated by reference into this Item 13.

      Also included herewith is the statement of financial condition of the General Partner at March 31, 2007, including the report of PricewaterhouseCoopers LLP, and the interim statement of financial condition of the General Partner for the period ending December 31, 2007.

      The supplementary financial information specified in Item 302 of Regulation S-K is not applicable.

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      On April 1, 2007 the General Partner dismissed Ernst & Young LLP. ("E&Y") as the independent auditor for the Partnership. The dismissal of E&Y was approved by the General Partner's board the directors.

      During the period from January 1, 2005 through April 1, 2007, the General Partner had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter thereof in its report on the financial statements of the Partnership for such period. There were no other reportable events (as defined in paragraph (A) through (D) of Regulation S-K Item 304(a)(1)(v)) during the period from January 1, 2005 through April 1, 2007. The General Partner, on behalf of the Partnership, has requested that E&Y furnish it a letter addressed to the Commission stating whether it agrees with the above statements. This letter is attached as Exhibit 16.1 hereto.

      On April 1, 2007 the General Partner engaged Deloitte & Touche LLP as independent auditors for the Partnership. The engagement of Deloitte & Touche LLP was approved by the General Partner's board the directors. During the period from January 1, 2005 through April 1, 2007, the General Partner did not consult Deloitte & Touche LLP on behalf of the Partnership with respect to any of the matters described in Regulation S-K Item 304(a)(2)(i) or (ii). The General Partner has requested Deloitte & Touche LLP to review the foregoing statement and has provided Deloitte & Touche LLP the opportunity to furnish to the General Partner a letter addressed to the Commission containing any new information, clarification of the views expressed herein or the respects in which Deloitte & Touche LLP does not agree with the statements made herein with respect to Deloitte & Touche LLP. The General Partner has not received any such letter.

ITEM 15:  FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements

      The financial statements required by this Item are included herewith, beginning following the Index to Financial Statements appearing after the signature page hereof, and are incorporated into this Item 15.

      Supplementary financial information specified by Item 302 of Regulation S-K is not applicable.

(b)   Exhibits

      The following documents (unless otherwise indicated) are filed herewith and made part of this registration statement.

--------------------------------------------------------------------------
Exhibit Designation       Description
-------------------       -----------

--------------------------------------------------------------------------
3.1                       Certificate of Limited Partnership of Man-AHL
                               Diversified I L.P.

--------------------------------------------------------------------------
4.1                       Third Amended Limited Partnership Agreement of
                          Man-AHL Diversified I L.P.

--------------------------------------------------------------------------
10.1 Form of Customer Agreement between E D & F Man International Inc. and Man-AHL Diversified Trading Company L.P.

--------------------------------------------------------------------------
10.2 Form of Trading Advisor Agreement between Man-AHL Diversified I L.P., Man Investments
                          (USA) Corp. and Man-AHL (USA) Limited.

--------------------------------------------------------------------------
10.3                      Form of Selling Agreement between Man
                          Investments (USA) Corp. and Man Investments
                          Inc.

--------------------------------------------------------------------------
16.1                      Letter re: Change in Certifying Accountant

--------------------------------------------------------------------------

SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 28, 2008

                                 MAN-AHL DIVERSIFIED I L.P.

                                 By:   MAN INVESTMENTS (USA) CORP.



                                 By: /S/ Alice B. Derrah
                                    ----------------------
                                 Name:   Alice B. Derrah
                                 Title:  Vice President, Secretary and Chief
                                         Financial Officer

Index to Financial Statements

Man-AHL Diversified I L.P.

      Statements of Financial Condition at September 30, 2007
            (unaudited) and December 31, 2006 (unaudited)
      Statements of Operations (unaudited) For the Three Months ended September
            30, 2007 and 2006 and for the nine months ended September 30, 2007 and 2006
      Statements of Changes in Partners' Equity (unaudited) For the nine months
            Ended September 30, 2007 and 2006
      Statements of Cash Flows (unaudited) For the nine months Ended September
            30, 2007 and 2006
      Notes to Financial Statements

Man-AHL Diversified Trading Company L.P.

      Statements of Financial Condition at September 30, 2007
            (unaudited) and December 31, 2006 (unaudited)
      Statements of Operations (unaudited) For the Three Months ended September
            30, 2007 and 2006 and for the nine months ended September 30, 2007 and 2006
      Statements of Changes in Partners' Equity (unaudited) For the nine months
            Ended September 30, 2007 and 2006
      Statements of Cash Flows (unaudited) For the nine months Ended September
            30, 2007 and 2006
      Notes to Financial Statements

Man-AHL Diversified I L.P.

      Report of Independent Auditors
      Statements of Financial Condition at December 31, 2006 and 2005 Statements of Operations For the Years Ended December 31, 2006
            and 2005
      Statements of Changes in Partners' Equity For the Years Ended
            December 31, 2006 and 2005
         Statements of Cash Flows for the Years Ended December 31, 2006
                                    and 2005
      Notes to Financial Statements

Man-AHL Diversified Trading Company L.P.

      Report of Independent Auditors
      Statements of Financial Condition at December 31, 2006 and 2005 Condensed Schedule of Investments at December 31, 2006 and 2005 Statements of Operations For the Years Ended December 31, 2006
            and 2005
      Statements of Changes in Partners' Equity For the Years Ended
            December 31, 2006 and 2005
         Statements of Cash Flows for the years Ended December 31, 2006 and 2005
      Notes to Financial Statements

Man-AHL Diversified I L.P.

      Report of Independent Auditors
      Statements of Financial Condition at December 31, 2005 and 2004 Statements of Operations For the Years Ended December 31, 2005
            and 2004
      Statements of Changes in Partners' Equity For the Years Ended
            December 31, 2005 and 2004
         Statements of Cash Flows for the Years Ended December 31, 2005
                                    and 2004
      Notes to Financial Statements

Man-AHL Diversified Trading Company L.P.

      Report of Independent Auditors
      Statements of Financial Condition at December 31, 2005 and 2004 Condensed Schedule of Investments at December 31, 2005 and 2004 Statements of Operations For the Years Ended December 31, 2005
            and 2004
      Statements of Changes in Partners' Equity For the Years Ended
            December 31, 2005 and 2004
         Statements of Cash Flows for the years Ended December 31, 2005 and 2004
      Notes to Financial Statements

Man Investments (USA) Corp.

      Statement of Financial Condition at December 31, 2007 (unaudited) Notes to Statement of Financial Condition

      Report of Independent Auditors
      Statement of Financial Condition at March 31, 2007
      Notes to Statement of Financial Condition

Man-AHL Diversified I L.P.
Financial Statements

STATEMENTS OF FINANCIAL CONDITION (a)
STATEMENTS OF OPERATIONS (b)
STATEMENTS OF CHANGES IN PARTNERS' EQUITY (c)
STATEMENTS OF CASH FLOWS (c)
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

(a)   At September 30, 2007 (unaudited) and December 31, 2006 (unaudited)
(b) For the three months ended September 30, 2007 and 2006 (unaudited) and for the nine months ended September 30, 2007 and 2006 (unaudited)
(c)   For the nine months ended September 30, 2007 and 2006 (unaudited)


                            Man-AHL Diversified I L.P.
                         (A Delaware Limited Partnership)

                        Statements of Financial Condition

                                                                        (unaudited)        (unaudited)
                                                                              As of              As of
                                                                 September 30, 2007  December 31, 2006
                                                                 --------------------------------------
Assets
Cash and cash equivalents                                               $ 1,195,450        $ 1,712,632
Due from affiliated broker                                                      295                295
Investment in Man-AHL Diversified  Trading Company L.P.                  52,012,786         29,473,070
Due from Man-AHL Diversified Trading Company L.P.                         1,254,536            476,725
                                                                 --------------------------------------
Total assets                                                           $ 54,463,067       $ 31,662,722
                                                                 ======================================

Liabilities and partners' equity
Liabilities:
   Redemptions payable                                                    $ 969,801          $ 299,914
   Subscriptions received in advance                                      1,180,600          1,702,232
   Management fees payable                                                  132,915             74,620
   Incentive fees payable                                                    50,017                  -
   Brokerage commissions payable                                             60,244             63,129
   Accrued expenses                                                          56,409             49,462
                                                                 --------------------------------------
Total liabilities                                                         2,449,986          2,189,357

Partners' equity:
General Partner (186 unit equivalents outstanding
at September 30, 2007 and  December 31, 2006, respectively)                 511,575            476,310
Limited partners (18,763 and 11,346 units outstanding
at September 30, 2007 and December 31, 2006, respectively)               51,501,506         28,997,055
                                                                 --------------------------------------
Total partners' equity                                                   52,013,081         29,473,365
                                                                 --------------------------------------
Total liabilities and partners' equity                                 $ 54,463,067       $ 31,662,722
                                                                 ======================================

Net asset value per outstanding unit of partnership interest             $ 2,744.89         $ 2,555.67
                                                                 ======================================

See accompanying notes and attached financial statements of Man-AHL Diversified Trading Company L.P.


                                                  Man-AHL Diversified I L.P.
                                               (A Delaware Limited Partnership)

                                                   Statements of Operations
                                                          (unaudited)

                                                          Three-Month       Nine-Month       Three-Month        Nine-Month
                                                               Period           Period            Period            Period
                                                         July 1, 2007  January 1, 2007      July 1, 2006   January 1, 2006
                                                              through          through           through           through
                                                        September 30,    September 30,     September 30,     September 30,
                                                                 2007             2007              2006              2006
                                                        ------------------------------------------------------------------
Net investment income allocated from Man-AHL
Diversified Trading Company L.P.
Interest income                                             $ 503,011      $ 1,254,332         $ 192,155         $ 386,093
                                                        ------------------------------------------------------------------
Net investment income allocated from Man-AHL
Diversified Trading Company L.P.                              503,011        1,254,332           192,155           386,093

Partnership expenses
Brokerage commissions                                         349,809        1,003,776           201,021           406,379
Management fees                                               373,575          946,939           171,661           366,013
Incentive fees                                                 50,017          791,963                 -           227,938
Other expenses                                                 26,372           57,597            20,896            56,155
                                                        ------------------------------------------------------------------
Total expenses                                                799,773        2,800,275           393,578         1,056,485
                                                        ------------------------------------------------------------------
Net investment loss                                         (296,762)      (1,545,943)         (201,423)         (670,392)
                                                        ------------------------------------------------------------------

Realized and unrealized gains (losses) on trading
activities allocated from Man-AHL Diversified
Trading Company L.P.
Net realized trading gains (losses) on closed               (560,725)        3,741,411         (587,521)         (183,431)
contracts
Change in net unrealized gains on open contracts            1,057,557        1,121,652           363,544            48,089
                                                        ------------------------------------------------------------------
Net gain (loss) on trading activities allocated
from Man-AHL Diversified Trading Company L.P.                 496,832        4,863,063         (223,977)         (135,342)
                                                        ------------------------------------------------------------------


Net income (loss)                                           $ 200,070      $ 3,317,120       $ (425,400)       $ (805,734)
                                                        ==================================================================

Net income (loss) per unit of partnership interest
(for a unit outstanding throughout each period)                $ 2.57         $ 189.22         $ (48.56)         $ (40.90)
                                                        ==================================================================

See accompanying notes and attached financial statements of Man-AHL Diversified Trading Company L.P.


                                               Man-AHL Diversified I L.P.
                                            (A Delaware Limited Partnership)

                                        Statements of Changes in Partners' Equity
                                  For the nine months ended September 30, 2007 and 2006
                                                       (unaudited)



                                           GENERAL PARTNER             LIMITED PARTNERS                    TOTAL
                                            Amount        Units           Amount        Units          Amount         Units
                                       -------------------------  ----------------------------   ---------------------------

Partners' equity at December 31, 2006    $ 476,310          186     $ 28,997,055       11,346     $29,473,365        11,532

Subscriptions                                    -            -       22,783,159        8,827      22,783,159         8,827

Redemptions                                      -            -      (3,560,563)      (1,410)     (3,560,563)       (1,410)

Net income                                  35,265            -        3,281,855                    3,317,120             -
                                       -------------------------------------------------------------------------------------

Partners' equity at September 30,         $511,575          186     $ 51,501,506       18,763                        18,949
2007                                                                                              $52,013,081
                                       =====================================================================================



                                           GENERAL PARTNER             LIMITED PARTNERS                    TOTAL
                                            Amount        Units           Amount        Units          Amount         Units
                                       -------------------------------------------------------------------------------------

Partners' equity at December 31, 2005  $ 2,451,507        1,000      $ 4,483,520        1,829     $ 6,935,027         2,829

Subscriptions                                    -            -       20,185,001        8,068      20,185,001         8,068

Redemptions                            (2,000,000)        (814)        (519,149)        (212)     (2,519,149)       (1,026)

Net loss                                   (2,232)            -        (803,502)            -       (805,734)             -
                                       -------------------------------------------------------------------------------------

Partners' equity at September 30,        $ 449,275          186     $ 23,345,870        9,685    $ 23,795,145         9,871
                                       =====================================================================================

See accompanying notes and attached financial statements of Man-AHL Diversified Trading Company L.P.


                                         Man-AHL Diversified I L.P.
                                      (A Delaware Limited Partnership)

                                          Statements of Cash Flows
                                                 (unaudited)

                                                                    Nine-Month Period        Nine-Month Period
                                                              January 1, 2007 through  January 1, 2006 through
                                                                   September 30, 2007       September 30, 2006
                                                             --------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                         $ 3,317,120              $ (805,734)
Adjustments to reconcile net income (loss) to net
  cash used in operating activities:
    Changes in assets and liabilities:
      Investment in Man-AHL Diversified
        Trading Company L.P.                                             (22,539,716)             (16,859,868)
    Due from Man-AHL Diversified
        Trading Company L.P.                                                (777,811)                (196,337)
    Incentive fees payable                                                    50,017                        -
    Management fees payable                                                   58,295                   42,564
    Brokerage commissions payable                                             (2,885)                   35,021
    Accrued expenses                                                           6,947                    8,781
                                                             --------------------------------------------------
Net cash used in operating activities                                    (19,888,033)             (17,775,573)

FINANCING ACTIVITIES
Subscriptions                                                              22,261,527               21,356,501
Redemptions                                                               (2,890,676)              (2,396,178)
                                                             --------------------------------------------------
Net cash provided by financing activities                                  19,370,851               18,960,323
Net increase (decrease) in cash and cash equivalents                        (517,182)                1,184,750
Cash and cash equivalents - Beginning of Period                             1,712,632                  805,500
                                                             --------------------------------------------------
Cash and cash equivalents - End of Period                                  $1,195,450               $1,990,250
                                                             ==================================================

See accompanying notes and attached financial statements of Man-AHL Diversified Trading Company L.P.

Notes to Financial Statements (unaudited)
-----------------------------------------

The accompanying unaudited financial statements, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of Man-AHL Diversified I L.P.'s financial condition at September 30, 2007 and the results of its operations for the three months ended September 30, 2007 and 2006 and nine months ended September 30, 2007 and 2006. These financial statements present the results of interim periods and do not include all the disclosures normally provided in annual financial statements.

1. Organization of the Partnership

Man-AHL Diversified I L.P. (the "Partnership") was organized in September 1997 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on April 3, 1998, for the purpose of engaging in the speculative trading of futures and forward contracts. The Partnership is a "feeder" fund in a "master-feeder" structure whereby the Partnership invests substantially all of its assets in Man-AHL Diversified Trading Partnership L.P. (the "Trading Partnership"). Man Investments (USA) Corp., a Delaware Corporation, is the General Partner of the Partnership. The General Partner is a subsidiary of Man Group plc, a United Kingdom public limited company listed on the London Stock Exchange. The General Partner oversees the operations and management of the Partnership. The General Partner is registered with the Commodity Futures Trading Commission ("CFTC") as a commodity pool operator and commodity trading advisor and is a member of the National Futures Association ("NFA"). The General Partner is also registered as an investment adviser with the U.S. Securities and Exchange Commission.

Man-AHL (USA) Limited (the "Advisor"), a limited liability company incorporated in the United Kingdom, acts as trading advisor to the Partnership pursuant to a trading advisor agreement (the "Agreement"). The Advisor is an affiliate of the General Partner and a subsidiary of Man Group plc. The Advisor is registered with the CFTC as a commodity pool operator and commodity trading advisor, and is a member of the NFA, in addition to registration with the Financial Services Authority in the United Kingdom.

The Partnership's interests are distributed through the Partnership or other selling agents, including Man Investments Inc. (MII), an affiliate of the Advisor and General Partner. MII is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. (the "NASD").

The Trading Partnership executes its futures and forward trades exclusively through MF Global Inc. ("MF Global") and its affiliates.

2. Summary of Significant Accounting Policies

The Partnership's financial statements are prepared in conformity with accounting principles generally accepted in the United States. The preparation of financial statements requires the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

      Cash and cash equivalents - Cash and cash equivalents includes subscription proceeds held at JPMorgan Chase and cash in a brokerage account with MF Global.

      Interest income and expenses - Interest income and expenses are recorded on an accrual basis.

      Investments - The Partnership's investment in the Trading Partnership is valued at the Partnership's proportionate interest in the net assets of the Trading Partnership which approximates fair values. The performance of the Partnership is directly affected by the performance of the Trading Partnership. Attached are the financial statements of the Trading Partnership, which are an integral part of these financial statements. Valuation of investments held by the Trading Partnership is discussed in the notes to the Trading Partnership's financial statements.

      The Partnership can redeem any or all of its limited partnership interests in the Trading Partnership at any month-end at the net asset value per unit of the Trading Partnership. At September 30, 2007 and December 31, 2006, the Partnership owned 7,621 and 4,958 units, respectively, of the Trading Partnership. The Partnership's ownership percentage of the Trading Partnership at September 30, 2007 and December 31, 2006 was 22% and 15%, respectively.

      Calculation of Net Income (Loss) Per Unit - Net income (loss) per unit of the Partnership's interest is equal to the change in net asset value per unit from the beginning of the period to the end of the period. Unit amounts are rounded to whole numbers for financial statement presentation.

      Income Taxes - Income taxes are not provided for by the Partnership because taxable income or loss of the Partnership is includable in the income tax returns of the individual partners.

      In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB interpretation 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes". This standard defines the threshold for recognizing the benefits of tax-return positions in the financial statements as "more-likely-than-not" to be sustained by the taxing authority and requires measurement of a tax position meeting the more-likely-than-not criterion, based on the largest benefit that is more than 50 percent likely to be realized. FIN 48 is effective as of the beginning of the first fiscal year beginning after December 15, 2006. At adoption, companies must adjust their financial statements to reflect only those tax positions that are more-likely-than-not to be sustained as of the adoption date. The implementation of FIN 48 had no impact on the Partnership's financial statements.

      Expenses -- The Partnership pays the General Partner an annual management fee of 1% of the aggregate value of the outstanding Units calculated as of the end of each month.

      The Partnership pays the Advisor an annual management fee computed at an annual rate of 2%.The Advisor also earns a monthly incentive fee equal to 20% of any Net New Appreciation, as defined in the Agreement, achieved by the Partnership. The incentive fee is retained by the Advisor even if subsequent losses are incurred; however, no subsequent incentive fees will be paid to the Advisor until any such trading losses are recouped by the Partnership. At September 30, 2007, there was no loss carry forward for incentive fee purposes.

      Brokerage commission expense on futures contracts is recognized in the period of the transaction, and is reflected in the statements of operations. The futures commission rates charges to the Partnership have not been negotiated at arm's-length and certain other clients may be charged lower rates.

3. Derivative Financial Instruments and Concentrations of Credit Risk

The Partnership, through its investment in the Trading Partnership, trades derivative financial instruments that involve varying degrees of market and credit risk including futures and forward controls. Market risks may arise from unfavorable changes in interest rates, foreign exchange rates, or the market values of the instruments underlying the contracts. Credit risk arises from the potential inability of counterparties to perform in accordance with the terms of the contract.

However, as the Partnership is a limited partner in the Trading Partnership, the Partnership risk at September 30, 2007 and December 31, 2006 is limited to the current value of its investment, which is reflected in the statements of financial condition.

4. Limited Partnership Agreement

The General Partner and each limited partner share in the profits and losses of the Partnership in proportion to the number of units or unit equivalents held by each partner. However, no limited partner is liable for obligations of the Partnership in excess of its capital subscription and profits, if any.

The Partnership's units are continuously offered as of the first business day of each month at net asset value, as defined in the Limited Partnership Agreement (the "Agreement"). Limited partners may redeem any or all of their units as of the end of any month at net asset value per unit on 10 days' prior written notice to the General Partner. The Partnership will be dissolved on December 31, 2037, or upon the occurrence of certain events, as specified in the Agreement.

The General Partner is required to make and maintain a general partner investment in the Partnership in an aggregate amount equal to the lesser of 1.01 % of the net aggregate capital subscriptions of all partners, or $500,000.

Distributions (other than redemptions of units), if any, are made on a pro rata basis at the sole discretion of the General Partner.

The Partnership bears the expenses incurred in connection with its activities. These expenses include, but are not limited to, management and incentive fees, and legal, audit, and tax return preparation fees. In addition, the Partnership pays its pro rata share of the Trading Partnership's expenses, including brokerage commissions, legal, audit, and tax fees.

5. Financial Guarantees

The Partnership enters into administrative and other professional service contracts that contain a variety of indemnifications. The Partnership's maximum exposure under these arrangements is not known. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

6. Recent FASB Pronouncements

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement on Financial Accounting Standards (SFAS) No. 157, "Fair Value Measurements." This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements. SFAS No. 157 applies to fair value measurements already required or permitted by existing standards. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The changes to current generally accepted accounting principles from the application of this SFAS relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. As of September 30, 2007, the Partnership does not believe the adoption of SFAS No. 157 will impact the amounts reported in the financial statements, however, additional disclosures may be required.

Man-AHL Diversified Trading Company L.P.
Financial Statements

STATEMENTS OF FINANCIAL CONDITION (a)
STATEMENTS OF OPERATIONS (b)
STATEMENTS OF CHANGES IN PARTNERS' EQUITY (c)
STATEMENTS OF CASH FLOWS (c)
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

(a)   At September 30, 2007 (unaudited) and December 31, 2006 (unaudited)
(b) For the three months ended September 30, 2007 and 2006 (unaudited) and for the nine months ended September 30, 2007 and 2006 (unaudited)
(c)   For the nine months ended September 30, 2007 and 2006 (unaudited)


                             Man-AHL Diversified Trading Company L.P.
                                 (A Delaware Limited Partnership)

                                 Statements of Financial Condition

                                                                               (unaudited)               (unaudited)
                                                                                     As of                     As of
                                                                        September 30, 2007         December 31, 2006
                                                                        ---------------------------------------------
Assets
Cash and cash equivalents                                                    $ 156,906,411             $ 150,918,465
Due from affiliated broker                                                      71,758,125                47,341,307
Net unrealized trading gains on open futures contracts                           7,300,855                 6,858,260
Net unrealized trading gains on open forward contracts                           4,532,342                 1,337,779
                                                                        ---------------------------------------------
Total assets                                                                 $ 240,497,733             $ 206,455,811
                                                                        =============================================

Liabilities and partners' equity
Liabilities:
  Redemptions payable                                                          $ 3,755,000               $ 2,745,368
                                                                        ---------------------------------------------
Total liabilities                                                                3,755,000                 2,745,368

Partners' equity:
  General Partner                                                                        -                         -
  Limited partners (34,688 and 34,275 units
    outstanding at September 30, 2007 and December 31, 2006,
    respectively)                                                              236,742,733               203,710,443
                                                                        ---------------------------------------------
Total partners' equity                                                         236,742,733               203,710,443
                                                                        ---------------------------------------------
Total liabilities and partners' equity                                       $ 240,497,733             $ 206,455,811
                                                                        =============================================

Net asset value per outstanding unit of partnership interest                    $ 6,824.92                $ 5,943.46
                                                                        =============================================

See accompanying notes.


                                   Man-AHL Diversified Trading Company L.P.
                                       (A Delaware Limited Partnership)

                                           Statements of Operations
                                                  (unaudited)

                                                           Three-Month         Nine-Month       Three-Month         Nine-Month
                                                                Period             Period            Period             Period
                                                          July 1, 2007    January 1 ,2007      July 1, 2006    January 1, 2006
                                                               through            through           through            through
                                                         September 30,      September 30,     September 30,      September 30,
                                                                  2007               2007              2006               2006
                                                    ---------------------------------------------------------------------------
Net realized and unrealized gains (losses)
  on trading activities
Net realized trading gains (losses) on closed            $ (2,433,764)       $ 21,063,917     $ (4,568,723)        $ 2,166,629
  contracts
Change in net unrealized trading gains on open               4,138,274          3,637,158         2,662,563            560,682
  contracts
                                                    ---------------------------------------------------------------------------
Net gain on trading activities                               1,704,510         24,701,075       (1,906,160)          2,727,311

Net investment income
Interest income                                              2,339,752          6,638,279         1,482,707          3,831,529
                                                    ---------------------------------------------------------------------------
Net income (loss)                                          $ 4,044,262       $ 31,339,354       $ (423,453)        $ 6,558,840
                                                    ===========================================================================

Net income (loss) per unit of partnership interest
  (for a unit outstanding throughout each period)             $ 114.95           $ 881.46         $ (15.46)           $ 279.15
                                                    ===========================================================================

See accompanying notes.


                                             Man-AHL Diversified Trading Company L.P.
                                                 (A Delaware Limited Partnership)

                                             Statements of Changes in Partners' Equity
                              For the nine month period ended September 30, 2007 and 2006 (unaudited)



                                               GENERAL PARTNER             LIMITED PARTNERS                    TOTAL
                                             Amount        Units            Amount     Units             Amount       Units
                                        ------------------------------------------------------------------------------------

Partners' equity at December 31, 2006           $ -            -     $ 203,710,443    34,275      $ 203,710,443      34,275

Subscriptions                                     -            -        45,831,607     7,385         45,831,607       7,385

Redemptions                                       -            -      (44,138,671)   (6,972)       (44,138,671)     (6,972)

Net income                                        -            -        31,339,354         -         31,339,354           -
                                        ------------------------------------------------------------------------------------

Partners' equity at September 30,               $ -            -     $ 236,742,733    34,688        236,742,733   $  34,688
2007
                                        ====================================================================================



                                           GENERAL PARTNER             LIMITED PARTNERS                    TOTAL
                                             Amount        Units            Amount     Units             Amount       Units
                                        ------------------------------------------------------------------------------------

Partners' equity at December 31, 2005           $ -            -     $ 132,685,927    25,371                  $      25,371
                                                                                                    132,685,927

Subscriptions                                     -            -        71,113,186    12,796         71,113,186      12,796

Redemptions                                       -            -      (28,970,664)   (5,241)       (28,970,664)     (5,241)

Net income                                        -            -         6,558,840                    6,558,840           -
                                        ------------------------------------------------------------------------------------

Partners' equity at September 30,               $ -            -     $ 181,387,289    32,926                  $      32,926
2006                                                                                                181,387,289
                                        ====================================================================================

See accompanying notes.


                                        Man-AHL Diversified Trading Company L.P.
                                            (A Delaware Limited Partnership)

                                                Statements of Cash Flows
                                                       (unaudited)

                                                                             Nine-Month Period           Nine-Month Period
                                                                       January 1, 2007 through     January 1, 2006 through
                                                                            September 30, 2007          September 30, 2006
                                                                    -------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                        $ 31,339,354                 $ 6,558,840
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Change in net unrealized trading gains on open contracts                        (3,637,158)                   (560,682)
    Changes in assets and liabilities:
    Due from affiliated broker                                                     (24,416,818)                  46,147,182
                                                                    -------------------------------------------------------
Net cash provided by operating activities                                            3,285,378                  52,145,340

CASH FLOWS FROM FINANCING ACTIVITIES
Subscriptions                                                                       45,831,607                  71,113,186
Redemptions                                                                       (43,129,039)                (30,941,312)
                                                                    -------------------------------------------------------
     Net cash provided by financing activities                                       2,702,568                  40,171,874
                                                                    -------------------------------------------------------

Net change in cash and cash equivalents                                              5,987,946                  92,317,214

Cash and cash equivalents at beginning of period                                   150,918,465                  56,649,599
                                                                    -------------------------------------------------------

Cash and cash equivalents at end of period                                       $ 156,906,411               $ 148,966,813
                                                                    =======================================================

See accompanying notes.

Notes to Financial Statements (unaudited)
-----------------------------------------

The accompanying unaudited financial statements, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of Man-AHL Diversified Trading Company L.P.'s financial condition at September 30, 2007 and the results of its operations for the three months ended September 30, 2007 and 2006 and nine months ended September 30, 2007 and 2006. These financial statements present the results of interim periods and do not include all the disclosures normally provided in annual financial statements.

1. Organization of the Trading Partnership

Man-AHL Diversified Trading Company L.P. (the "Trading Partnership") was organized in September 1997 under the Delaware Revised Uniform Limited Trading Partnership Act and commenced operations on April 3, 1998, for the purpose of engaging in the speculative trading of futures and forward contracts. Man Investments (USA) Corp., a Delaware Corporation, is the General Partner of the Trading Partnership. The General Partner is a subsidiary of Man Group plc, a United Kingdom public limited company that is listed on the London Stock Exchange. The General Partner oversees the operations and management of the Company. The General Partner is registered with the Commodity Futures Trading Commission ("CFTC") as a commodity pool operator and commodity trading adviser and is a member of the National Futures Association ("NFA"). The General Partner is also registered as an investment adviser with the U.S. Securities Exchange Commission.

The Trading Partnership was formed to serve as a trading vehicle for certain limited partnerships sponsored by the General Partner in a "master-feeder" structure. The limited partners, Man-AHL Diversified L.P., Man-AHL Diversified I L.P., and Man-AHL Diversified II L.P., are limited partnerships whose general partner is the General Partner.

Man-AHL (USA) Limited (the "Advisor") a limited liability company incorporated in the United Kingdom, acts as trading advisor to the Trading Partnership. The Advisor is an affiliate of the General Partner and a subsidiary of Man Group plc. The Advisor is registered with the CFTC as a commodity pool operator and commodity trading advisor, and is a member of the NFA, in addition to registration with the Financial Services Authority in the United Kingdom.

The Trading Partnership executes its futures and forward trades exclusively through MF Global Inc. ("MF Global") and its affiliates. MF Global is registered with the CFTC as a futures commission merchant and is a member of the NFA.

2. Summary of Significant Accounting Policies

The Trading Partnership's financial statements are prepared in conformity with accounting principles generally accepted in the United States. The preparation of financial statements requires the Trading Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

      Cash and cash equivalents - Cash and cash equivalents include cash and short-term interest bearing money market instruments with original maturities of 90 days or less, held with JPMorgan Chase, N.A.

      Due from affiliated broker - Due from broker consists of balances, including interest receivable, due from MF Global. In general, MF Global pays the Trading Partnership interest monthly, based upon agreed rates, on the Trading Partnership's average daily balance.

      Interest income and expenses - Interest income and expenses are recorded on an accrual basis.

      Derivative Contracts - The Trading Partnership enters into derivative contracts (derivatives) for trading purposes. Derivatives include futures contracts and forward contracts. The Trading Partnership records derivatives at fair value. Fair values are determined by using quoted broker market values for forwards contracts and by using quoted values for futures contracts.

      Realized and unrealized changes in fair values are included in realized and unrealized gains and losses in the statements of operations. All trading activities are accounted for on a trade-date basis.

      Foreign currency - All assets and liabilities of the Trading Partnership denominated in foreign currencies are translated into U.S. dollar amounts at the mean between the bid and ask market rates for such currencies on the date of valuation. Purchases and sales of foreign securities are converted at the prevailing rate of exchange on the respective date of such transactions. The Trading Partnership does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in the fair value of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

      Calculation of Net Income(Loss) Per Unit - Net income (loss) per unit of the Trading Partnership's interest is equal to the change in net asset value per unit from the beginning of the period to the end of the period. Unit amounts are rounded to whole numbers for financial statement presentation.

      Income Taxes - Income taxes are not provided for by the Trading Partnership because taxable income or loss of the Trading Partnership is includable in the income tax returns of the individual partners.

      In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB interpretation 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes". This standard defines the threshold for recognizing the benefits of tax-return positions in the financial statements as "more-likely-than-not" to be sustained by the taxing authority and requires measurement of a tax position meeting the more-likely-than-not criterion, based on the largest benefit that is more than 50 percent likely to be realized. FIN 48 is effective as of the beginning of the first fiscal year beginning after December 15, 2006. At adoption, companies must adjust their financial statements to reflect only those tax positions that are more-likely-than-not to be sustained as of the adoption date. The implementation of FIN 48 had no impact on the Trading Partnership's financial statements.

      Expenses - The Partnership incurs no expenses. The limited partners bear the pro rata expenses incurred in connection with the Partnership's activities. These expenses include brokerage commissions, management and incentive fees, and legal, audit, and tax return preparation fees.

3. Derivative Financial Instruments and Concentrations of Credit Risk

The Trading Partnership trades derivative financial instruments that involve varying degrees of market and credit risk. Market risks may arise from unfavorable changes in interest rates, foreign exchange rates, or the market values of the instruments underlying the contracts. All contracts are stated at fair value, and changes in those values are reflected in the change in net unrealized gains (losses) on open contracts in the statements of operations.

Credit risk arises from the potential inability of counterparties to perform in accordance with the terms of the contract. The credit risk from counterparty nonperformance associated with these instruments is the net unrealized gain, if any, included in the statements of financial condition. Forward contracts are entered into on an arm's-length basis with MF Global UK Ltd., ("MF Global UK"). For exchange-traded contracts, the clearing organization functions as the counterparty of specific transactions and, therefore, bears the risk of delivery to and from counterparties to specific positions.

The Trading Partnership trades in exchange-traded futures contracts on various underlying commodities, foreign currencies, and financial instruments, as well as forward contracts on foreign currencies and other underlying commodities. Fair values of futures and forward contracts are reflected net by counterparty or clearing broker in the statements of financial condition.

The Trading Partnership's funds held by and cleared through MF Global are required to be held in segregated accounts under rules of the CFTC. These funds are used to meet minimum margin requirements for all of the Trading Partnership's open futures positions as set by the exchange where each contract is traded. These requirements are adjusted, as needed, due to daily fluctuations in the values of the underlying positions. Certain positions may be liquidated, if necessary, to satisfy resulting changes in margin requirements.

4. Financial Guarantees

The Trading Partnership enters into administrative and other professional service contracts that contain a variety of indemnifications. The Trading Partnership's maximum exposure under these arrangements is not known. However, the Trading Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

5. Recent FASB Pronouncements

In September 2006, the FASB issued Statement on Financial Accounting Standards
(SFAS) No. 157, "Fair Value Measurements." This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements. SFAS No. 157 applies to fair value measurements already required or permitted by existing standards. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The changes to current generally accepted accounting principles from the application of this SFAS relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. As of September 30, 2007, the Trading Partnership does not believe the adoption of SFAS No. 157 will impact the amounts reported in the financial statements, however, additional disclosures may be required.

FINANCIAL STATEMENTS

Man-AHL Diversified I L.P.
(A Delaware Limited Partnership)
Years Ended December 31, 2006 and 2005
With Report of Independent Auditors

                           Man-AHL Diversified I L.P.
                        (A Delaware Limited Partnership)

                              Financial Statements

                     Years Ended December 31, 2006 and 2005




                                    Contents

Report of Independent Auditors .............................................   1

Financial Statements

Statements of Financial Condition ..........................................   2
Statements of Operations ...................................................   3
Statements of Changes in Partners' Equity ..................................   4
Statements of Cash Flows ...................................................   5
Notes to Financial Statements ..............................................   6

Financial Statements of Man-AHL Diversified Trading Company L.P.

ERNST & YOUNG            Ernst & Young LLP                Phone: (312) 879-2000
                         Sears Tower                      www.ey.com
                         233 South Wacker Drive
                         Chicago, Illinois 60606-6301


                         Report of Independent Auditors

The Partners
Man-AHL Diversified I L.P.

We have audited the accompanying statements of financial condition of Man-AHL Diversified I L.P. (the Partnership) as of December 31, 2006 and 2005, and the related statements of operations, changes in partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Man-AHL Diversified I L.P. at December 31, 2006 and 2005, and the results of its operations, changes in its partners' equity, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.


                                                           /s/ Ernst & Young LLP

February 20, 2007


                 A member firm of Ernst & Young Global Limited

                         Man-AHL Diversified I L.P.
                      (A Delaware Limited Partnership)

                      Statements of Financial Condition


                                                                      December 31
                                                                   2006           2005
                                                               ------------   ------------
Assets
Cash                                                           $  1,712,632   $    805,500
Due from affiliated broker                                              295            295
Investment in Man-AHL Diversified
  Trading Company L.P.                                           29,473,070      6,934,732
Due from Man-AHL Diversified
  Trading Company L.P.                                              476,725         78,933
                                                               ------------   ------------
Total assets                                                   $ 31,662,722   $  7,819,460
                                                               ============   ============

Liabilities and partners' equity
Liabilities:
  Redemptions payable                                          $    299,914   $        450
  Subscriptions received in advance                               1,702,232        800,000
  Management fees payable                                            74,620         17,382
  Brokerage commissions payable                                      63,129         12,314
  Accrued expenses                                                   49,462         54,287
                                                               ------------   ------------
Total liabilities                                                 2,189,357        884,433

Partners' equity:
  General Partner (186 and 1,000 unit equivalents outstanding
   at December 31, 2006 and 2005, respectively)                     476,310      2,451,507
  Limited partners (11,346 and 1,829 units outstanding
   at December 31, 2006 and 2005, respectively)                  28,997,055      4,483,520
                                                               ------------   ------------
Total partners' equity                                           29,473,365      6,935,027
                                                               ------------   ------------
Total liabilities and partners' equity                         $ 31,662,722   $  7,819,460
                                                               ============   ============

Net asset value per outstanding unit of partnership interest   $   2,555.67   $   2,451.51
                                                               ============   ============

See accompanying notes and attached financial statements of Man-AHL Diversified Trading Company L.P.

                         Man-AHL Diversified I L.P.
                      (A Delaware Limited Partnership)

                          Statements of Operations


                                                               Year Ended December 31
                                                               2006            2005
                                                           ------------    ------------
Realized and unrealized gains on trading
  activities allocated from Man-AHL Diversified
  Trading Company L.P.
Net realized trading gains on closed contracts             $  1,190,044    $  1,008,496
Change in net unrealized trading gains on open contracts        581,862          71,832
                                                           ------------    ------------
Net gain on trading activities allocated from
  Man-AHL Diversified Trading Company L.P.                    1,771,906       1,080,328

Net investment income allocated from Man-AHL
  Diversified Trading Company L.P.
Interest income                                                 666,119         138,057
                                                           ------------    ------------
Net investment income allocated from Man-AHL
  Diversified Trading Company L.P.                              666,119         138,057

Partnership expenses
Brokerage commissions                                           676,756         216,664
Management fees                                                 578,815         193,197
Incentive fees                                                  227,938         115,997
Other expenses                                                   67,960          50,454
                                                           ------------    ------------
Total expenses                                                1,551,469         576,312
                                                           ------------    ------------
Net investment loss                                            (885,350)       (438,255)
                                                           ------------    ------------
Net income                                                 $    886,556    $    642,073
                                                           ============    ============

Net income per unit of partnership interest
  (for a unit outstanding throughout each year)            $     104.16    $     243.01
                                                           ============    ============

See accompanying notes and attached financial statements of Man-AHL Diversified Trading Company L.P.

                Man-AHL Diversified I L.P.
             (A Delaware Limited Partnership)

        Statements of Changes in Partners' Equity

          Years Ended December 31, 2006 and 2005


                                                    Limited         General
                                                    Partners        Partners          Total
                                                  ------------    ------------    ------------
Partners' equity at December 31, 2004             $  4,711,632    $  2,208,500    $  6,920,132
  Issuance of 544 units of limited
   partnership interest                              1,309,000               -       1,309,000
 Redemptions of 848 units of limited
   partnership interest                             (1,936,178)              -      (1,936,178)
 Net income                                            399,066         243,007         642,073
                                                  ------------    ------------    ------------
Partners' equity at December 31, 2005                4,483,520       2,451,507       6,935,027
 Issuance of 10,751 units of limited
  partnership interest                              26,712,333               -      26,712,333
Redemptions of 1,234 units of limited
  partnership interest and 814 unit equivalents
  of general partnership interest                   (3,060,551)     (2,000,000)     (5,060,551)
 Net income                                            861,753          24,803         886,556
                                                  ------------    ------------    ------------
Partners' equity at December 31, 2006             $ 28,997,055    $    476,310    $ 29,473,365
                                                  ============    ============    ============

See accompanying notes and attached financial statements of Man-AHL Diversified Trading Company L.P.

                         Man-AHL Diversified I L.P.
                      (A Delaware Limited Partnership)

                          Statements of Cash Flows


                                                         Year Ended December 31
                                                          2006             2005
                                                      ------------    ------------
Operating activities
Net income                                            $    886,556    $    642,073
Adjustments to reconcile net income to net
 cash (used in) provided by operating activities:
  Changes in assets and liabilities:
   Due from affiliated broker                                   --            (165)
   Investment in Man-AHL Diversified
    Trading Company L.P.                               (22,538,338)        (14,730)
   Due from Man-AHL Diversified
    Trading Company L.P.                                  (397,792)         48,885
   Management fees payable                                  57,238             (15)
   Brokerage commissions payable                            50,815          (1,281)
   Accrued expenses                                         (4,825)         16,957
                                                      ------------    ------------
Net cash (used in) provided by operating activities    (21,946,346)        691,724

Financing activities
Proceeds from subscriptions                             27,614,565       2,109,000
Payments on redemptions                                 (4,761,087)     (1,995,224)
                                                      ------------    ------------
Net cash provided by financing activities               22,853,478         113,776
                                                      ------------    ------------

Net change in cash                                         907,132         805,500
Cash at beginning of year                                  805,500              --
                                                      ------------    ------------
Cash at end of year                                   $  1,712,632    $    805,500
                                                      ============    ============


See accompanying notes and attached financial statements of Man-AHL Diversified Trading Company L.P.

                           Man-AHL Diversified I L.P.
                        (A Delaware Limited Partnership)

                          Notes to Financial Statements


1. Organization of the Partnership

Man-AHL Diversified I L.P. (the Partnership) was organized in September 1997 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on April 3, 1998, for the purpose of engaging in the speculative trading of futures and forward contracts. The Partnership is a "feeder" fund in a "master-feeder" structure whereby the Partnership invests substantially all of its assets in Man-AHL Diversified Trading Company L.P. (the Trading Company). Man-AHL (USA) Corp., a Delaware corporation, was the general partner and trading advisor of the Partnership and the Trading Company until April 1, 2005, when it transferred its trading advisory business to its affiliate, Man-AHL (USA) Ltd. (the Advisor), a United Kingdom company, and its commodity pool operations to its affiliate, Man Investments (USA) Corp. (the General Partner), a Delaware corporation and a registered investment adviser under the Investment Advisers Act of 1940. Man Investments Holdings Limited, a United Kingdom holding company that is part of Man Group plc, a United Kingdom public limited company, is the sole shareholder of the Advisor, and Man Investments Holdings Inc., a Delaware corporation that is part of Man Group plc, is the sole shareholder the General Partner.

The Partnership's interests are distributed through the Partnership or other selling agents, including Man Investments Inc. (MII), an affiliate of the Advisor and General Partner. MII is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. (the NASD).

2. Summary of Significant Accounting Policies

The Partnership's financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The following is a summary of the significant accounting and reporting policies used in preparing the financial statements.

Investment in Man-AHL Diversified Trading Company L.P.

The Partnership's investment in the Trading Company is valued at the Partnership's proportionate interest in the net assets of the Trading Company. The performance of the Partnership is directly affected by the performance of the Trading Company. Attached are the audited financial statements of the Trading Company, including the condensed schedules of investments, which are an integral part of these financial statements. Valuation of investments held by the Trading Company is discussed in the notes to the Trading Company's financial statements.

                           Man-AHL Diversified I L.P.
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements (continued)



2. Summary of Significant Accounting Policies (continued)

The Partnership can redeem any or all of its limited partnership interests in the Trading Company at any month-end at the net asset value per unit of the Trading Company. At December 31, 2006 and 2005, the Partnership owned 4,958 and 1,325 units, respectively, of the Trading Company. The Partnership's ownership percentage of the Trading Company at December 31, 2006 and 2005, was 14.47% and 5.23%, respectively.

Brokerage Commission Expense

Brokerage commission expense on futures and forward contracts traded in the Trading Company is recognized on a half-turn basis in the period in which the contracts are opened or closed.

Income Taxes

Income taxes are not provided for by the Partnership because taxable income or loss of the Partnership is includable in the income tax returns of the individual partners.

Net Income (Loss) Per Unit

Net income (loss) per unit of the Partnership's interest is equal to the change in net asset value per unit from the beginning of the year to the end of the year. Unit amounts are rounded to whole numbers for financial statement presentation.

Subscriptions Received in Advance

Subscriptions received in advance are comprised of cash received prior to December 31 for which units were issued on January 1 of the following year. Subscriptions received in advance do not participate in the earnings of the Partnership until the related units are issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the General Partner to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

                           Man-AHL Diversified I L.P.
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements (continued)



3. Limited Partnership Agreement

The General Partner and each limited partner share in the profits and losses of the Partnership in proportion to the number of units or unit equivalents held by each partner. However, no limited partner is liable for obligations of the Partnership in excess of its capital subscription and profits, if any.

The Partnership's units are continuously offered as of the first business day of each month at net asset value, as defined in the limited partnership agreement (the Agreement). Limited partners may redeem any or all of their units as of the end of any month at net asset value per unit on 10 days' prior written notice to the General Partner. The Partnership will be dissolved on December 31, 2037, or upon the occurrence of certain events, as specified in the Agreement.

The General Partner is required to make and maintain a general partner investment in the Partnership in an aggregate amount equal to the lesser of 1.01% of the net aggregate capital subscriptions of all partners, or $500,000.

Distributions (other than redemptions of units), if any, are made on a pro rata basis at the sole discretion of the General Partner.

The Partnership bears the expenses incurred in connection with its activities. These expenses include brokerage commissions, management and incentive fees, and legal, audit, and tax return preparation fees. In addition, the Partnership pays its pro rata share of the Trading Company's operating expenses, if any. The Trading Company recorded no expenses during the years ended December 31, 2006 and 2005.

4. Transactions With Affiliates

The Partnership has a brokerage contract with Man Financial Inc. (Man), an affiliate of the Advisor and General Partner, which provides that the Partnership pays brokerage commissions on its pro rata share of the Trading Company's commodity futures trades at a rate of $16 per round-turn transaction, plus all applicable NFA, exchange, clearing, and other transaction fees. Comparable rates have been negotiated for all foreign futures and forward contract trades. Man, in its sole discretion, may and have rebated a portion or all of the fees.

                           Man-AHL Diversified I L.P.
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements (continued)



4. Transactions With Affiliates (continued)

The Advisor earns a monthly management fee in an amount equal to 0.1667% (2% annually) of the month-end net asset value, as defined in the Agreement, of the Partnership.

The Advisor also earns a monthly incentive fee equal to 20% of any Net New Appreciation, as defined in the Agreement, achieved by the Partnership. The incentive fee is retained by the Advisor even if subsequent losses are incurred; however, no subsequent incentive fees will be paid to the Advisor until any such trading losses are recouped by the Partnership. At December 31, 2006, there was a $149,272 carryforward loss for incentive fee purposes.

The General Partner earns a monthly General Partner fee in an amount equal to 0.0833% (1% annually) of the month-end net asset value, as defined in the Agreement, of the Partnership. The General Partner fee is included in management fees in the statements of operations.

The Partnership maintains a brokerage account with Man that is used as an operating bank account.

5. Derivative Financial Instruments

The Partnership's operating activities involve trading, indirectly through its investment in the Trading Company, in derivative financial instruments that involve varying degrees of market and credit risk. With respect to the Partnership's investment in the Trading Company, the Partnership has limited liability and, therefore, its maximum exposure to either market or credit loss is limited to the carrying value of its investment in the Trading Company, as set forth in the statements of financial condition.

The Partnership's assets held at Man are required to be held in segregated accounts under rules of the Commodity Futures Trading Commission.

                           Man-AHL Diversified I L.P.
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements (continued)



6. Financial Guarantees

The Partnership enters into administrative and other professional service contracts that contain a variety of indemnifications. The Partnership's maximum exposure under these arrangements is not known. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

7. Financial Highlights

The following represents the ratios to average partners' equity and other supplemental information for the years ended December 31, 2006 and 2005:

                                                                 2006             2005
                                                             ------------     ------------
Per unit operating performance
Beginning net asset value                                    $   2,451.51     $   2,208.50
Income (loss) from investment operations:
   Net investment loss                                            (122.56)         (156.09)
   Net realized and unrealized gains on trading activities         226.72           399.10
                                                             ------------     ------------
Total from investment operations                                   104.16           243.01
                                                             ------------     ------------
Ending net asset value                                       $   2,555.67     $   2,451.51
                                                             ============     ============

Ratios to average partners' equity
Expenses other than incentive fees                                   7.39%            7.30%
Incentive fees                                                       1.27             1.84
                                                             ------------     ------------
Total expenses                                                       8.66%            9.14%
                                                             ============     ============

Net investment loss                                                 (4.95)%          (6.95)%
                                                             ============     ============

Total return
Total return before incentive fees                                   5.54%           12.86%
Incentive fees                                                      (1.29)           (1.86)
                                                             ------------     ------------
Total return after incentive fees                                    4.25%           11.00%
                                                             ============     ============

Financial highlights are calculated for all partners taken as a whole. An individual investor's return and ratios may vary from these returns and ratios based on the timing of capital transactions.

                           Man-AHL Diversified I L.P.
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements (continued)



8. Independence

On August 28, 2006, the Division of Investment Management of the Securities and Exchange Commission (SEC) issued a no-action letter for newly registered hedge fund advisers that elected the audit exemption provided by Rule 206(4)-2 of the Investment Advisers Act of 1940. The no-action letter provides certain hedge fund advisers and the auditors of certain hedge funds relief from the SEC's independence rules provided that the auditors have been independent under AICPA independence rules and that certain relationships would cease and certain nonaudit services will no longer be provided to the fund or its affiliates by its auditors after June 30, 2007. The Partnership's auditors, Ernst & Young LLP, were independent under independence standards of the American Institute of Certified Public Accountants (AICPA) for the audit period ended December 31, 2006. The Partnership's auditors were not independent under the SEC independence rules had the SEC independence rules been applied as a result of certain internal audit and other services provided by Ernst & Young LLP to the General Partner of the Partnership and various of its affiliates.

9. Subsequent Events

Effective January 1, 2007, the Partnership recorded subscriptions totaling $2,290,200, of which $1,702,232 was received prior to December 31, 2006.



                                    * * * * *

                         Oath of Commodity Pool Operator



To the best of my knowledge and belief, the information contained herein is accurate and complete.



Man Investments (USA) Corp.
(Commodity Pool Operator)




/s/ Alicia B. Derrah
--------------------------------------------
Alicia B. Derrah
Vice President & Chief Financial Officer

FINANCIAL STATEMENTS

Man-AHL Diversified Trading Company L.P.
(A Delaware Limited Partnership)
Years Ended December 31, 2006 and 2005
With Report of Independent Auditors

                    Man-AHL Diversified Trading Company L.P.
                        (A Delaware Limited Partnership)

                              Financial Statements

                     Years Ended December 31, 2006 and 2005




                                    Contents

Report of Independent Auditors .............................................   1

Financial Statements

Statements of Financial Condition ..........................................   2
Condensed Schedules of Investments .........................................   3
Statements of Operations ...................................................   4
Statements of Changes in Partners' Equity ..................................   5
Statements of Cash Flows ...................................................   6
Notes to Financial Statements ..............................................   7

ERNST & YOUNG            Ernst & Young LLP                Phone: (312) 879-2000
                         Sears Tower                      www.ey.com
                         233 South Wacker Drive
                         Chicago, Illinois 60606-6301


                         Report of Independent Auditors

The Partners
Man-AHL Diversified Trading Company L.P.

We have audited the accompanying statements of financial condition, including the condensed schedules of investments, of Man-AHL Diversified Trading Company L.P. (the Partnership) as of December 31, 2006 and 2005, and the related statements of operations, changes in partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Man-AHL Diversified Trading Company L.P. at December 31, 2006 and 2005, and the results of its operations, changes in its partners' equity, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.



                                                           /s/ Ernst & Young LLP

February 20, 2007


                 A member firm of Ernst & Young Global Limited

                 Man-AHL Diversified Trading Company L.P.
                     (A Delaware Limited Partnership)

                    Statements of Financial Condition


                                                                        December 31
                                                                    2006             2005
                                                               --------------   --------------
Assets
Cash and cash equivalents                                      $  150,918,465   $   56,649,599
Due from affiliated broker                                         47,341,307       75,390,273
Net unrealized trading gains on open futures contracts              6,858,260        4,361,829
Net unrealized trading gains (losses) on open
 forward contracts                                                  1,337,779         (140,944)
                                                               --------------   --------------
Total assets                                                   $  206,455,811   $  136,260,757
                                                               ==============   ==============

Liabilities and partners' equity
Liabilities:
 Redemptions payable                                           $    2,745,368   $    3,574,830
                                                               --------------   --------------
Total liabilities                                                   2,745,368        3,574,830

Partners' equity:
 General Partner                                                           --               --
 Limited partners (34,275 and 25,371 units
  outstanding at December 31, 2006 and 2005,
  respectively)                                                   203,710,443      132,685,927
                                                               --------------   --------------
Total partners' equity                                            203,710,443      132,685,927
                                                               --------------   --------------
Total liabilities and partners' equity                         $  206,455,811   $  136,260,757
                                                               ==============   ==============

Net asset value per outstanding unit of partnership interest   $     5,943.46   $     5,229.88
                                                               ==============   ==============


See accompanying notes.

                    Man-AHL Diversified Trading Company L.P.
                        (A Delaware Limited Partnership)

                       Condensed Schedules of Investments


                                                     December 31, 2006                      December 31, 2005
                                           ------------------------------------------------------------------------------
                                              Percent of                              Percent of
                                           Partners' Equity        Fair Value       Partners' Equity        Fair Value
                                           ----------------     ----------------    ----------------     ----------------
Futures contracts - long:
  Agricultural                                          0.3%    $        680,619                 0.2%    $        245,819
  Currency                                              0.0              (42,401)                0.0              (29,076)
  Energy                                                0.0                 (198)                0.0               (4,910)
  Index                                                 0.6            1,237,624                 0.5              632,080
  Interest rate                                        (0.3)            (584,147)                0.6              816,909
  Metals                                                0.0               (4,643)                2.8            3,747,828
                                           ----------------     ----------------    ----------------     ----------------
Total futures contracts - long                          0.6%    $      1,286,854                 4.1%    $      5,408,650

Futures contracts - short:
  Agricultural                                         (0.1)%   $       (125,506)               (0.4)%   $       (497,987)
  Currency                                              0.4              692,574                 0.1              101,906
  Energy                                                1.2            2,535,840                (0.1)             (79,202)
  Index                                                 0.0               16,884                 0.0                   --
  Interest rate                                         1.2            2,484,379                 0.3              329,790
  Metals                                                0.0              (32,765)               (0.7)            (901,328)
                                           ----------------     ----------------    ----------------     ----------------
Total futures contracts - short                         2.7%    $      5,571,406                (0.8)%   $     (1,046,821)
                                           ----------------     ----------------    ----------------     ----------------

Net unrealized trading gains on open
  futures contracts                                     3.3%    $      6,858,260                 3.3%    $      4,361,829

Forward contracts - long:
  British pounds                                       (0.2)%   $       (403,758)               (0.1)%   $        (57,407)
  Japanese yen                                         (0.1)            (281,968)                0.0              (13,140)
  U.S. dollars                                          0.3              640,626                 0.5              619,627
  Other                                                 0.0              (38,365)                0.0              (48,189)
                                           ----------------     ----------------    ----------------     ----------------
Total forward contracts - long                          0.0%    $        (83,465)                0.4%    $        500,891

Forward contracts - short:
  British pounds                                        0.1%    $         83,916                 0.0     $         35,290
  Japanese yen                                          0.4              863,972                 0.0                8,534
  U.S. dollars                                          0.2              362,853                (0.5)            (665,536)
  Other                                                 0.0              110,503                 0.0              (20,123)
                                           ----------------     ----------------    ----------------     ----------------
Total forward contracts - short                         0.7%    $      1,421,244                (0.5)%   $       (641,835)
                                           ----------------     ----------------    ----------------     ----------------

Net unrealized trading gains (losses) on
  open forward contracts                                0.7%    $      1,337,779                (0.1)%   $       (140,944)
                                           ----------------     ----------------    ----------------     ----------------
Net unrealized trading gains
  on open contracts                                     4.0%    $      8,196,039                 3.2%    $      4,220,885
                                           ================     ================    ================     ================

See accompanying notes.

                    Man-AHL Diversified Trading Company L.P.
                        (A Delaware Limited Partnership)

                            Statements of Operations


                                                              Year Ended December 31
                                                               2006           2005
                                                           ------------   ------------
Net realized and unrealized gains
 on trading activities
Net realized trading gains on closed contracts             $ 11,792,073   $ 21,476,418
Change in net unrealized trading gains on open contracts      3,975,154      1,244,804
                                                           ------------   ------------
Net gain on trading activities                               15,767,227     22,721,222

Net investment income
Interest income                                               5,786,782      2,768,523
                                                           ------------   ------------
Net income                                                 $ 21,554,009   $ 25,489,745
                                                           ============   ============

Net income per unit of partnership interest
(for a unit outstanding throughout each year)              $     713.58   $     919.37
                                                           ============   ============

See accompanying notes.

                    Man-AHL Diversified Trading Company L.P.
                        (A Delaware Limited Partnership)

                    Statements of Changes in Partners' Equity

                     Years Ended December 31, 2006 and 2005


                                                             Limited          General
                                                             Partners         Partner             Total
                                                          --------------   --------------    --------------
Partners' equity at December 31, 2004                     $  115,419,781   $            -    $  115,419,781
 Issuance of 7,601 units of
  limited partnership interest                                33,858,200                -        33,858,200
 Redemption of 9,006 units of
  limited partnership interest                               (42,081,799)               -       (42,081,799)
 Net income                                                   25,489,745                -        25,489,745
                                                          --------------   --------------    --------------
Partners' equity at December 31, 2005                        132,685,927                -       132,685,927
 Issuance of 16,211 units of
  limited partnership interest                                90,204,348                -        90,204,348
 Redemption of 7,307 units of
  limited partnership interest                               (40,733,841)               -       (40,733,841)
 Net income                                                   21,554,009                -        21,554,009
                                                          --------------   --------------    --------------
Partners' equity at December 31, 2006                     $  203,710,443   $            -    $  203,710,443
                                                          ==============   ==============    ==============


See accompanying notes.

                    Man-AHL Diversified Trading Company L.P.
                        (A Delaware Limited Partnership)

                            Statements of Cash Flows


                                                                  Year Ended December 31
                                                                  2006              2005
                                                             --------------    --------------
Operating activities
Net income                                                   $   21,554,009    $   25,489,745
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Change in net unrealized trading gains on open contracts       (3,975,154)       (1,244,804)
  Changes in assets and liabilities:
   Due from affiliated broker                                    28,048,966       (15,492,569)
   Due from General Partner                                              --            64,497
                                                             --------------    --------------
Net cash provided by operating activities                        45,627,821         8,816,869

Financing activities
Proceeds from subscriptions                                      90,204,348        33,858,200
Payments on redemptions                                         (41,563,303)      (40,936,720)
                                                             --------------    --------------
Net cash provided by (used in) financing activities              48,641,045        (7,078,520)
                                                             --------------    --------------

Net change in cash and cash equivalents                          94,268,866         1,738,349
Cash and cash equivalents at beginning of year                   56,649,599        54,911,250
                                                             --------------    --------------
Cash and cash equivalents at end of year                     $  150,918,465    $   56,649,599
                                                             ==============    ==============



See accompanying notes.

                    Man-AHL Diversified Trading Company L.P.
                        (A Delaware Limited Partnership)

                          Notes to Financial Statements



1. Organization of the Partnership

Man-AHL Diversified Trading Company L.P. (the Partnership) was organized in November 1997 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on April 3, 1998, for the purpose of engaging in the speculative trading of futures and forward contracts. Man-AHL (USA) Ltd. (the Advisor), a United Kingdom company, serves as the advisor and Man Investments
(USA) Corp. (the General Partner), a Delaware corporation and a registered investment adviser under the Investment Advisers Act of 1940, serves as the Partnership's general partner. Man Investments Holdings Limited, a United Kingdom holding company that is part of Man Group plc, a United Kingdom public limited company, is the sole shareholder of the Advisor, and Man Investments Holdings Inc., a Delaware corporation that is part of Man Group plc, is the sole shareholder of the General Partner.

The Partnership was formed to serve as a trading vehicle for certain limited partnerships sponsored by the General Partner in a "master-feeder" structure. The limited partners, Man-AHL Diversified I L.P., Man-AHL Diversified II L.P., and Man-AHL Diversified L.P., are limited partnerships whose general partner is the General Partner.

2. Summary of Significant Accounting Policies

The Partnership's financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The following is a summary of the significant accounting and reporting policies used in preparing the financial statements.

Due From Affiliated Broker

Due from affiliated broker consists of balances, including interest receivable, due from Man Financial Inc. (Man), an affiliate of the General Partner. In general, Man pays the Partnership interest monthly, based on agreed upon rates, on the Partnership's average daily balance.

Man is registered with the Commodity Futures Trading Commission (CFTC) as a futures commission merchant and is a member of the National Futures Association, an industry self-regulatory agency.

                    Man-AHL Diversified Trading Company L.P.
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements (continued)



2. Summary of Significant Accounting Policies (continued)

Income Recognition

Realized and unrealized trading gains and losses on futures and forward contracts, which represent the difference between cost and selling price or quoted market value, are recognized currently in the statements of operations. All trading activities are accounted for on a trade-date basis. Interest income is recorded on an accrual basis.

Derivative Contracts

In the normal course of business, the Partnership enters into derivative contracts (derivatives) for trading purposes. Derivatives include futures and forward contracts. The Partnership records its derivative activities on a mark-to-market basis. Fair values are determined by using quoted market values for futures contracts and by using quoted values for forward contracts.

Foreign Currency Translation

Assets, liabilities, gains, and losses denominated in foreign currencies are translated at exchange rates at the date of valuation. The resulting net realized and unrealized foreign exchange gains and losses are recorded in net realized and unrealized gains (losses) on trading activities in the statements of operations.

Cash and Cash Equivalents

Cash and cash equivalents include short-term, highly liquid investments held by a bank.

Income Taxes

Income taxes are not provided for by the Partnership because taxable income or loss of the Partnership is includable in the income tax returns of the partners.

Net Income (Loss) Per Unit

Net income (loss) per unit of the Partnership's interest is equal to the change in net asset value per unit from the beginning of the year to the end of the year. Unit amounts are rounded to whole numbers for financial statement presentation.

                    Man-AHL Diversified Trading Company L.P.
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements (continued)



2. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the General Partner to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. Advisory Agreement and Partnership Agreement

The Advisor is the sole trading advisor to the Partnership.

The General Partner and limited partners share in the profits and losses of the Partnership in proportion to the number of units or unit equivalents held by each partner. However, no limited partner is liable for obligations of the Partnership in excess of its capital contribution and profits, if any. The General Partner owned no direct interest in the Partnership during the years ended December 31, 2006 and 2005.

Distributions (other than redemption of units), if any, are made on a pro rata basis at the sole discretion of the General Partner.

The Partnership incurs no expenses. The limited partners bear the pro rata expenses incurred in connection with the Partnership's activities. These expenses include brokerage commissions, management and incentive fees, and legal, audit, and tax return preparation fees.

Limited partners may redeem any or all of their units as of the end of any month at net asset value per unit on 10 days' prior written notice to the General Partner. Partner contributions occur as of the first day of any month at the opening net asset value. The Partnership will be dissolved on December 31, 2037, or upon the occurrence of certain events, as specified in the limited partnership agreement (the Agreement).

                    Man-AHL Diversified Trading Company L.P.
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements (continued)



4. Derivative Financial Instruments

The Partnership trades derivative financial instruments that involve varying degrees of market and credit risk. Market risks may arise from unfavorable changes in interest rates, foreign exchange rates, or the market values of the instruments underlying the contracts. All contracts are stated at market or fair value, and changes in those values are reflected in the change in net unrealized trading gains (losses) on open contracts in the statements of operations.

Credit risk arises from the potential inability of counterparties to perform in accordance with the terms of the contract. The credit risk from counterparty nonperformance associated with these instruments is the net unrealized gain, if any, included in the statements of financial condition. Forward contracts are entered into on an arm's-length basis with Man Financial Ltd., an affiliate of the Advisor and General Partner. For exchange-traded contracts, the clearing organization functions as the counterparty of specific transactions and, therefore, bears the risk of delivery to and from counterparties to specific positions.

The Partnership trades in exchange-traded futures contracts on various underlying commodities, foreign currencies, and financial instruments, as well as forward contracts on foreign currencies. The fair value of open futures and forward contracts at December 31, 2006 and 2005, is reflected gross on the condensed schedules of investments. Fair values of futures and forward contracts are reflected net by counterparty or clearing broker in the statements of financial condition.

The Partnership's funds held by, and cleared through, Man are required to be held in segregated accounts under rules of the CFTC. These funds are used to meet minimum margin requirements for all of the Partnership's open futures positions as set by the exchange where each contract is traded. These requirements are adjusted, as needed, due to daily fluctuations in the values of the underlying positions. Certain positions may be liquidated, if necessary, to satisfy resulting changes in margin requirements.

5. Financial Guarantees

The Partnership enters into administrative and other professional service contracts that contain a variety of indemnifications. The Partnership's maximum exposure under these arrangements is not known. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

                    Man-AHL Diversified Trading Company L.P.
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements (continued)



6. Recent Accounting Pronouncement

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements. This standard clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value, and requires additional disclosures about the use of fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. As of December 31, 2006, the General Partner does not believe the adoption of SFAS No. 157 will impact the amounts reported in the financial statements; however, additional disclosures may be required.

7. Financial Highlights

The following represents the ratios to average partners' equity and other supplemental information for the years ended December 31, 2006 and 2005:

                                                                        2006            2005
                                                                    ------------    ------------
       Per unit operating performance
       Beginning net asset value                                    $   5,229.88    $   4,310.51
       Income from investment operations:
          Net investment income                                           192.27          101.45
          Net realized and unrealized gains on trading activities         521.31          817.92
                                                                    ------------    ------------
       Total from investment operations                                   713.58          919.37
                                                                    ------------    ------------
       Ending net asset value                                       $   5,943.46    $   5,229.88
                                                                    ============    ============

       Ratios to average partners' equity
       Expenses                                                               -%              -%
       Net investment income                                               3.45%           2.21%

       Total return                                                       13.64%          21.33%

Financial highlights are calculated for all partners taken as a whole. An individual partner's return and ratios may vary from these returns and ratios based on the timing of capital transactions.

                    Man-AHL Diversified Trading Company L.P.
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements (continued)



8. Independence

On August 28, 2006, the Division of Investment Management of the Securities and Exchange Commission (SEC) issued a no-action letter for newly registered hedge fund advisers that elected the audit exemption provided by Rule 206(4)-2 of the Investment Advisers Act of 1940. The no-action letter provides certain hedge fund advisers and the auditors of certain hedge funds relief from the SEC's independence rules provided that the auditors have been independent under AICPA independence rules and that certain relationships would cease and certain nonaudit services will no longer be provided to the fund or its affiliates by its auditors after June 30, 2007. The Partnership's auditors, Ernst & Young LLP, were independent under independence standards of the American Institute of Certified Public Accountants (AICPA) for the audit period ended December 31, 2006. The Partnership's auditors were not independent under the SEC independence rules had the SEC independence rules been applied as a result of certain internal audit and other services provided by Ernst & Young LLP to the General Partner of the Partnership and various of its affiliates.

9. Subsequent Events

Effective January 1, 2007, the Partnership recorded subscriptions totaling $5,003,819.



                                    * * * * *

                         Oath of Commodity Pool Operator



To the best of my knowledge and belief, the information contained herein is accurate and complete.





Man Investments (USA) Corp.
(Commodity Pool Operator)



/s/ Alicia B. Derrah
------------------------------------
Alicia B. Derrah
Vice President & Chief Financial Officer

FINANCIAL STATEMENTS

Man-AHL Diversified I L.P.
(A Delaware Limited Partnership)
Years Ended December 31, 2005 and 2004

                          Man-AHL Diversified I L.P.
                       (A Delaware Limited Partnership)

                             Financial Statements

                    Years Ended December 31, 2005 and 2004




                                   Contents

Report of Independent Auditors................................................1

Financial Statements

Statements of Financial Condition.............................................2
Statements of Operations......................................................3
Statements of Changes in Partners' Equity.....................................4
Statements of Cash Flows......................................................5
Notes to Financial Statements.................................................6

Financial Statements of Man-AHL Diversified Trading Company L.P.

[LOGO OMITTED]ERNST&YOUNG      Ernst & Young LLP           Phone: (312) 879-2000
                               Sears Tower                 www.ey.com
                               233 South Wacker Drive
                               Chicago, IL 60606-6301



                        Report of Independent Auditors

The Partners
Man-AHL Diversified I L.P.

We have audited the accompanying statements of financial condition of Man-AHL Diversified I L.P. (the Partnership) as of December 31, 2005 and 2004, and the related statements of operations, changes in partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Man-AHL Diversified I L.P. at December 31, 2005 and 2004, and the results of its operations, changes in its partners' equity, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                                          /s/ Ernst & Young LLP

February 15, 2006




                  A Member Practice of Ernst & Young Global

                         Man-AHL Diversified I L.P.
                      (A Delaware Limited Partnership)

                      Statements of Financial Condition


                                                                                  December 31
                                                                               2005              2004
                                                                        ------------------------------
Assets
Cash                                                                      $ 805,500               $ -
Due from affiliated broker                                                      295               130
Investment in Man-AHL Diversified
  Trading Company L.P.                                                    6,934,732         6,920,002
Due from Man-AHL Diversified
  Trading Company L.P.                                                       78,933           127,818
                                                                        ------------------------------
Total assets                                                            $ 7,819,460       $ 7,047,950
                                                                        ==============================

Liabilities and partners' equity
Redemptions payable                                                           $ 450          $ 59,496
Subscriptions received in advance                                           800,000                 -
Management fees payable                                                      17,382            17,397
Brokerage commissions payable                                                12,314            13,595
Accrued expenses                                                             54,287            37,330
                                                                        ------------------------------
Total liabilities                                                           884,433           127,818

Partners' equity:
  General Partner (1,000 unit equivalents
  outstanding at December 31, 2005 and 2004)                              2,451,507         2,208,500
  Limited partners (1,829 and 2,133 units outstanding
  at December 31, 2005 and 2004, respectively)                            4,483,520         4,711,632
                                                                        ------------------------------
Total partners' equity                                                    6,935,027         6,920,132
                                                                        ------------------------------
Total liabilities and partners' equity                                  $ 7,819,460       $ 7,047,950
                                                                        ==============================

Net asset value per outstanding unit of partnership interest             $ 2,451.51        $ 2,208.50
                                                                        ==============================

See accompanying notes and attached financial statements of Man-AHL Diversified Trading Company L.P.

                         Man-AHL Diversified I L.P.
                      (A Delaware Limited Partnership)

                          Statements of Operations


                                                                                  Years Ended December 31
                                                                                      2005              2004
                                                                              -------------------------------
Realized and unrealized gains (losses) on trading activities allocated from
Man-AHL Diversified Trading Company L.P.
Net realized trading gains on closed contracts                                 $ 1,008,496         $ 786,533
Change in net unrealized gains on open contracts                                    71,832          (226,442)
                                                                              -------------------------------
Net gain on trading activities allocated from
Man-AHL Diversified Trading Company L.P.                                         1,080,328           560,091

Net investment income allocated from Man-AHL
Diversified Trading Company L.P.
Interest income                                                                    138,057            68,894
                                                                              -------------------------------
Net investment income allocated from Man-AHL
Diversified Trading Company L.P.                                                   138,057            68,894

Partnership expenses
Brokerage commissions                                                              216,664           232,051
Management fees                                                                    193,197           201,094
Incentive fees                                                                     115,997            89,776
Other expenses                                                                      50,454            49,121
                                                                              -------------------------------
Total expenses                                                                     576,312           572,042
                                                                              -------------------------------
Net investment loss                                                               (438,255)         (503,148)
                                                                              -------------------------------
Net income                                                                       $ 642,073          $ 56,943
                                                                              ===============================

Net income per unit of partnership interest
(for a unit outstanding throughout each year)                                     $ 243.01           $ 19.46
                                                                              ===============================


See accompanying notes and attached financial statements of Man-AHL Diversified Trading Company L.P.

                Man-AHL Diversified I L.P.
             (A Delaware Limited Partnership)

        Statements of Changes in Partners' Equity

          Years Ended December 31, 2005 and 2004


                                                                     Limited            General
                                                                    Partners           Partners             Total
                                                           -------------------------------------------------------

Partners' equity at December 31, 2003                            $ 4,517,867        $ 2,189,044       $ 6,706,911
Issuance of 248 units of limited
  partnership interest                                               534,219                  -           534,219
Redemptions of 179 units of limited
  partnership interest                                              (377,941)                 -          (377,941)
Net income                                                            37,487             19,456            56,943
                                                           -------------------------------------------------------
Partners' equity at December 31, 2004                              4,711,632          2,208,500         6,920,132
Issuance of 544 units of limited
  partnership interest                                             1,309,000                  -         1,309,000
Redemptions of 848 units of limited
  partnership interest                                            (1,936,178)                 -        (1,936,178)
Net income                                                           399,066            243,007           642,073
                                                           -------------------------------------------------------
Partners' equity at December 31, 2005                            $ 4,483,520        $ 2,451,507       $ 6,935,027
                                                           =======================================================

See accompanying notes and attached financial statements of Man-AHL Diversified Trading Company L.P.

                         Man-AHL Diversified I L.P.
                      (A Delaware Limited Partnership)

                          Statements of Cash Flows


                                                                                  Years Ended December 31
                                                                                      2005              2004
                                                                              -------------------------------
Operating activities
Net income                                                                       $ 642,073          $ 56,943
Adjustments to reconcile net income to net
  cash provided by operating activities:
   Changes in assets and liabilities:
    Due from affiliated broker                                                        (165)           21,578
    Investment in Man-AHL Diversified
     Trading Company L.P.                                                          (14,730)         (234,799)
    Due from Man-AHL Diversified
     Trading Company L.P.                                                           48,885           201,482
    Incentive fees payable                                                               -           (25,398)
    Management fees payable                                                            (15)              (47)
    Brokerage commissions payable                                                   (1,281)           (1,549)
    Accrued expenses                                                                16,957            (6,247)
                                                                              -------------------------------
Net cash provided by operating activities                                          691,724            11,963

Financing activities
Proceeds from sale of limited partnership interests                              2,109,000           514,219
Payments on redemption of limited partnership interests                         (1,995,224)         (566,594)
                                                                              -------------------------------
Net cash provided by (used in) financing activities                                113,776           (52,375)
                                                                              -------------------------------
Net change in cash                                                                 805,500           (40,412)
Cash at beginning of year                                                                -            40,412
                                                                              -------------------------------
Cash at end of year                                                              $ 805,500               $ -
                                                                              ===============================

See accompanying notes and attached financial statements of Man-AHL Diversified Trading Company L.P.

                          Man-AHL Diversified I L.P.
                       (A Delaware Limited Partnership)

                         Notes to Financial Statements




1. Organization of the Partnership

Man-AHL Diversified I L.P. (the Partnership) was organized in September 1997 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on April 3, 1998, for the purpose of engaging in the speculative trading of futures and forward contracts. The Partnership is a "feeder" fund in a "master-feeder" structure whereby the Partnership invests substantially all of its assets in Man-AHL Diversified Trading Company L.P. (the Trading Company). Man-AHL (USA) Corp., a Delaware corporation, was the general partner and trading advisor of the Partnership and the Trading Company until April 1, 2005, when it transferred its trading advisory business to its affiliate, Man-AHL (USA) Ltd. (the Advisor), a United Kingdom company, and its commodity pool operations to its affiliate, Man Investments (USA) Corp. (the General Partner), a Delaware corporation. Man Investments Holdings Limited, a United Kingdom holding company that is part of Man Group plc, a United Kingdom public limited company, is the sole shareholder of the Advisor, and Man Investments Holdings Inc., a Delaware corporation that is part of Man Group plc, is the sole shareholder the General Partner. Man Group USA Inc., a New York corporation, was the sole shareholder of Man-AHL (USA) Corp.

The Partnership's interests are distributed through the Partnership or other selling agents, including Man Investments Inc. (MII), an affiliate of the Advisor and General Partner. MII is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. (the NASD).

2. Summary of Significant Accounting Policies

The Partnership's financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are stated in United States dollars. The following is a summary of the significant accounting and reporting policies used in preparing the financial statements.

Investment in Man-AHL Diversified Trading Company L.P.

The Partnership's investment in the Trading Company is valued at the Partnership's proportionate interest in the net assets of the Trading Company. The performance of the Partnership is directly affected by the performance of the Trading Company. Attached are the audited financial statements of the Trading Company, including the condensed schedules of investments, which are an integral part of these financial statements. Valuation of investments held by the Trading Company is discussed in the notes to the Trading Company's financial statements.

                          Man-AHL Diversified I L.P.
                       (A Delaware Limited Partnership)

                   Notes to Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

The Partnership can redeem any or all of its limited partnership interests at any month-end at the net asset value per unit of the Trading Company. At December 31, 2005 and 2004, the Partnership owned 1,325 and 1,605 units, respectively, of the Trading Company. The Partnership's ownership percentage of the Trading Company at December 31, 2005 and 2004, was 5.23% and 6.00%, respectively.

Brokerage Commission Expense

Brokerage commission expense on futures and forward contracts held in the Trading Company is recognized on a half-turn basis in the period in which the contracts are opened or closed.

Income Taxes

Income taxes are not provided for by the Partnership because taxable income or loss of the Partnership is includable in the income tax returns of the individual partners.

Net Income (Loss) Per Unit

Net income (loss) per unit of the Partnership's interest is equal to the change in net asset value per unit from the beginning of the year to the end of the year. Unit amounts are rounded to whole numbers for financial statement presentation.

Subscriptions Received in Advance

Subscriptions received in advance are comprised of cash received prior to December 31 for which units were issued on January 1 of the following year. Subscriptions received in advance do not participate in the earnings of the Partnership until the related units are issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the General Partner to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

                          Man-AHL Diversified I L.P.
                       (A Delaware Limited Partnership)

                   Notes to Financial Statements (continued)


3. Limited Partnership Agreement

The General Partner and each limited partner share in the profits and losses of the Partnership in proportion to the number of units or unit equivalents held by each partner. However, no limited partner is liable for obligations of the Partnership in excess of its capital subscription and profits, if any.

The Partnership's units are continuously offered as of the first business day of each month at net asset value, as defined. Limited partners may redeem any or all of their units as of the end of any month at net asset value per unit on 10 days' prior written notice to the General Partner. The Partnership will be dissolved on December 31, 2037, or upon the occurrence of certain events, as specified in the limited partnership agreement.

The General Partner is required to make and maintain a general partner investment in the Partnership in an aggregate amount equal to not less than 1.01% of the net aggregate capital subscriptions of all partners, or $500,000.

Distributions (other than redemptions of units), if any, are made on a pro rata basis at the sole discretion of the General Partner.

The Partnership bears the expenses incurred in connection with its activities. These expenses include brokerage commissions, management and incentive fees, and legal, audit, and tax return preparation fees. In addition, the Partnership pays its pro rata share of the Trading Company's operating expenses, if any. The Trading Company incurred no expenses during the years ended December 31, 2005 and 2004.

4. Transactions With Affiliates

The Partnership has a brokerage contract with Man Financial Inc. (Man), an affiliate of the Advisor and General Partner, which provides that the Partnership pays brokerage commissions on its pro rata share of the Trading Company's commodity futures trades at a rate of $16 per round-turn transaction, plus all applicable NFA, exchange, clearing, and other transaction fees. Comparable rates have been negotiated for all foreign futures and forward contract trades.

The Advisor earns a monthly management fee in an amount equal to 0.1667% (2% annually) of month-end net asset value, as defined, of the Partnership.

                          Man-AHL Diversified I L.P.
                       (A Delaware Limited Partnership)

                   Notes to Financial Statements (continued)


4. Transactions With Affiliates (continued)

The Advisor also earns a monthly incentive fee equal to 20% of any net new appreciation, as defined, achieved by the Partnership. The incentive fee is retained by the Advisor even if subsequent losses are incurred; however, no subsequent incentive fees will be paid to the Advisor until any such trading losses (other than those attributable to redemptions and distributions) are recouped by the Partnership. At December 31, 2005, there was a $124,077 carryforward loss for incentive fee purposes.

The General Partner earns a monthly General Partner fee in an amount equal to 0.0833% (1% annually) of the month-end net asset value, as defined, of the Partnership. The General Partner fee is included in management fees in the statements of operations.

The Partnership maintains a brokerage account with Man that is used as an operating bank account.

5. Derivative Financial Instruments

The Partnership's operating activities involve trading, indirectly through its investment in the Trading Company, in derivative financial instruments that involve varying degrees of market and credit risk. With respect to the Partnership's investment in the Trading Company, the Partnership has limited liability and, therefore, its maximum exposure to either market or credit loss is limited to the carrying value of its investment in the Trading Company, as set forth in the statements of financial condition.

The Partnership's assets held at Man are required to be held in segregated accounts under rules of the Commodity Futures Trading Commission.

6. Financial Guarantees

The Partnership enters into administrative and other professional service contracts that contain a variety of indemnifications. The Partnership's maximum exposure under these arrangements is not known. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

                          Man-AHL Diversified I L.P.
                       (A Delaware Limited Partnership)

                   Notes to Financial Statements (continued)


7. Financial Highlights

The following represents the ratios to average partners' equity and other supplemental information for the years ended December 31, 2005 and 2004:


                                                                                 2005              2004
                                                                       ------------------------------------
Per unit operating performance
Beginning net asset value                                                   $2,208.50         $2,189.04
Income (loss) from investment operations:
   Net investment loss                                                       (156.09)          (158.70)
   Net realized and unrealized gains on trading activities                     399.10            178.16
                                                                       ------------------------------------
Total from investment operations                                               243.01             19.46
                                                                       ------------------------------------
Ending net asset value                                                      $2,451.51         $2,208.50
                                                                       ====================================

Ratios to average partners' equity
Expenses other than incentive fees                                              7.30%             7.25%
Incentive fees                                                                   1.84              1.35
                                                                       ------------------------------------
Total expenses                                                                  9.14%             8.60%
                                                                       ====================================

Net investment loss                                                           (6.95)%           (7.57)%
                                                                       ====================================

Total return
Total return before incentive fees                                             12.86%             2.20%
Incentive fees                                                                 (1.86)            (1.31)
                                                                       ------------------------------------
Total return after incentive fees                                              11.00%             0.89%
                                                                       ====================================

Financial highlights are calculated for all partners taken as a whole. An individual investor's return and ratios may vary from these returns and ratios based on the timing of capital transactions.

8. Subsequent Events

Effective January 1, 2006, the Partnership recorded subscriptions totaling $800,000, all of which was received prior to December 31, 2005.


                                   * * * * *

                          Man-AHL Diversified I L.P.
                       (A Delaware Limited Partnership)

                        Oath of Commodity Pool Operator



To the best of my knowledge and belief, the information contained herein is accurate and complete.



Man Investments (USA) Corp.
(Commodity Pool Operator)




/s/ Alicia B. Derrah
-----------------------
Alicia B. Derrah
Chief Financial Officer

FINANCIAL STATEMENTS

Man-AHL Diversified Trading Company L.P.
(A Delaware Limited Partnership)
Years Ended December 31, 2005 and 2004

                   Man-AHL Diversified Trading Company L.P.
                       (A Delaware Limited Partnership)

                             Financial Statements

                    Years Ended December 31, 2005 and 2004




                                   Contents

Report of Independent Auditors................................................1

Financial Statements

Statements of Financial Condition.............................................2
Condensed Schedules of Investments............................................3
Statements of Operations......................................................4
Statements of Changes in Partners' Equity.....................................5
Statements of Cash Flows......................................................6
Notes to Financial Statements.................................................7

[LOGO OMITTED]ERNST&YOUNG      Ernst & Young LLP           Phone: (312) 879-2000
                               Sears Tower                 www.ey.com
                               233 South Wacker Drive
                               Chicago, IL 60606-6301


                        Report of Independent Auditors

The Partners
Man-AHL Diversified Trading Company L.P.

We have audited the accompanying statements of financial condition, including the condensed schedules of investments, of Man-AHL Diversified Trading Company L.P. (the Partnership) as of December 31, 2005 and 2004, and the related statements of operations, changes in partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Man-AHL Diversified Trading Company L.P. at December 31, 2005 and 2004, and the results of its operations, changes in its partners' equity, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

February 15, 2006





                  A Member Practice of Ernst & Young Global

                 Man-AHL Diversified Trading Company L.P.
                     (A Delaware Limited Partnership)

                     Statements of Financial Condition


                                                                                      December 31
                                                                                     2005               2004
                                                                            ---------------------------------
Assets
Cash and cash equivalents                                                    $ 56,649,599       $ 54,911,250
Due from affiliated broker                                                     75,390,273         59,897,704
Net unrealized trading gains on open futures contracts                          4,361,829          2,881,932
Net unrealized trading (losses) gains on open forward contracts                  (140,944)            94,149
Due from General Partner                                                                -             64,497
                                                                            ---------------------------------
Total assets                                                                $ 136,260,757      $ 117,849,532
                                                                            =================================

Liabilities and partners' equity
Liabilities:
  Redemptions payable                                                         $ 3,574,830        $ 2,429,751
                                                                            ---------------------------------
Total liabilities                                                               3,574,830          2,429,751

Partners' equity:
  General Partner                                                                       -                  -
  Limited partners (25,371 and 26,776 units
  outstanding at December 31, 2005 and 2004,
  respectively)                                                               132,685,927        115,419,781
                                                                            ---------------------------------
Total partners' equity                                                        132,685,927        115,419,781
                                                                            ---------------------------------
Total liabilities and partners' equity                                      $ 136,260,757      $ 117,849,532
                                                                            =================================

Net asset value per outstanding unit of partnership interest                   $ 5,229.88         $ 4,310.51
                                                                            =================================

See accompanying notes.

                   Man-AHL Diversified Trading Company L.P.
                       (A Delaware Limited Partnership)

                      Condensed Schedules of Investments


                                                     December 31, 2005                  December 31, 2004
                                             ----------------------------------------------------------------------
                                                    Percent of                         Percent of
                                              Partners' Equity       Fair Value  Partners' Equity       Fair Value
                                             ----------------------------------------------------------------------
Futures contracts - long:
  Agricultural                                            0.2%        $ 245,819              0.1%         $ 73,283
  Currency                                                   -          (29,076)              0.3          277,440
  Energy                                                     -           (4,910)                -           (7,860)
  Index                                                    0.5          632,080               1.0        1,157,954
  Interest rate                                            0.6          816,909                 -           24,146
  Metals                                                   2.8        3,747,828               1.2        1,404,564
                                             ----------------------------------------------------------------------
Total futures contracts - long                             4.1        5,408,650               2.6        2,929,527

Futures contracts - short:
  Agricultural                                            (0.4)        (497,987)              0.3          294,261
  Currency                                                 0.1          101,906                 -           (5,888)
  Energy                                                  (0.1)         (79,202)              0.3          382,536
  Interest rate                                            0.3          329,790                 -           (4,480)
  Metals                                                  (0.7)        (901,328)             (0.6)        (714,024)
                                             ----------------------------------------------------------------------
Total futures contracts - short                           (0.8)      (1,046,821)                -          (47,595)

Forward contracts - long:
  British pounds                                          (0.1)         (57,407)                -           (7,603)
  Japanese yen                                               -          (13,140)              0.9        1,000,280
  U.S. dollars                                             0.5          619,627              (1.3)      (1,453,698)
  Other                                                      -          (48,189)                -           59,112
                                             ----------------------------------------------------------------------
Total forward contracts - long                             0.4          500,891              (0.4)        (401,909)

Forward contracts - short:
  British pounds                                             -           35,290               0.2          207,481
  Japanese yen                                               -            8,534              (1.2)      (1,348,587)
  U.S. dollars                                            (0.5)        (665,536)              1.4        1,627,115
  Other                                                      -          (20,123)                -           10,049
                                             ----------------------------------------------------------------------
Total forward contracts - short                           (0.5)        (641,835)              0.4          496,058
                                             ----------------------------------------------------------------------
Net unrealized trading gains on open
contracts                                                 3.2%      $ 4,220,885              2.6%      $ 2,976,081
                                             ======================================================================

See accompanying notes.

                   Man-AHL Diversified Trading Company L.P.
                       (A Delaware Limited Partnership)

                           Statements of Operations


                                                                                  Years Ended December 31
                                                                                         2005                2004
                                                                          ----------------------------------------
Net realized and unrealized gains (losses)
on trading activities
Net realized trading gains on closed contracts                                   $ 21,476,418        $ 12,353,221
Change in net unrealized gains on open contracts                                    1,244,804          (2,741,392)
                                                                          ----------------------------------------
Net gain on trading activities                                                     22,721,222           9,611,829

Net investment income
Interest income                                                                     2,768,523           1,029,073
                                                                          ----------------------------------------
Net income                                                                       $ 25,489,745        $ 10,640,902
                                                                          ========================================

Net income per unit of partnership interest
(for a unit outstanding throughout each year)                                        $ 919.37            $ 382.84
                                                                          ========================================

See accompanying notes.

        Man-AHL Diversified Trading Company L.P.
            (A Delaware Limited Partnership)

       Statements of Changes in Partners' Equity


                                                                    Limited            General
                                                                   Partners            Partner              Total
                                                         ---------------------------------------------------------

Partners' equity at December 31, 2003                           $83,130,991                $ -        $83,130,991
Issuance of 8,956 units of
  limited partnership interest                                   34,725,219                  -         34,725,219
  Redemption of 3,345 units of
  limited partnership interest                                  (13,077,331)                 -        (13,077,331)
Net income                                                       10,640,902                  -         10,640,902
                                                         ---------------------------------------------------------
Partners' equity at December 31, 2004                           115,419,781                  -        115,419,781
Issuance of 7,601 units of
  limited partnership interest                                   33,858,200                  -         33,858,200
  Redemption of 9,006 units of
  limited partnership interest                                  (42,081,799)                 -        (42,081,799)
Net income                                                       25,489,745                  -         25,489,745
                                                         ---------------------------------------------------------
Partners' equity at December 31, 2005                          $132,685,927                $ -       $132,685,927
                                                         =========================================================

See accompanying notes.

                   Man-AHL Diversified Trading Company L.P.
                       (A Delaware Limited Partnership)

                           Statements of Cash Flows


                                                                                    Years Ended December 31
                                                                                            2005              2004
                                                                              -------------------------------------
Operating activities
Net income                                                                           $25,489,745       $10,640,902
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Changes in assets and liabilities:
  Due from affiliated broker                                                         (15,492,569)       18,767,767
  Net unrealized trading gains on open contracts                                      (1,244,804)        2,741,392
  Due from General Partner                                                                64,497           (64,497)
                                                                              -------------------------------------
Net cash provided by operating activities                                              8,816,869        32,085,564

Financing activities
Proceeds from sale of limited partnership interests                                   33,858,200        34,725,219
Payments on redemption of limited partnership interests                              (40,936,720)      (11,899,533)
                                                                              -------------------------------------
Net cash and cash equivalents (used in) provided by
financing activities                                                                  (7,078,520)       22,825,686
                                                                              -------------------------------------
Net change in cash                                                                     1,738,349        54,911,250
Cash and cash equivalents at beginning of year                                        54,911,250                 -
                                                                              -------------------------------------
Cash and cash equivalents at end of year                                             $56,649,599       $54,911,250
                                                                              =====================================

See accompanying notes.

                   Man-AHL Diversified Trading Company L.P.
                       (A Delaware Limited Partnership)

                         Notes to Financial Statements




1. Organization of the Partnership

Man-AHL Diversified Trading Company L.P. (the Partnership) was organized in November 1997 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on April 3, 1998, for the purpose of engaging in the speculative trading of futures and forward contracts. Man-AHL (USA) Corp., a Delaware corporation, was the general partner and trading advisor of the Partnership until April 1, 2005, when it transferred its trading advisory business to its affiliate, Man-AHL (USA) Ltd. (the Advisor), a United Kingdom company, and its commodity pool operations to its affiliate, Man Investments
(USA) Corp. (the General Partner), a Delaware corporation. Man Investments Holdings Limited, a United Kingdom holding company that is part of Man Group plc, a United Kingdom public limited company, is the sole shareholder of the Advisor, and Man Investments Holdings Inc., a Delaware corporation that is part of Man Group plc, is the sole shareholder of the General Partner. Man Group USA Inc., a New York corporation, was the sole shareholder of Man-AHL
(USA) Corp.

The Partnership was formed to serve as a trading vehicle for certain limited partnerships sponsored by the General Partner. The limited partners, Man-AHL Diversified I L.P. and Man-AHL Diversified II L.P., are limited partnerships whose general partner is the General Partner.

2. Summary of Significant Accounting Policies

The Partnership's financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are stated in United States dollars. The following is a summary of the significant accounting and reporting policies used in preparing the financial statements.

Due From Affiliated Broker

Due from affiliated broker consists of balances, including interest receivable, due from Man Financial Inc. (Man), an affiliate of the General Partner. In general, Man pays the Partnership interest at agreed upon rates, monthly on the Partnership's average daily balance.

Man is registered with the Commodity Futures Trading Commission (CFTC) as a futures commission merchant and is a member of the National Futures Association, an industry self-regulatory agency.

                   Man-AHL Diversified Trading Company L.P.
                       (A Delaware Limited Partnership)

                   Notes to Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

Income Recognition

Realized and unrealized trading gains and losses on futures and forward contracts, which represent the difference between cost and selling price or quoted market value, are recognized in the statements of operations. All trading activities are accounted for on a trade-date basis. Interest income is recorded on an accrual basis.

Derivative Contracts

In the normal course of business, the Partnership enters into derivative contracts (derivatives) for trading purposes. Derivatives include futures and forward contracts. The Partnership records its derivative activities on a mark-to-market basis. Fair values are determined by using quoted market values for futures contracts and by using quoted values for forward contracts.

Foreign Currency Translation

Assets, liabilities, gains, and losses denominated in foreign currencies are translated at exchange rates at the date of valuation. The resulting net realized and unrealized foreign exchange gains and losses are not material and are recorded in net realized and unrealized gains (losses) on trading activities in the statements of operations.

Cash and Cash Equivalents

Cash and cash equivalents include short-term, highly liquid investments held by a bank.

Income Taxes

Income taxes are not provided for by the Partnership because taxable income or loss of the Partnership is includable in the income tax returns of the partners.

Net Income (Loss) Per Unit

Net income (loss) per unit of the Partnership's interest is equal to the change in net asset value per unit from the beginning of the year to the end of the year. Unit amounts are rounded to whole numbers for financial statement presentation.

                   Man-AHL Diversified Trading Company L.P.
                       (A Delaware Limited Partnership)

                   Notes to Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the General Partner to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. Advisory Agreement and Partnership Agreement

The Advisor is the sole trading advisor to the Partnership.

The General Partner and limited partners share in the profits and losses of the Partnership in proportion to the number of units or unit equivalents held by each partner. However, no limited partner is liable for obligations of the Partnership in excess of its capital contribution and profits, if any. The General Partner owned no direct interest in the Partnership during the years ended December 31, 2005 and 2004.

Distributions (other than redemption of units), if any, are made on a pro rata basis at the sole discretion of the General Partner.

The Partnership incurs no expenses. The limited partners bear the pro rata expenses incurred in connection with the Partnership's activities. These expenses include brokerage commissions, management and incentive fees, and legal, audit, and tax return preparation fees.

Limited partners may redeem any or all of their units as of the end of any month at net asset value per unit on 10 days' prior written notice to the General Partner. Partner contributions occur as of the first day of any month at the opening net asset value. The Partnership will be dissolved on December 31, 2037, or upon the occurrence of certain events, as specified in the limited partnership agreement.

                   Man-AHL Diversified Trading Company L.P.
                       (A Delaware Limited Partnership)

                   Notes to Financial Statements (continued)


4. Derivative Financial Instruments

The Partnership trades derivative financial instruments that involve varying degrees of market and credit risk. Market risks may arise from unfavorable changes in interest rates, foreign exchange rates, or the market values of the instruments underlying the contracts. All contracts are stated at market or fair value, and changes in those values are reflected in the change in net unrealized gains (losses) on open contracts in the statements of operations.

Credit risk arises from the potential inability of counterparties to perform in accordance with the terms of the contract. The credit risk from counterparty nonperformance associated with these instruments is the net unrealized gain, if any, included in the statements of financial condition. Forward contracts are entered into on an arm's-length basis with Man Financial Ltd., an affiliate of the Advisor and General Partner. For exchange-traded contracts, the clearing organization functions as the counterparty of specific transactions and, therefore, bears the risk of delivery to and from counterparties to specific positions.

The Partnership trades in exchange-traded futures contracts on various underlying commodities, foreign currencies, and financial instruments, as well as forward contracts on foreign currencies. The fair value of open futures and forward contracts at December 31, 2005 and 2004, is reflected gross on the condensed schedules of investments. Fair values of futures and forward contracts are reflected net by counterparty or clearing broker in the statements of financial condition.

The Partnership's funds held by, and cleared through, Man are required to be held in segregated accounts under rules of the CFTC. These funds are used to meet minimum margin requirements for all of the Partnership's open futures positions as set by the exchange where each contract is traded. These requirements are adjusted, as needed, due to daily fluctuations in the values of the underlying positions. Certain positions may be liquidated, if necessary, to satisfy resulting changes in margin requirements.

5. Financial Guarantees

The Partnership enters into administrative and other professional service contracts that contain a variety of indemnifications. The Partnership's maximum exposure under these arrangements is not known. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

                   Man-AHL Diversified Trading Company L.P.
                       (A Delaware Limited Partnership)

                   Notes to Financial Statements (continued)


6. Financial Highlights

The following represents the ratios to average partners' equity and other supplemental information for the years ended December 31, 2005 and 2004:


                                                                                         2005             2004
                                                                           ------------------------------------
     Per unit operating performance
     Beginning net asset value                                                      $4,310.51        $3,927.67
     Income from investment operations:
        Net investment income                                                          101.45            42.38
        Net realized and unrealized gains on trading activities                        817.92           340.46
                                                                           ------------------------------------
     Total from investment operations                                                  919.37           382.84
                                                                           ------------------------------------
     Ending net asset value                                                         $5,229.88        $4,310.51
                                                                           ====================================

     Ratios to average partners' equity
     Expenses                                                                              -%               -%
     Net investment income                                                              2.21%            1.06%

     Total return                                                                      21.33%            9.75%

Total return is calculated for all partners taken as a whole. An individual partner's return and ratios may vary from these returns and ratios based on the timing of capital transactions.

7. Subsequent Events

Effective January 1, 2006, the Partnership recorded subscriptions totaling $1,780,625.

Man-AHL Diversified L.P., a newly-formed Delaware limited partnership whose general partner is the General Partner of the Partnership, became a limited partner in the Partnership on January 1, 2006.

                                   * * * * *

                   Man-AHL Diversified Trading Company L.P.
                       (A Delaware Limited Partnership)

                        Oath of Commodity Pool Operator



To the best of my knowledge and belief, the information contained herein is accurate and complete.





Man Investments (USA) Corp.
(Commodity Pool Operator)



/s/ Alicia B. Derrah
-----------------------
Alicia B. Derrah
Chief Financial Officer

Man Investments (USA) Corp.

Statement of Financial Condition

December 31, 2007

Man Investments (USA) Corp.

Statement of Financial Condition
December 31, 2007
-------------------------------------------------------------------------------


Assets

Cash and cash equivalents
     Cash                                                            $30,679
     Deposit with an affiliate                                     8,675,434
Management and incentive fees receivable                             718,352
Investments                                                       22,523,443
Other assets                                                         277,943
Receivable from affiliates                                            44,011
                                                             ----------------
             Total assets                                       $ 32,269,862
                                                             ----------------


Liabilities and Shareholder's Equity

Payable to affiliates                                            $ 1,458,394
Accrued expenses and other liabilities                               703,066
Income taxes payable                                               2,363,048
                                                             ----------------
             Total liabilities                                   $ 4,524,508
                                                             ----------------

Shareholder's equity
     Common shares, $0.01 par value (600 shares
         issued and outstanding, 1,000 shares authorized)                  6
     Additional paid-in capital                                   21,250,994
     Retained earnings                                             6,494,354
                                                             ----------------
Total shareholder's equity                                        27,745,354
                                                             ----------------
             Total liabilities and shareholder's equity          $32,269,862
                                                             ----------------




The accompanying notes are an integral part of this statement of financial condition.

Man Investments (USA) Corp.
Notes to Statement of Financial Condition
------------------------------------------------------------------------------

1.   Organization

     Man Investments (USA) Corp. (the "Company"), a Delaware corporation, was formed on February 8, 2002 and is a wholly owned subsidiary of Man Investments Holdings Inc. (the "Parent"). The ultimate parent of Man Investments Holdings Inc. is Man Group plc, a United Kingdom public limited company. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company is also registered as an investment adviser with the Securities and Exchange Commission.

2.   Summary of Significant Accounting Policies

     Basis of Accounting

     The accompanying statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America.

     Cash and Cash Equivalents

     Cash and cash equivalents includes interest-bearing deposits with an affiliate in the amount of $8,675,434. The interest rate earned on deposits changes daily and was in the range between 4.4475% to 6.20625% from April 1, 2007 through December 31, 2007.

     Investments

     The Company serves as the general partner of Man-AHL Diversified Trading Company LP, ("AHL Trading Co."), Man-AHL Diversified LP ("Diversified"), Man-AHL Diversified I LP ("Diversified I"), and Man-AHL Diversified II LP ("Diversified II") (collectively, the "AHL Limited Partnerships"). Under the terms of the limited partnership agreements of AHL Trading Co., Diversified I, and Diversified II, the Company is required to maintain a capital account equal to the lesser of (a) 1.01% of the aggregate net capital contributions made to the partnership by all partners from time to time (including the general partner's capital contributions) or (b) $500,000, or as advised by counsel. The Company values its investments in the AHL Limited Partnerships at the Company's pro rata interest in the net assets of these entities, as provided by the AHL Limited Partnerships as well as annual audited financial statements. As of December 31, 2007, the Company has investments in Diversified I and Diversified II of $539,353 and $653,708, respectively. The Company is required to maintain a minimum capital contribution in Diversified as required by law. As of December 31, 2007, the Company has an investment in Diversified of $59,763.

     The Company serves as the managing member of Man Bayswater Global Investments, LLC ("Bayswater") and maintains a capital investment in Bayswater. As of December 31, 2007, the Company has an investment in Bayswater of $480,387. The Company values its investment in Bayswater at the Company's pro rata share in the net assets of this entity, as provided by Bayswater as well as annual audited financial statements.

Man Investments (USA) Corp.
Notes to Statement of Financial Condition (continued)
------------------------------------------------------------------------------


     The Company serves as the managing member of Man GEM Plus, LLC ("GEM") and maintains a capital investment in GEM. As of December 31, 2007, the Company has an investment in GEM of $2,304,664. The Company values its investment in GEM at the Company's pro rata share in the net assets of this entity, as provided by GEM as well as annual audited financial statements.

     The Company serves as the managing member of Man-AHL 130, LLC and maintains a capital investment in Man-AHL 130, LLC ("AHL 130"). As of December 31, 2007, the Company has an investment in AHL 130 of $17,802,773. The Company values its investment in AHL 130 at the Company's pro rata share in the net assets of this entity, as provided by AHL 130 as well as annual audited financial statements.

     The Company serves as the manager of Man AB Strategies AHL Trading, LLC ("AB Trading") and the managing member of Man Bayswater Trading, LLC ("Bayswater Trading"). Under the terms of the AB Trading and Bayswater Trading operating agreements, the Company shall make a contribution as determined under the Internal Revenue Code. As of December 31, 2007, the Company has an investment in Bayswater Trading of $682,795. The Company values its investment in Bayswater Trading at the Company's pro rata share in the net assets of this entity, as provided by Bayswater Trading as well as annual audited financial statements.

     The Company also serves as managing member for Man IP 220 Private, LLC, Man IP 220 Private (Series 2), LLC, Man IP 220 Private (Series 3), LLC, Man IP 220 Private (Series 4), LLC and Man IP 220 Private (Series 5), LLC (collectively, the "IP 220 Funds") and Man AB Strategies (Series 1), LLC and Man AB Strategies (Series 2), LLC (collectively the "AB Funds"). Under the terms of each Fund's operating agreement, the Company is not required to maintain a capital investment in each fund.

     The Company or an affiliate will bear the administrative expenses of AHL 130 in excess of 0.50% of its month-end net asset value during the first two fiscal years of AHL 130. Thereafter, expenses in excess of 0.50% of AHL 130's month-end net asset value will be paid by AHL 130, but may be paid by the Company or an affiliate at the Company's discretion. The Company or an affiliate is currently bearing administrative expenses of Diversified, AB AHL Trading, Bayswater Trading and AB Funds in excess of 1.00% and of GEM in excess of 0.50% of each fund's month-end net asset value but may discontinue this at its discretion.

     The Company serves as the managing member of Man Global Macro Growth & Income Fund and Man Dual Absolute Return Fund and has a $10,000 and $100,000 investment in each fund respectively. As these funds have not yet commenced trading, no change in carrying value of this investment has been recorded.

Man Investments (USA) Corp.
Notes to Statement of Financial Condition (continued)
------------------------------------------------------------------------------


     Condensed unaudited financial information of the funds in which the Company has an investment in at December 31, 2007 is as follows:



                                                                    Diversified
                                      Diversified   Diversified I        II        Bayswater
                                  ------------------------------------------------------------
Assets:
   Cash & cash equivalents              2,650,229       4,226,442     4,493,033       14,080
   Trading portfolio                   27,766,331      59,705,398   173,263,180   18,217,972
   Other assets                           807,928         605,316       300,000      217,000

     Total assets                      31,224,488      64,537,156   178,056,213   18,449,052

Liabilities                           (3,507,033)     (4,981,766)   (5,117,142)    (110,846)

Net assets                             27,717,455      59,555,390   172,939,071   18,338,206
                                  ------------------------------------------------------------
The Company's investment in
fund at December 31, 2007                  59,763         539,353       653,708      480,387
                                  ------------------------------------------------------------




                                                                                Man Global
                                                                                   Macro         Man Dual
                                                     Bayswater                    Growth &       Absolute
                                                      Trading,       Man Gem       Income         Return
                                         AHL 130        LLC            Plus         Fund           Fund
                                  -------------------------------------------------------------------------
Assets:
   Cash & cash equivalents              6,539,680             172        25,977       10,000     100,000
   Trading portfolio                   12,210,939       4,895,334    15,452,856            0           0
   Other assets                           157,961               0             0            0           0

     Total assets                      18,908,580       4,895,506    15,478,833       10,000     100,000

Liabilities                             (893,552)       (186,148)     (115,715)            0           0

Net assets                             18,015,028       4,709,359    15,363,118       10,000     100,000
                                  -----------------------------------------------------------------------

The Company's investment in
fund at December 31, 2007              17,802,773         682,795     2,304,664       10,000     100,000
                                  -----------------------------------------------------------------------

Man Investments (USA) Corp.
Notes to Statement of Financial Condition (continued)
------------------------------------------------------------------------------


     Management and Incentive Fees

     The Company earns a general partner fee equal to 1/12 of 1% on the net asset value of Diversified I, determined as of the end of each month before the deduction of that month's management fee, incentive fee, and capital withdrawals. The management fee is paid monthly in arrears.

     Diversified and Diversified II pay a management fee equal to 1/12 of 2% on the net asset values of each fund to Man-AHL (USA) Ltd., (the "Advisor") an affiliate of the Company, determined as of the end of each month before the deduction of that month's management fee, incentive fee and capital withdrawals. The management fee is paid monthly in arrears. The Advisor pays the Company 25 basis points of the 2% management fees collected from Diversified and Diversified II, monthly in arrears.

     The Company earns a management fee equal to 1/12 of 2% on each of the net asset values of Bayswater, determined as of the end of each month before the deduction of that month's management fee, profit allocation, and capital withdrawals. The management fee is paid monthly in arrears. As part of a fee sharing arrangement, the Company pays 45 basis points of the 2% management fee collected from Bayswater to Bayswater's trading advisor. Additionally, Bayswater's trading advisor pays the Company 40% of the 20% annual profit allocation earned by the trading advisor. The Company recognizes its portion of incentive fees from Bayswater's trading advisor when performance is known and the incentive fee is collectible.

     The Company earns a management fee equal to 1/12 of 2% of the month-end Net Asset Value of the Series A units in GEM and 1/12 of 1.5% of the month-end Net Asset Value of the Series B units in GEM. The management fee is paid quarterly in arrears. As part of a fee sharing arrangement, the Company pays 1% of the management fee collected from GEM to GEM's investment manager. The Company also earns an incentive fee equal to 20% of any new appreciation attributable to each Series of units. As part of a fee sharing agreement, the Company will pay the investment manager 15% of the 20% incentive fee earned. The incentive fee is paid quarterly in arrears.

     The Company earns a management fee equal to 1/12 of 2% on the net asset value of Bayswater Trading, determined as of the end of each month before the deduction of that month's management fee, incentive fee, and capital withdrawals. The management fee is paid monthly in arrears. As part of a fee sharing arrangement, the Company pays 45 basis points of the 2% management fee collected from Bayswater Trading to Bayswater's trading advisor. Additionally, Bayswater Trading's trading advisor pays the Company 40% of the 20% annual profit allocation earned by the trading advisor. The Company recognizes its portion of incentive fees from Bayswater Trading's trading advisor when performance is known and the incentive fee is collectible.

Man Investments (USA) Corp.
Notes to Statement of Financial Condition (continued)
------------------------------------------------------------------------------


     The Company earns a management fee equal to 1/12 of 1% on the net asset value of each of the IP 220 Funds and the AB Funds and 1/12 of 0.75% on the net asset value of AHL 130, determined as of the end of each month before the deduction of that month's management fee and capital withdrawals. The management fee is paid quarterly in arrears.

     Liabilities

     Accrued expenses and other liabilities consist primarily of legal expenses and bonus expense.

     Payable to affiliates represents reimbursement due for the Company's share of expenses incurred during the year.

     Tax Provision

     Income taxes are provided under the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes".

     The Company is included in the consolidated federal and state income tax returns filed by Man Investments USA Holdings Inc. Federal income taxes are determined on a separate return basis pursuant to a tax sharing agreement between the Company and Man Group USA Inc. The Company accounts for income taxes under the liability method. Under this method, deferred taxes are provided for the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when these differences are expected to reverse.

     In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB interpretation 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes." This standard defines the threshold for recognizing the benefits of tax-return positions in the financial statements as "more-likely-than not" to be sustained by the taxing authority and requires measurement of a tax position meeting the more-likely than-not criterion, based on the largest benefit that is more than 50% likely to be realized. For non-public entities, such as the Company, FIN 48 is effective as of the beginning of the first fiscal year beginning after December 15, 2007. At adoption, companies must adjust their financial statements to reflect only those tax positions that are more-likely-than-not to be sustained at the adoption date. As of December 31, 2007, the Company has not evaluated the impact that will result from adopting FIN 48.

     Use of Estimates

     The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

Man Investments (USA) Corp.
Notes to Statement of Financial Condition (continued)
------------------------------------------------------------------------------


     Contingencies

     In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Company's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, management expects the risk of loss to be remote.

     Related Party Transactions

     Man-Glenwood Inc. ("MGI"), an affiliate, provides the Company with technology support, legal and compliance as well as finance and administration services. In addition, MGI leases the office space occupied by the Company and the equipment used by the Company.

     Financial Accounting Standards Board Statement of Financial Accounting Standards No. 157

     In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, "Fair Value Measurements." This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements. SFAS No. 157 applies to fair value measurements already required or permitted by existing standards. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The changes to current generally accepted accounting principles from the application of this standard relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. As of December 31, 2007, management does not believe the adoption of SFAS No. 157 will impact the financial statement amounts; however, additional disclosures may be required.

        Man Investments (USA) Corp.

        Statement of Financial Condition

        March 31, 2007

                         Report of Independent Auditors

To the Shareholder of
Man Investments (USA) Corp.

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Man Investments
(USA) Corp. (the "Company") at March 31, 2007 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

The Company is an indirect wholly owned subsidiary of Man Investments Holdings Inc. (the "Parent"), and as disclosed in the footnotes to the statement of financial condition, has extensive transactions and relationships with the Parent and its affiliates. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

PricewaterhouseCoopers LLP

Chicago, Illinios
June 22, 2007

Man Investments (USA) Corp.
Statement of Financial Condition
March 31, 2007
--------------------------------------------------------------------------------


Assets


Cash and cash equivalents

   Cash                                                      $40,710
   Deposit with an affiliate                               1,338,092
Management and incentive fees receivable                     601,184
Investments                                                9,198,605
Other assets                                                 122,056
Receivable from affiliates                                   306,205
                                                     ----------------
         Total assets                                 $   11,606,852
                                                     ================


Liabilities and Shareholder's Equity


Payable to affiliates                                 $    1,115,756
Accrued expenses and other liabilities                       886,120
                                                     ----------------
         Total liabilities                                 2,001,876


Shareholder's equity
   Common shares, $0.01 par value (600 shares
      issued and outstanding, 1,000 shares authorized)             6
   Additional paid-in capital                              6,250,994
   Retained earnings                                       3,353,976
                                                     ----------------
Total shareholder's equity                                 9,604,976
                                                     ----------------
         Total liabilities and shareholder's
         equity                                       $   11,606,852
                                                     ================

Man Investments (USA) Corp.
Notes to Statement of Financial Condition (continued)
--------------------------------------------------------------------------------


1. Organization

   Man Investments (USA) Corp. (the "Company"), a Delaware corporation, was formed on February 8, 2002 and is a wholly owned subsidiary of Man Investments Holdings Inc. (the "Parent"). The ultimate parent of Man Investments Holdings Inc. is Man Group plc, a United Kingdom public limited company. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company is also registered as an investment adviser with the Securities and Exchange Commission.

2. Summary of Significant Accounting Policies

   Basis of Accounting

   The accompanying statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America.

   Cash and Cash Equivalents

   Cash and cash equivalents includes interest-bearing deposits with an affiliate in the amount of $1,338,092. The interest rate earned on deposits changes daily and was in the range between 5.01% to 5.73% from April 1, 2006 through March 31, 2007.

   Investments

   The Company serves as the general partner of Man-AHL Diversified Trading Company LP, ("AHL Trading Co."), Man-AHL Diversified LP ("Diversified"), Man-AHL Diversified I LP ("Diversified I"), Man-AHL Diversified II LP ("Diversified II") and Man-AHL Alpha LP ("Alpha") (collectively, the "AHL Limited Partnerships"). Under the terms of the limited partnership agreements of AHL Trading Co., Diversified I, Diversified II and Alpha, the Company is required to maintain a capital account equal to the lesser of (a) 1.01% of the aggregate net capital contributions made to the partnership by all partners from time to time (including the general partner's capital contributions) or (b) $500,000, or as advised by counsel. The Company values its investments in the AHL Limited Partnerships at the Company's pro rata interest in the net assets of these entities, as provided by the AHL Limited Partnerships as well as annual audited financial statements. As of March 31, 2007, the Company has investments in Diversified I, Diversified II and Alpha of $449,275, $530,058 and $623,594, respectively. The Company is required to maintain a minimum capital contribution in Diversified as required by law. As of March 31, 2007, the Company has an investment in Diversified of $49,283.

   The Company serves as the managing member of Man Bayswater Global Investments, LLC ("Bayswater") and maintains a capital investment in Bayswater. The Company values its investment at the Company's pro rata interest in the net assets of this entity. As of March 31, 2007, the Company has an investment in Bayswater of $602,809. The Company values its investment in Bayswater at the Company's pro rata share in the net assets of this entity, as provided by Bayswater as well as annual audited financial statements.

Man Investments (USA) Corp.
Notes to Statement of Financial Condition (continued)
--------------------------------------------------------------------------------

   The Company serves as the managing member of Man GEM Plus, LLC ("GEM") and maintains a capital investment in GEM. The Company values its investment at the Company's pro rata interest in the net assets of this entity. As of March 31, 2007, the Company has an investment in GEM of $2,625,540. The Company values its investment in GEM at the Company's pro rata share in the net assets of this entity, as provided by GEM as well as annual audited financial statements.

   The Company serves as the managing member of Man-AHL 130, LLC and has a $10,000 investment in Man-AHL 130, LLC ("AHL 130"). As AHL 130 has not yet commenced trading, no change in carrying value of this investment has been recorded.

   In connection with the anticipated offering of units of AHL 130, all of the offering and organizational costs incurred and accrued through March 31, 2007 were assumed by the Company or an affiliate. In addition, the Company or an affiliate will bear the administrative expenses of AHL 130 in excess of 0.50% of its month-end net asset value during the first two fiscal years of AHL
   130. Thereafter, expenses in excess of 0.50% of AHL 130's month-end net asset value will be paid by AHL 130, but may be paid by the Company or an affiliate at the Company's discretion. The Company or an affiliate is currently bearing administrative expenses of Diversified and GEM in excess of 1.00% and 0.50%, respectively, of its month-end net asset value but may discontinue this at its discretion.

   The Company serves as the manager of Man AB Strategies AHL Trading, LLC ("AB Trading") and the managing member of Man Bayswater Trading, LLC ("Bayswater Trading") and maintains a capital investment in AB Trading and Bayswater Trading. The Company values its investment at the Company's pro rata interest in the net assets of these entities. As of March 31, 2007, the Company has an investment in AB Trading of $772,085 and in Bayswater Trading of $3,535,961. The Company values its investment in AB Trading and Bayswater Trading at the Company's pro rata share in the net assets of this entity, as provided by AB Trading and Bayswater Trading as well as annual audited financial statements.

   The Company also serves as managing member for Man IP 220 Private, LLC, Man IP 220 Private (Series 2), LLC, Man IP 220 Private (Series 3), LLC, Man IP 220 Private (Series 4), LLC and Man IP 220 Private (Series 5), LLC (collectively, the "IP 220 Funds"). Under the terms of the IP 220 Funds' operating agreements, the Company is not required to maintain a capital investment in each of the IP 220 Funds.

Man Investments (USA) Corp.
Notes to Statement of Financial Condition (continued)
--------------------------------------------------------------------------------

   Condensed unaudited financial information of the funds the Company has an investment in at March 31, 2007 is as follows:


                                  Diversified        Diversified I     Diversified II             Alpha              Bayswater
                               -----------------  ------------------ ------------------      --------------     ------------------
Assets:
      Cash & cash equivalents            647,432           2,574,354            701,598          17,401,196                125,648
      Trading portfolio               14,194,174          34,444,738        151,969,716             324,339             19,193,648
      Other assets                        83,593             578,714            800,000                   -                750,000

         Total Assets                 14,925,199          37,597,806        153,471,314          17,725,534             20,069,296

Liabilities                            (754,822)         (3,240,332)        (1,754,619)           (121,377)              (823,615)

Net Assets                            14,170,378          34,357,473        151,716,695          17,604,157             19,245,682
                               -----------------  ------------------ ------------------      --------------     ------------------

The Company's Investment in
Fund at March 31, 2007                    49,283             449,275            530,058             623,594                602,809
                               =================  ================== ==================      ==============     ==================




                                                                            Man AB               Man
                                                                        Strategies AHL        Bayswater
                                        AHL 130        Man Gem Plus      Trading LLC         Trading LLC
                                      ----------     ---------------  -----------------    ----------------

Assets:
      Cash & cash equivalents             10,000              50,195          1,084,902           5,711,026
      Trading portfolio                        -           6,534,141         66,109,192          31,531,664

         Total Assets                     10,000           6,584,336         67,194,094          37,242,690

Liabilities                                    -           (159,159)       (65,865,098)        (31,258,363)

Net Assets                                10,000           6,425,177          1,328,996           5,984,327
                                      ----------     ---------------  -----------------    ----------------

The Company's Investment in
Fund at March 31, 2007                    10,000           2,625,540            772,085           3,535,961
                                      ==========     ===============  =================    ================


Man Investments (USA) Corp.
Notes to Statement of Financial Condition (continued)
--------------------------------------------------------------------------------

   Management and Incentive Fees

   The Company earns a general partner fee equal to 1/12 of 1% on the net asset value of Diversified I, determined as of the end of each month before the deduction of that month's management fee, incentive fee, and capital withdrawals. The management fee is paid monthly in arrears.

   Diversified and Diversified II pay a management fee equal to 1/12 of 2% on the net asset values of each fund to Man-AHL (USA) Ltd., (the "Advisor") an affiliate of the Company, determined as of the end of each month before the deduction of that month's management fee, incentive fee and capital withdrawals. The management fee is paid monthly in arrears. The Advisor pays the Company 25 basis points of the 2% management fees collected from Diversified and Diversified II, monthly in arrears.

   The Company earns a management fee equal to 1/12 of 2% on each of the net asset values of Bayswater, determined as of the end of each month before the deduction of that month's management fee, profit allocation, and capital withdrawals. The management fee is paid monthly in arrears. As part of a fee sharing arrangement, the Company pays 45 basis points of the 2% management fee collected from Bayswater to Bayswater's trading advisor. Additionally, Bayswater's trading advisor pays the Company 40% of the 20% annual profit allocation earned by the trading advisor. The Company recognizes its portion of incentive fees from Bayswater's trading advisor when performance is known and the incentive fee is collectible.

   The Company earns a management fee equal to 1/12 of 2% of the month-end Net Asset Value of the Series A units in GEM and 1/12 of 1.5% of the month-end Net Asset Value of the Series B units in GEM. The management fee is paid quarterly in arrears. As part of a fee sharing arrangement, the Company pays 1% of the management fee collected from GEM to GEM's investment manager. The Company also earns an incentive fee equal to 20% of any new appreciation attributable to each Series of units. As part of a fee sharing agreement, the Company will pay the investment manager 15% of the 20% incentive fee earned. The incentive fee is paid quarterly in arrears.

   The Company earns a management fee equal to 1/12 of 2% on the net asset value of Bayswater Trading, determined as of the end of each month before the deduction of that month's management fee, incentive fee, and capital withdrawals. The management fee is paid monthly in arrears. As part of a fee sharing arrangement, the Company pays 45 basis points of the 2% management fee collected from Bayswater Trading to Bayswater's trading advisor. Additionally, Bayswater Trading's trading advisor pays the Company 40% of the 20% annual profit allocation earned by the trading advisor. The Company recognizes its portion of incentive fees from Bayswater Trading's trading advisor when performance is known and the incentive fee is collectible.

Man Investments (USA) Corp.
Notes to Statement of Financial Condition (continued)
--------------------------------------------------------------------------------

   The Company earns a management fee equal to 1/12 of 1% on the net asset value of each of the IP 220 Funds, determined as of the end of each month before the deduction of that month's management fee and capital withdrawals. The management fee is paid quarterly in arrears.

   Liabilities

   Accrued expenses and other liabilities consist primarily of legal expenses and bonus expense.

   Payable to affiliates represents reimbursement due for the Company's share of expenses incurred during the year.

   Tax Provision

   Income taxes are provided under the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes".

   The Company will be included in the consolidated federal and state income tax returns filed by Man Group USA Inc. (an affiliate and former parent) for the period April 1, 2006 through August 31, 2006. Beginning September 1, 2006, the Company will be included in the consolidated federal and state income tax returns filed by Man Investments USA Holdings Inc. Federal income taxes are determined on a separate return basis pursuant to a tax sharing agreement between the Company and Man Group USA Inc. The Company accounts for income taxes under the liability method. Under this method, deferred taxes are provided for the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when these differences are expected to reverse.

   Use of Estimates

   The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

   Contingencies

   In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Company's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, management expects the risk of loss to be remote.

Man Investments (USA) Corp.
Notes to Statement of Financial Condition (continued)
--------------------------------------------------------------------------------

   Related Party Transactions

   Man-Glenwood Inc. ("MGI"), an affiliate, provides the Company with technology support, legal and compliance as well as finance and administration services. In addition, MGI leases the office space occupied by the Company and the equipment used by the Company.

   Subsequent Events

   The Company made an additional investment into AHL 130 of $14,990,000 on April 2, 2007. This was funded through a capital contribution from the Parent.

                                  Exhibit Index


--------------------------------------------------------------------------
Exhibit Designation       Description
-------------------       -----------

--------------------------------------------------------------------------
3.1                       Certificate of Limited Partnership of Man-AHL
                          Diversified I L.P.

--------------------------------------------------------------------------
4.1                       Third Amended Limited Partnership Agreement of
                          Man-AHL Diversified I L.P.

--------------------------------------------------------------------------
10.1 Form of Customer Agreement between E D & F Man International Inc. and Man-AHL Diversified Trading Company L.P.

-------------------------------------------------------------------------
10.2 Form of Trading Advisor Agreement between Man-AHL Diversified I L.P., Man Investments
                          (USA) Corp. and Man-AHL (USA) Limited.

--------------------------------------------------------------------------
10.3                      Form of Selling Agreement between Man
                          Investments (USA) Corp. and Man Investments
                          Inc.

--------------------------------------------------------------------------
16.1                      Letter re: Change in Certifying Accountant

--------------------------------------------------------------------------



42